As filed with the Securities and Exchange Commission on March 21, 2006
                                                     Registration No. 333-130966
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                          John Deere Receivables, Inc.

            (Exact name of Registrant as specified in their charters)


                  NEVADA                                   36-3837230
       (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                  Identification No.)
                                    Suite 600
                               1 East First Street
                               Reno, Nevada 89501
                                  775-786-5914
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                  Marc A. Howze
                                 Deere & Company
                              One John Deere Place
                           Moline, Illinois 61265-8098
                                  309-765-5799
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:



      Stuart K. Fleischmann                              Renwick D. Martin
     Shearman & Sterling LLP                             Sidley Austin LLP
       599 Lexington Avenue                              875 Third Avenue
     New York, New York 10022                        New York, New York 10022
                                 --------------
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                           Proposed        Proposed
                                                                            Maximum         Maximum
              Title of Each Class of Securities           Amount to be  Offering Price     Aggregate            Amount of
                    to be Registered (1)                   Registered       per Unit     Offering Price (2)  Registration Fee (3)
---------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes.....................................    $1,000,000       100%          $1,000,000            $107.00
---------------------------------------------------------------------------------------------------------------------------------

(1) The Asset Backed Securities will be issued by a trust established by John Deere Receivables, Inc.
(2) Estimated solely for the purpose of computing the registration fee.
(3) $107 has been previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                                    [o], 2006

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED         , 2006

                                $       o

                           John Deere Owner Trust 200X
                                 Issuing Entity

              $   o   Class A-1    o   % Asset Backed Notes
              $   o   Class A-2    o   % Asset Backed Notes
              $   o   Class A-3    o   % Asset Backed Notes
              $   o   Class A-4    o   % Asset Backed Notes
              [$  o   Class B      o   % Asset Backed Notes]

               John Deere Receivables, Inc., Seller and Depositor
              John Deere Capital Corporation, Sponsor and Servicer

         The notes represent obligations of the issuing entity only and do not represent obligations of or interests in John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company or any of their affiliates.

         The trust will own receivables consisting of agricultural, construction, forestry, commercial and/or consumer equipment retail installment sale and loan contracts secured by new and used agricultural, construction, forestry, commercial and/or consumer equipment.

         Investing in the notes involves risks. See "Risk Factors" on page S-8 of this prospectus supplement and on page 14 of the related prospectus.

                                                                   Underwriting
                                                                  Discounts and      Proceeds to   Final Payment
                                                   Price           Commissions        Depositor         Date
                                              ---------------  -------------------  ------------- ---------------
 Class A-1 Notes.........................             o  %              o  %           o   %

 Class A-2 Notes.........................             o  %              o  %           o   %

 Class A-3 Notes.........................             o  %              o  %           o   %

 Class A-4 Notes.........................             o  %              o  %           o   %

 [Class B Notes                                       o  %              o  %           o  %]

 Total...................................        $    o            $    o          $   o

         [The trust will pay interest and principal on the notes on the ____ day of each month. The first distribution date will be __________, 200__.]

         [Until the class A-1 notes are paid in full, the class A-1 notes will receive all distributions in respect of principal. After the class A-1 notes have been paid in full, principal payments on each payment date generally will be allocated between the remaining class A notes and the class B notes as described in this prospectus supplement until the outstanding principal amount of the class B notes has been reduced to (and so long as it remains at) a specified floor amount, at which time the principal that would otherwise be payable on the class B notes will be reallocated to pay principal on the class A notes.]

         [The trust will enter into an interest rate swap agreement with [ ] to hedge its floating interest rate obligations on the class [ ] notes.]

         Delivery of the notes in book-entry form only will be made on or about ______________, 200X.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus supplement is _______________, 200X.

         You should rely only on the information contained in this document or on information to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Content of Prospectus Supplement and Prospectus

         We provide information to you about the notes in two separate documents that provide varying levels of detail:

         (A) this prospectus supplement, which describes the specific terms of the notes, and

         (B) the prospectus, which provides general information, some of which may not apply to the notes.

         This prospectus supplement may be used to offer and sell the notes and may only be used if accompanied by the prospectus. This prospectus supplement and the prospectus only relate to the notes. [The certificates are not offered under these documents.]

         We include cross-references in this prospectus supplement and the prospectus to captions in these documents where you can find further related discussions. The table of contents beginning on page S-3 of this document provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms" beginning on page S-34 in this prospectus supplement and under the caption "Index of Terms" on page 51 in the prospectus.

Dealer Prospectus Delivery Obligation

         Until ______, 200X, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions. Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

                             REPORTS TO NOTEHOLDERS

         Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the receivables will be prepared by the servicer of the receivables and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the [class A notes]. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust will file with the Securities and Exchange Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the SEC.

                        TABLE OF CONTENTS (TO BE UPDATED)

                                                                            Page

SUMMARY OF TERMS.............................................................S-6
     OFFERED SECURITIES......................................................S-6
          Issuing Entity.....................................................S-6
          Seller and Depositor...............................................S-6
          Sponsor and Servicer...............................................S-6
          Sub-servicer.......................................................S-6
          Indenture Trustee..................................................S-6
          Owner Trustee......................................................S-6
          [Initial Interest Rate Swap Counterpart[y][ies]]...................S-6
          Closing Date.......................................................S-7
          Payment Dates......................................................S-7
          Interest Payments..................................................S-7
          Principal Payments.................................................S-7
          Final Payment Dates................................................S-8
          Expected Final Payment Dates.......................................S-8
          Optional Redemption................................................S-8
          Priority of Payments...............................................S-8
          Events of Default..................................................S-9
          Servicing Fee......................................................S-9
          Certificates......................................................S-10
     TRUST PROPERTY.........................................................S-10
          Receivables.......................................................S-10
          Repurchases of Receivables........................................S-11
     CREDIT ENHANCEMENT.....................................................S-11
          Subordination of Certificates.....................................S-11
          [Subordination of the Class B Notes]..............................S-11
          Reserve Account...................................................S-11
          [Interest Rate Swap Agreement[s]].................................S-12
     TAX STATUS.............................................................S-13
     ERISA CONSIDERATIONS...................................................S-13
     LEGAL INVESTMENT.......................................................S-13
     RATING OF THE SECURITIES...............................................S-13

SUMMARY OF THE FLOW FUNDS...................................................S-15

RISK FACTORS................................................................S-15

THE TRUST...................................................................S-20
          General...........................................................S-20
          Capitalization of the Trust.......................................S-21
          The Owner Trustee.................................................S-21

THE RECEIVABLES POOL........................................................S-21
          JDCC's Historical Delinquencies; Repossessions and Net Losses.....S-26
          Static Pool Information...........................................S-28

MATURITY AND PREPAYMENT CONSIDERATIONS......................................S-29
          General...........................................................S-29
          Weighted Average Lives............................................S-30

THE DEPOSITOR, THE SPONSOR AND SERVICER.....................................S-34
          John Deere Capital Corporation....................................S-34

DESCRIPTION OF THE NOTES....................................................S-35
          General...........................................................S-35
          Payments of Interest..............................................S-35
          Payments of Principal.............................................S-37
          Optional Redemption...............................................S-37
          Book Entry, Delivery and Form.....................................S-38
          Global Clearance and Settlement Procedures........................S-39
          The Indenture Trustee.............................................S-40

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........................S-40
          Sale and Assignment of Receivables................................S-40
          Accounts..........................................................S-40
          Servicing Compensation............................................S-40
          Servicing of Defaulted Receivables................................S-41
          [Optional Purchase]...............................................S-41
          Distributions.....................................................S-41
          Credit and Cash Flow Enhancement..................................S-47

[THE INTEREST RATE SWAP AGREEMENT]..........................................S-49
          The Interest Rate Swap Agreement..................................S-49
          [The Initial Interest Rate Swap Counterpart[y][ies]]..............S-51

RELATED TRANSACTIONS........................................................S-51

LEGAL PROCEEDINGS...........................................................S-51

FEDERAL INCOME TAX CONSIDERATIONS...........................................S-51
          Tax Classification of the Trust...................................S-52
          Tax Considerations for Noteholders................................S-52

CERTAIN IOWA TAX CONSIDERATIONS.............................................S-55
          Notes.............................................................S-55
          The Trust.........................................................S-55

[ERISA CONSIDERATIONS]......................................................S-56

UNDERWRITING................................................................S-57

LEGAL OPINIONS..............................................................S-58

INDEX OF TERMS..............................................................S-59

                                SUMMARY OF TERMS

         The following summary is a short, concise description of the main terms of the notes. To fully understand the offering of the notes, you will need to read this prospectus supplement and the prospectus in their entirety. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

OFFERED SECURITIES

        Class                  Aggregate
         of                    Principal                 Interest
        Notes                    Amount                    Rate
    ------------- ------------------------------------ ------------
         A-1                    $  o                      o  %
         A-2                    $  o                      o  %
         A-3                    $  o                      o  %
         A-4                    $  o                      o  %
          [B                    $  o                      o  %]

         The notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $1,000 and integral multiples of $1,000. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

Issuing Entity

         John Deere Owner Trust 200X (the "trust").

Seller and Depositor

         John Deere Receivables, Inc. (the "depositor").

Sponsor and Servicer

         John Deere Capital Corporation ( "JDCC" or the "servicer").

Sub-servicer

         The servicer will designate Deere Credit Services, Inc., a Delaware indirect wholly-owned subsidiary of Deere & Company, as its agent to service the receivables.

Indenture Trustee

         [__________________] (the "indenture trustee").

Owner Trustee

         [__________________] (the "owner trustee").

[Initial Interest Rate Swap Counterpart[y][ies]]

         The initial interest rate swap counterpart[y][ies] will be identified in the final prospectus supplement and will have the long-term credit ratings, or will be supported by entities with long-term credit ratings, set forth under "The Trust--The Initial Interest Rate Swap Counterpart[y][ies].]

Closing Date

         [__________________] , 200X.

Payment Dates

         Payments on the notes will be made on the ___ day of each calendar month (or, if not a business day, the next business day), beginning _______, 200X.

         [In addition, if any class A-1 notes remain outstanding after the payment date on o , o , a special payment date for the payment of interest and principal on the class A-1 notes will occur on o , o , and will be the final payment date for the class A-1 notes.]

Interest Payments

         The interest rate for each class of notes is specified above. [Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360. Interest on the class A-2 notes, class A-3 notes [and][,] class A-4 notes [and class B notes] will be calculated on the basis of a 360-day year of twelve 30-day months.] [Interest will not be paid on the class B notes on any payment date until all interest due on the class A notes on that payment date has been paid.]

Principal Payments

         The aggregate amount of principal payable on the notes on each payment date will generally be equal to the reduction in the note value of the receivables during a collection period less the amount allocable to payments on the certificates. The note value of the receivables is generally the present value of the unpaid scheduled payments on the receivables, discounted at [o%]

         [Until the class A-1 notes are paid in full, the class A-1 notes will receive all distributions in respect of principal. After the class A-1 notes have been paid in full, principal payments on each payment date generally will be allocated between the remaining class A notes and the class B notes as described in this prospectus supplement until the outstanding principal amount of the class B notes has been reduced to (and so long as it remains at) a specified floor amount, at which time the principal that would otherwise be payable on the class B notes will be reallocated to pay principal on the class A notes. Additionally, any shortfall in the amount of funds available for principal payments on any payment date on which both the class A notes and class B notes would otherwise be entitled to receive principal payments will reduce the principal payment on the class B notes before the principal payment on the class A notes is reduced.

         For a more detailed description of the Class B floor, see "Description of the Transfer and Servicing Agreements--Distributions."]

         Amounts allocated to payment of the principal of the class A notes will be applied in the following order of priority:

         o        first, to payment in full of the class A-1 notes;

         o        second, to payment in full of the class A-2 notes;

         o        third, to payment in full of the class A-3 notes; and

         o        fourth, to payment in full of the class A-4 notes.

         [Following an event of default and acceleration of the notes, payments (including such amounts representing any unscheduled principal payments and proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading "Description of Notes--The Indenture--Events of Default; Rights upon Event of Default") will be made, after payment of fees, ratably to the class A noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the class A notes is reduced to zero[, and thereafter to the class B noteholders until the outstanding principal balance of the class B notes is reduced to zero].

         See "Description of the Notes" and "Description of the Transfer and Servicing Agreements--Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply under certain circumstances. A collection period for a payment date is a fiscal month specified in the sale and servicing agreement, which will end prior to that payment date.

Final Payment Dates

         The principal amount of each class of notes, to the extent not previously repaid, will be payable in full on the payment date specified below:

          Class of Notes                      Final Payment Date
 ------------------------------- ---------------------------------------------
               A-1                                   o
               A-2                                   o
               A-3                                   o
               A-4                                   o
                [B                                   o]

Expected Final Payment Dates

         The principal amount of each class of notes is expected to be payable in full on the payment date specified below:

          Class of Notes                      Expected Final Payment Date
 ------------------------------- ---------------------------------------------
               A-1                                   o
               A-2                                   o
               A-3                                   o
               A-4                                   o
                [B                                   o]

Optional Redemption

         The servicer has the right to purchase the remaining receivables on any payment date when the pool balance of the receivables has become equal to or less than o% of the pool balance of the receivables as of the cut-off date. If the servicer exercises this right, the [class A] notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

Priority of Payments

         In general, the collections received in respect of the receivables in a collection period and any net investment earnings on the trust's short-term investments from amounts deposited in the collection account will be applied on the next payment date in the following amounts and the following order of priority:

         1.       [servicing fee to the servicer];

         2.       administration fee to the administrator;

         3. [any Net Swap Payments due to [the] [an] interest rate swap counterparty];

         4. interest on the class A notes [and any swap termination payments owed by the trust to the applicable interest swap counterparty pro rata based on the principal balances of the class A notes and the amount of any swap termination payments, provided that any amounts allocable to the class A notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments unpaid, if any];

         5. [interest on the class B notes] [and any swap termination payments owed by the trust to the applicable interest swap counterparty pro rata based on the principal balances of the class B notes and the amount of any swap termination payments, provided that any amounts allocable to the class B notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments unpaid, if any];

         6. interest on the certificates [and any swap termination payments owed by the trust to the applicable interest swap counterparty pro rata based on the principal balances of the certificates and the amount of any swap termination payments, provided that any amounts allocable to the certificates which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments unpaid, if any];

         7. principal on the notes in the priority described under "Description of the Notes--Payments of Principal";

         8. amount, if any, required to be deposited into the reserve account;

         9.       [servicing fee to the servicer];

         10.      principal on the certificates; and

         11.      remaining amounts, if any, to the depositor.

         See "Description of the Notes" and "Description of the Transfer and Servicing Agreements--Distributions" for additional details, including the amount of principal to be distributed, the priority of payments of principal on the notes and special priority rules that apply under certain circumstances.

Events of Default

         The indenture will provide that if an "Event of Default" occurs and is continuing, then the indenture trustee or the holders of notes representing a majority of the outstanding amount of notes may declare the unpaid principal amount of the notes and any accrued and unpaid interest thereon immediately due and payable. Such "Events of Default" include:

         (i) default in the payment of interest on any note which continues for a period of five days;

         (ii) default in the payment of the principal of or any installment of the principal of any note when due and payable;

         (iii) default in the observance and performance of certain covenants or representations which default is not cured or otherwise eliminated; and

         (iv) the occurrence of certain bankruptcy events with respect to the trust or a substantial part of the trust estate.

Servicing Fee

         The servicer will be entitled to receive a servicing fee for each collection period in an amount equal to o% per annum of the aggregate principal balance of the receivables as of the first day of the collection period, which servicing fee will be [paid before any distributions of interest or principal on the notes] [paid after payments are made to the noteholders and to the reserve account as set forth in this prospectus]. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement.

Certificates

         On the closing date, the trust will issue certificates in an aggregate principal amount of $ o (equal to approximately o % of the initial note value). The depositor will retain the entire principal amount of the certificates. The certificates will not bear interest. So long as any notes are outstanding, principal payments on the certificates on any payment date will not exceed the lesser of the unscheduled principal payments received on the receivables during the related collection period and the amount necessary to reduce the outstanding principal amount of the certificates to o % of the outstanding note value. After payment in full of the notes, principal payments in excess of the unscheduled principal payments may be made on the certificates as more fully described under "Description of the Transfer and Servicing Agreements--Distributions." However, no distributions will be made on the certificates on a payment date until all amounts payable on the notes on that payment date have been paid and all amounts, if any, required to be deposited into the reserve account have been so deposited. Furthermore, if any note is outstanding, distributions of principal on the certificates will not be made to the extent the distribution would reduce the outstanding principal balance of the certificates to an amount less than o % of the initial note value of the receivables. The certificates are not being offered hereby.

TRUST PROPERTY

         The trust will own only the following property:

         o the receivables and all monies due under the receivables on and after the cut-off date;

         o        the rights of the depositor under the purchase agreement;

         o bank accounts into which those collections are deposited and the short-term investments made from those collections;

         o security interests in the equipment financed under the receivables;

         o        the reserve account;

         o        any proceeds of repossessed equipment;

         o rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables;

         o [Net Swap Receipts and swap termination payments from the interest rate swap counterpart[y][ies];] and

         o        any proceeds of the foregoing.

Receivables

         The receivables will consist of [agricultural, construction, forestry, and commercial and consumer equipment,] retail installment sale and loan contracts secured by new and used [agricultural, construction, forestry and commercial and consumer equipment], the security interests in the equipment financed thereby and the proceeds thereof. See "The Receivables Pool" for additional information regarding the receivables. On or prior to the closing date, the trust will purchase receivables having an aggregate principal balance plus accrued interest of approximately $ o as of _____, 200X (the cut-off date).

Repurchases of Receivables

         The depositor will be obligated to repurchase any receivable from the trust if:

         o the interest of the applicable trust is materially adversely affected by a breach of any representation or warranty made by the depositor or JDCC with respect to the receivable; and

         o the breach has not been cured following the discovery by or notice to the depositor of the breach.

         JDCC will be obligated to repurchase the receivable from the depositor under the related purchase agreement contemporaneously with the depositor's repurchase from the applicable trust. The obligation of the depositor to repurchase any receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC's repurchase of the receivable. In general, the repurchase obligation will constitute the sole remedy available to noteholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus supplement.

         [In addition, consistent with its normal procedures, the servicer or the sub-servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer repurchasing the receivable for the purchase amount.]

         The depositor may repurchase receivables with an aggregate principal balance of no more than o% of the initial pool balance as of the cut-off date as described in this prospectus supplement. See "Risk Factors--Potential early payment of notes due to prepayment of receivables" and "Risk Factors--Yield on the securities could be lower than you anticipate" in the prospectus.

CREDIT ENHANCEMENT

Subordination of Certificates

         The certificates will represent fractional undivided equity interests in the trust. The initial principal balance of the certificates will be $ o (equal to approximately o % of the initial note value). The certificates will serve as credit enhancement for the notes because no distributions will be made on the certificates on a payment date until all amounts payable on the notes on that payment date have been paid and all amounts, if any, required to be deposited into the reserve account have been so deposited.

[Subordination of the Class B Notes

         The class B notes will serve as credit enhancement for all of the class A notes because:

         o no interest will be paid on the class B notes on any payment date until all of the interest due on the class A notes on such payment date has been paid;

         o no principal will be paid on the class B notes on any payment date until the principal payable on the class A notes on such payment date (other than any reallocated class B monthly principal distributable amount) has been paid; and

         o if the outstanding principal balance of the class B notes is reduced to a specified floor, so long as any class A notes remain outstanding, the principal that would otherwise be payable on the class B notes will be reallocated to pay principal on the class A notes.]

Reserve Account

         The trust will have a reserve account. Funds in the reserve account will be used to cover shortfalls in required payments on the notes [and swap payments].

         o On the closing date, $ o (equal to o % of the initial note value) will be on deposit in the reserve account.

         o As of any payment date, the reserve account will be required to equal the lesser of (a) o % of the initial note value and
                  (b) the outstanding principal balance of the [class A] notes. [However, if the specified reserve reduction trigger is met on the payment date in o, 20o, o, 20o or o, 20o, the percentage in clause (a) will be reduced to o% on such payment date and shall remain at such percentage for each payment date thereafter.]

         o On each payment date, any collections on the receivables that remain after all payments having priority in payments have been made will be applied, to the extent necessary, to increase the funds in the reserve account to the required amount.

         See "Description of the Transfer and Servicing Agreements--Reserve Account and Certificates" for a description of the required amount for the reserve account [and the specified reserve reduction trigger].

[Interest Rate Swap Agreement[s]]

         [The trust will enter into [an] interest rate swap agreement[s] with [an] [one or more] interest rate swap counterpart[y][ies] to hedge its floating rate interest obligations on the class [A-1] [A-2] [A-3] [A-4] [Class B] [notes] [certificates]. The notional amount of such interest rate swap agreement[s] will equal the outstanding principal amount of the class [A-1] [A-2] [A-3] [A-4] [Class B] [notes], as applicable.]

         [Under [the] [each] interest rate swap agreement, for each interest period, the interest rate swap counterparty's payments will be calculated based on one-month LIBOR, and the trust's payments will be calculated based on a fixed rate, as follows:]

         [Class A-1 Interest Rate Swap                          %      ]

         [Class A-2 Interest Rate Swap                          %      ]

         [Class A-3 Interest Rate Swap                          %      ]

         [Class A-4 Interest Rate Swap                          %      ]

         [Class B Interest Rate Swap                            %      ]

         [[Each] [The] interest rate swap agreement will terminate on the final scheduled maturity date for the [related class of notes] [certificates] or earlier as described in "The Interest Rate Swap Agreement[s]."]

         [To the extent that interest calculated on any payment date based on one-month LIBOR exceeds interest calculated based on the applicable stated fixed rate:]

         [the [applicable] interest rate swap counterparty will be obligated to pay an amount equal to the excess to the trust; and]

         [that payment will constitute a portion of available collections.]

         [Likewise, to the extent that interest calculated based on the applicable stated fixed rate exceeds interest calculated based on one-month LIBOR, the trust will be obligated to pay an amount equal to the excess to the [applicable] interest rate swap counterparty.]

         [Net swap payments rank higher in priority than interest payments on the notes. All swap termination payments are pro rata with interest on the class of notes to which the [applicable] interest rate swap relates and senior to other payments on the notes. The obligations of an interest rate swap counterparty will be unsecured except under the circumstances described below.]

         [For a more detailed description of the initial interest rate swap counterpart[y][ies] and the interest rate swap agreements, see "The Trust--The Initial Interest Rate Swap Counterpart[y][ies]," and "The Interest Rate Swap Agreement[s]."]

TAX STATUS

         In the opinion of Shearman & Sterling LLP, special federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as a separate entity that is an association or a publicly traded partnership taxable as a corporation. See "Federal Income Tax Considerations" and "Certain Iowa Tax Considerations" in this prospectus supplement for information regarding the application of federal and certain state tax laws to the notes and the trust.

ERISA CONSIDERATIONS

         Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus, the [class A] notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

         The class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING OF THE SECURITIES

         It is a condition to the issuance of the notes that the class A-1 notes be rated in the highest short-term rating category and that the class A-2 notes, class A-3 notes and class A-4 notes be rated in the highest long-term rating category, [and that the class B notes be rated in the "o" category,] in each case by at least two nationally recognized rating agencies, which may be Standard & Poor's Rating Services, a division of the McGraw Hill Companies Inc., Moody's Investors Service Inc. or Fitch Ratings. There can be no assurance that these ratings will not be lowered or withdrawn by a rating agency if, in the opinion of the rating agency, circumstances so warrant. JDCC has requested that each rating agency maintain ongoing surveillance of its ratings assigned to the notes in accordance with the rating agency's policy, but we cannot assure you that a rating agency will continue its surveillance of the ratings assigned to the notes. See "Risk Factors--Ratings of the Notes" in this prospectus supplement.

                          SUMMARY OF THE FLOW OF FUNDS

         The following diagram summarizes the flow of funds relating to the transactions contemplated in this prospectus supplement. Carefully read this prospectus supplement and the accompanying prospectus for a complete description of the flow of funds.


                            ------------------------    Application of collections and other
                           /                        \   available funds
                           |   Collection Account   |-------------------------------------
                           \                        /                                    |
                            ------------------------                                     v
                           ^            ^                               --------------------------------------
 --------------           /             |                               |          [Servicing Fees]          |
/              \         /              |                               --------------------------------------
| Obligors on  |      Deposit of        |                                                |
| Receivables  |      collections       |                                                v
\              /      /                 |   o  Earnings on              --------------------------------------
 --------------      /                  |      Reserve Account          |        Administrative fees         |
       |            /                   |   o  Cover shortfalls         --------------------------------------
       |           /             --------------                                          |
  Collections on  /             /              \                                         v
  receivables    /              |    Reserve   |                        --------------------------------------
       |        /               |    Account   |                        |        [Net swap payments]         |
       |       /                \              /                        --------------------------------------
       |      /                  --------------                                          |
       v     /                          ^                                                v
 --------------                          \                              --------------------------------------
/              \                          \                             |  Class a interest & swap breakage  |
|   Servicer   |                           \                            --------------------------------------
\              /                            \                                            |
 --------------                              \                                           v
                                              \                         --------------------------------------
                                               \                        |Certificate interest & swap breakage|
                                                \                       --------------------------------------
                                                 \                                       |
                                                  \                                      v
                                                   \                    --------------------------------------
                                                    \                   |         Class A principal          |
                                                     \                  --------------------------------------
                                                      \                                  |
                                                       \                                 v
                                                        \               --------------------------------------
                                                         \              |        [Class B principal]         |
                                                          \             --------------------------------------
                                                           \                             |
                                                            \                            v
                                                             \          --------------------------------------
                                                              ----------|     Replenish Reserve Account      |
                                                                        --------------------------------------
                                                                                         |
                                                                                         v
                                                                        --------------------------------------
                                                                        |          [Servicing fees]          |
                                                                        --------------------------------------
                                                                                         |
                                                                                         v
                                                                        --------------------------------------
                                                                        |       Certificates principal       |
                                                                        --------------------------------------
                                                                                         |
                                                                                         v
                                                                        --------------------------------------
                                                                        |    Remaining balance to seller     |
                                                                        --------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors and those in the prospectus under the heading "Risk Factors" in deciding whether to purchase the notes.

Limited Ability to Resell Notes             There is currently no secondary
                                            market for the notes. The
                                            underwriters currently intend to
                                            make a market in the notes, but they
                                            are not required to do so, and they
                                            may stop making a market at any
                                            time. A secondary market may not
                                            develop. If a secondary market does
                                            develop, it may not give you
                                            sufficient liquidity to allow you to
                                            resell your notes when you want to.

The Trust's Only Sources of Funds Are the   The trust's only sources of funds
Receivables and the Reserve Account         for making payments on the notes are
                                            collections on the receivables and
                                            funds in the reserve account. The
                                            notes are not guaranteed or
                                            otherwise insured by the depositor,
                                            JDCC, Deere & Company ("Deere"), any
                                            of their affiliates or any other
                                            entity.

Losses on the Receivables May Cause         Delinquencies, repossessions and net
Losses on the Notes                         losses on all receivables are
                                            affected by economic conditions
                                            generally.

                                            Delinquencies, repossessions and net
                                            losses on agricultural equipment
                                            receivables may be affected by:

                                            o   commodity market prices;

                                            o   weather conditions such as
                                                flood, drought and early frost;
                                                and

                                            o   the level of farmers' income.

                                            Delinquencies, repossessions and net
                                            losses on construction equipment
                                            receivables may be affected by:

                                            o   the level of housing starts; and

                                            o   the level of nonresidential
                                                construction.

                                            Delinquencies, repossessions and net
                                            losses on forestry equipment
                                            receivables may be affected by:

                                            o   changes in demand for forestry
                                                products; and

                                            o   prices for pulp and lumber.

                                            Delinquencies, repossessions and net
                                            losses on commercial and consumer
                                            equipment receivables may be
                                            affected by:

                                            o   the level of consumers' income;
                                                and

                                            o   the severity and timing of
                                                weather patterns.

                                            If losses are incurred on the
                                            receivables and the funds in the
                                            reserve account are not sufficient
                                            to cover the resulting shortfalls in
                                            payments due on the notes, the
                                            noteholders will incur losses on
                                            their notes. If an event of default
                                            occurs in respect of the notes, the
                                            receivables may be sold to repay the
                                            notes.

                                            Generally, when an account becomes
                                            120 days delinquent, accrual of
                                            finance income is suspended, the
                                            collateral is repossessed, or the
                                            account is designated for
                                            litigation. There can be no
                                            assurance that the delinquency,
                                            repossession and net loss experience
                                            on the receivables will be
                                            comparable to JDCC's prior
                                            experience or that new factors will
                                            not materially affect this
                                            experience in the future.

The Notes May Suffer Losses if the          To facilitate servicing and to
Interests of Other Persons in the           minimize administrative burden and
Receivables Are Superior to the Trust       expense, the servicer will be
Interest                                    appointed as custodian for the
                                            receivables by the owner trustee,
                                            but will not stamp the receivables
                                            to reflect the sale and assignment
                                            of the receivables to the trust, nor
                                            amend the financing statements, if
                                            any, filed to perfect the security
                                            interest in the equipment financed
                                            thereby (the "financed equipment")
                                            or the certificates of title, if
                                            applicable, of the financed
                                            equipment. In the case of consumer
                                            equipment receivables, the trust's
                                            security interest in the financed
                                            equipment is based on the
                                            automatically perfected purchase
                                            money security interest transferred
                                            from JDCC and the depositor. Except
                                            in limited circumstances, no
                                            financing statements are filed with
                                            respect to consumer equipment
                                            receivables.

                                            In the absence of amendments to the
                                            certificates of title, the trust may
                                            not have perfected security
                                            interests in the financed equipment
                                            securing the receivables originated
                                            in some states. In the absence of
                                            financing statements being filed
                                            with respect to consumer equipment
                                            receivables, a purchaser of the
                                            consumer equipment from the obligor
                                            may take the equipment free of the
                                            trust's security interest if the
                                            purchaser, without knowledge of the
                                            trust's security interest, buys the
                                            equipment for value and primarily
                                            for the buyer's personal, family or
                                            household purposes. The trust's not
                                            having first priority perfected
                                            security interests in some of the
                                            financed equipment subject to the
                                            receivables may affect the trust's
                                            ability to realize on the collateral
                                            securing those receivables, and thus
                                            may reduce the proceeds available to
                                            make payments on the class A notes.

The Proceeds from the Sale of Any           The net proceeds of any sale of the
Receivable May Not Cover the Principal      receivables or the related financed
and Interest Payments on the Notes          equipment following an event of
                                            default may not cover the principal
                                            and interest due on the notes. In
                                            addition, until the final payment
                                            date for a class of notes, the
                                            amount of principal required to be
                                            paid on the notes of that class is
                                            limited to the amount available for
                                            the payment. Consequently, the
                                            failure to pay principal on a class
                                            of notes will not be an event of
                                            default until the final payment date
                                            for that class of notes.

Ratings of the Notes May Be Lowered or      It is a condition to the issuance of
Withdrawn, Which Would Adversely            the class A notes that the class A-1
Affect the Value of the Affected Notes      notes be rated in the highest
                                            short-term rating category and that
                                            the class A-2 notes, class A-3 notes
                                            and class A-4 notes be rated in the
                                            highest long-term rating category [,
                                            and that the class B notes be rated
                                            at least in the "o" category], in
                                            each case by at least two nationally
                                            recognized rating agencies. A rating
                                            is not a
                                            recommendation to purchase, hold or
                                            sell securities, inasmuch as the
                                            rating does not comment as to market
                                            price or suitability for a
                                            particular investor.

                                            The ratings of the notes address the
                                            likelihood of the timely payment of
                                            interest on and the ultimate
                                            repayment of principal of the notes
                                            pursuant to their terms. There is no
                                            assurance that a rating will remain
                                            for any given period of time or that
                                            a rating will not be lowered or
                                            withdrawn entirely by a rating
                                            agency if in its judgment
                                            circumstances in the future so
                                            warrant.

                                            If a rating is subsequently lowered
                                            or withdrawn, the value of the
                                            affected notes would be adversely
                                            affected. In that event, no person
                                            or entity will be obligated to
                                            provide any additional credit
                                            enhancement. The rating of the notes
                                            is based primarily on the credit
                                            quality of the receivables, the
                                            subordination provided by the
                                            certificates and the availability of
                                            funds in the reserve account[, and,
                                            solely in the case of the class A
                                            notes, the subordination provided by
                                            the class B notes].

Delays in Processing Payments or            If JDCC were to cease acting as
Distributions on the Notes Could Occur      servicer or if Deere Credit Services
if JDCC Ceases to Act as Servicer or        were to cease acting as
Deere Credit Services Ceases to Act as      sub-servicer, delays in processing
Sub-Servicer                                payments on the receivables and
                                            information in respect thereof could
                                            occur and result in delays in
                                            payments to the noteholders.

JDCC or the Depositor May Have to           JDCC will make representations and
Repurchase Receivables                      warranties with respect to the
                                            characteristics of the receivables
                                            in the pool. In certain
                                            circumstances, JDCC and the
                                            depositor may be obligated to
                                            repurchase these receivables if
                                            these representations and warranties
                                            have been breached. In general, the
                                            repurchase obligation will
                                            constitute the sole remedy available
                                            to noteholders, the indenture
                                            trustee or the owner trustee in
                                            respect of the trust for any uncured
                                            breach. See "Description of the
                                            Transfer and Servicing
                                            Agreements--Sale and Assignment of
                                            Receivables" in this prospectus
                                            supplement.

[Payments on the Class B Notes Are          [Interest and principal payments on
Junior to Payments on the Class A Notes]    the class B notes will be junior to
                                            payments on the class A notes as
                                            follows:

                                            o   no interest will be paid on the
                                                class B notes on any payment
                                                date until all of the interest
                                                due on the class A notes on such
                                                payment date has been paid;

                                            o   no principal will be paid on the
                                                class B notes on any payment
                                                date until the principal payable
                                                on the class A notes on such
                                                payment date (other than any
                                                reallocated class B monthly
                                                principal distributable amount)
                                                has been paid; and

                                            o   if the outstanding principal
                                                balance of the class B notes is
                                                reduced to a specified floor, so
                                                long as any class A notes remain
                                                outstanding, the principal that
                                                would otherwise be payable on
                                                the class B notes will be
                                                reallocated to pay principal on
                                                the class A notes.]

[Noteholders [Securityholders] may          [The class [A-1] [A-2] [A-3] [A-4]
suffer a loss on their investment from      [B] notes bear interest at floating
interest rate fluctuations if the           rates, while the payments due under
Class [A-1] [A-2] [A-3] [A-4] [Class B]     the receivables are calculated using
notes interest rate swap[s] terminate[s]]   fixed interest rates. The trust will
                                            enter into [a separate] [an]
                                            interest rate swap for [each of] the
                                            class [A-1] [A-2] [A-3] [A-4] [B]
                                            notes to mitigate the risk
                                            associated with an increase in
                                            one-month LIBOR that results in the
                                            interest payable on such notes
                                            exceeding the amount available to
                                            make these payments.]

                                            [If [an] [the] interest rate swap is
                                            terminated or [an] [the] interest
                                            rate swap counterparty fails to
                                            perform its obligations under [an]
                                            [the] interest rate swap agreement,
                                            the noteholders will be exposed to
                                            the risk that the interest rate on
                                            the class [A-1] [A-2] [A-3] [A-4]
                                            [B] notes will be greater than the
                                            fixed rate payable by the trust
                                            under the [related] interest rate
                                            swap agreement, which could leave
                                            the trust without sufficient funds
                                            to make all required payments on the
                                            notes.]

                                            [The interest rate swap
                                            counterparty's claim for payments
                                            other than termination payments will
                                            be higher in priority than payments
                                            on the note. [Any interest rate swap
                                            counterparty's claim for termination
                                            payments will be at the same
                                            priority with interest on the class
                                            of notes.] If there is a shortage of
                                            funds available on any payment date,
                                            you may experience delays and/or
                                            reductions in the interest and
                                            principal payments on your notes.]

                                            The interest rate swap[s] generally
                                            may not be terminated except upon
                                            (a) failure of either party to make
                                            payments when due, (b) insolvency of
                                            either party, (c) illegality, (d) an
                                            acceleration of the Notes resulting
                                            from an event of default under the
                                            indenture, (e) the liquidation of
                                            the trust's assets by the indenture
                                            trustee, (f) the making of an
                                            amendment or supplement to the
                                            indenture or any of certain other
                                            transaction documents that affects
                                            such interest rate swap agreement
                                            without the consent of the interest
                                            rate swap counterparty, which
                                            consent will not be unreasonably
                                            withheld, or (g) certain tax
                                            consequences arising from (i)
                                            administrative or judicial
                                            procedures, (ii) changes in tax law
                                            or (iii) certain mergers and asset
                                            transfers.

                                            Depending on market interest rates
                                            prevailing at the time of the
                                            termination, a termination payment
                                            may be due to the trust or to the
                                            interest rate swap counterparty. The
                                            amount of any such termination
                                            payment will be based on the market
                                            value of the interest rate swap
                                            which may be positive or negative
                                            for the trust. Any such termination
                                            payment could, if market interest
                                            rates or other conditions have
                                            changed materially, be substantial.
                                            A payment due to the interest rate
                                            swap counterparty would be made by
                                            the trust out of funds that would
                                            otherwise be available to make
                                            payments on the notes. To the extent
                                            not paid by a replacement interest
                                            rate swap counterparty, any swap
                                            termination payments would be paid
                                            from available funds on the same
                                            priority level with payments of
                                            interest on the class of notes to
                                            which the [applicable] interest rate
                                            swap relates, and will reduce the
                                            amount of funds available for
                                            payments of interest and principal
                                            on the notes.

                                            [If the interest rate swap
                                            counterparty fails to make a
                                            termination payment owed to the
                                            trust, the trust may not be able to
                                            enter into a
                                            replacement interest rate swap, and,
                                            to the extent the interest rate on
                                            the floating rate class [A-1] [A-2]
                                            [A-3] [A-4] [Class B] notes[, as
                                            applicable,] exceeds the fixed rate
                                            the trust would have been required
                                            to pay the swap counterparty under
                                            such interest rate swap, the amount
                                            available to pay principal of and
                                            interest on the notes will be
                                            reduced. If [an] [the] interest rate
                                            swap is terminated and no
                                            replacement swap is entered into,
                                            you may experience delays and/or
                                            reductions in the interest and
                                            principal payments on your notes.]

[Optional Purchase Right of the             The exercise by the depositor of its
Depositor Could Create Reinvestment         optional right to purchase
Risk and Affect the Yield of the Notes      receivables with an aggregate
                                            principal balance of no more than
                                            [o]% of the initial pool balance as
                                            of the cut-off date as described in
                                            this prospectus supplement could
                                            affect the weighted average lives of
                                            the notes and the yield to maturity.
                                            See "Risk Factors--Potential early
                                            payment of notes due to prepayment
                                            of receivables" and "Risk
                                            Factors--Yield on the securities
                                            could be lower than you anticipate"
                                            in the prospectus.]

Bankruptcy or Insolvency of JDCC            As described herein, JDCC will
Could Result in Delays or Reductions in     transfer the receivables to the
Payments on the Notes                       depositor in a transaction that is
                                            intended to be treated as a "true"
                                            or legal sale under applicable law.
                                            However, the transfer of the
                                            receivables by the depositor to the
                                            trust will be treated as a secured
                                            financing rather than as a sale for
                                            accounting purposes. Therefore,
                                            since the depositor is consolidated
                                            with JDCC for financial reporting
                                            purposes, the receivables and income
                                            therefrom will be reflected as such
                                            in the consolidated financial
                                            statements of JDCC. As described
                                            under "Risk Factors--Bankruptcy of
                                            JDCC could result in delays or
                                            reductions in payments on the
                                            securities" in the prospectus, the
                                            depositor has taken steps in
                                            structuring the sale of the
                                            receivables to the trust so that the
                                            voluntary or involuntary application
                                            for relief by JDCC under the U.S.
                                            Bankruptcy Code or other insolvency
                                            laws will not result in the
                                            consolidation of the assets and
                                            liabilities of the depositor with
                                            those of JDCC in an insolvency
                                            proceeding. Notwithstanding the
                                            foregoing, it is possible that a
                                            court in an insolvency proceeding
                                            involving JDCC could determine to
                                            disregard the true sale of the
                                            receivables or, at a minimum,
                                            reexamine the facts and
                                            circumstances relating to such sale
                                            in an effort to nullify such sale
                                            and deem the receivables to continue
                                            to be part of JDCC's consolidated
                                            assets for bankruptcy purposes. Any
                                            such action could result in the
                                            trust's no longer having sole and
                                            exclusive right to the receivables
                                            and proceeds thereof or in delays
                                            in, or reductions of, amounts
                                            available to make payments on the
                                            notes.

                                    THE TRUST

General

         The issuing entity, John Deere Owner Trust 200X, will be a statutory trust formed under the laws of the State of Delaware under a trust agreement between the depositor and the owner trustee for the transactions described in this prospectus supplement. The fiscal year end of the issuing entity will be o. After its formation, the trust will not engage in any activity other than:

         o acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets;

         o        issuing the notes;

         o [making Net Swap Payments and swap termination payments pursuant to the interest rate swap agreement[s];]

         o        making payments on the notes;

         o issuing and making payments on the certificates representing beneficial equity interests in that trust; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected with those activities.

         The depositor will retain the certificates. The issuance of the certificates and the proceeds from the initial sale of the notes will be used by the trust to purchase the receivables from the depositor pursuant to the sale and servicing agreement among the trust, the depositor and the servicer. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the notes. [The sale of the receivables by the depositor to the trust will be treated as a secured financing rather than a sale for accounting purposes]. The servicer will initially service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. The servicer will designate Deere Credit Services, Inc., an indirect wholly owned subsidiary of Deere & Company, as its agent to service the receivables as sub-servicer at the servicer's expense. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement. To facilitate servicing and to minimize the administrative burden and expense, the servicer will be appointed custodian for the receivables by the trust, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby or the certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. In the case of consumer equipment receivables, the trust's security interest in the financed equipment is based on the automatically perfected purchase money security interest transferred from JDCC and the depositor. Except in limited circumstances, no financing statements are filed with respect to consumer equipment receivables. In the absence of financing statements being filed with respect to consumer equipment receivables, a purchaser of the consumer equipment from the obligor may take the equipment free of the trust's security interest if the purchaser, without knowledge of the trust's security interest, buys the equipment for value and primarily for the buyer's personal, family or household purposes. See "Certain Legal Aspects of the Receivables" in the prospectus.

         If the protection provided to the investment of the noteholders by the availability of funds in the reserve account is insufficient, the trust must rely solely on payments from or on behalf of the obligors on the receivables and the proceeds from the repossession and sale of the financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust's not having first priority perfected security interests or perfected purchase money security interests in some of the financed equipment subject to the receivables, may affect the trust's ability to realize on the collateral securing those receivables, and may reduce the proceeds available to make payments on the notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve

Account and Certificates" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the prospectus.

         The trust's fiscal year-end is o of each year and its principal offices are in o , in care of o , as owner trustee, at the address listed below under "--The Owner Trustee" in this prospectus supplement.

Capitalization of the Trust

         The following table illustrates the capitalization of the trust as of the cut-off date as if the issuance of the notes and the certificates had taken place on that date:


Class A-1       o  % Asset Backed Notes.........................................................$        o
Class A-2       o  % Asset Backed Notes.........................................................         o
Class A-3       o  % Asset Backed Notes.........................................................         o
Class A-4       o  % Asset Backed Notes.........................................................         o
[Class B         o  % Asset Backed Notes........................................................         o]
                                                                                                --------------------
Certificates                                                                                             o
                                                                                                --------------------

           Total................................................................................$       o
                                                                                                ====================

The Owner Trustee

         o will be the owner trustee under the trust agreement. o is a [banking corporation] [national banking association] and its principal offices are located at o . The owner trustee has provided owner trustee services since o and as of December 31, o, o was acting as owner trustee with respect to over o issuances of securities, including mortgage-backed securities and asset-backed securities. o has acted as owner trustee of equipment lease-backed securities since o. The owner trustee has frequently acted as owner trustee for an issuing trust in securitizations of retail agricultural, construction, forestry, commercial and consumer equipment receivables. The owner trustee's liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the owner trustee set forth in the trust agreement and the sale and servicing agreement. The depositor shall pay the fees of the owner trustee and shall reimburse it for certain liabilities and expenses. [The owner trustee is an affiliate of o , one of the underwriters and an affiliate of o , which is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.]


                              THE RECEIVABLES POOL

         The receivables described in this prospectus supplement were purchased by JDCC from the sales companies, described below, which either originated the receivables in the ordinary course of business in connection with retail sales by the dealers or, in limited instances, acquired the receivables from the dealers in the ordinary course of business. The large majority of the aggregate principal balance of the receivables represents financing of new and used equipment manufactured or distributed by John Deere. The receivables consist of agricultural, construction, forestry, commercial and/or consumer equipment retail installment sale and loan contracts secured by new and used agricultural, construction, forestry, commercial and/or consumer equipment. John Deere categorizes its agricultural equipment receivables, construction equipment receivables, forestry equipment receivables and commercial and consumer equipment receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract. Based on this system, the receivables in the pool consist exclusively of o equipment receivables and o equipment receivables. However, each receivable could be secured by more than one of the above types of equipment as financed equipment. JDCC purchases contracts in accordance with its credit standards, which include the following criteria:

         o        the buyer's ability to repay the obligation;

         o        the buyer's credit history; and

         o        the buyer's downpayment on the financed equipment.

         The sales companies include Deere and John Deere Construction & Forestry Company. The depositor will purchase the receivables from JDCC pursuant to a purchase agreement and sell them to the trust pursuant to the sale and servicing agreement.

         The receivables were selected from JDCC's portfolio by several criteria, including, as of the cut-off date, the following. Except as described under "Certain Legal Aspects of the Receivables" in the prospectus, each receivable:

         o        was originated in the United States;

         o        has an obligor that has a mailing address in the United
                  States;

         o        has a fixed interest rate ("APR");

         o is secured by a perfected first priority security interest in the financed equipment;

         o        has a scheduled maturity not later than o , 200X;

         o provides for scheduled payments that fully amortize the amount financed;

         o        has an outstanding principal balance of at least $500; and

         o        is not more than 89 days past due.

         No single obligor on the receivables accounted for more than [ ]% of the receivables. As of the cut-off date, no obligor on any receivable was noted in the related records of the servicer or the sub-servicer as having filed for bankruptcy. No selection procedures believed by JDCC or the depositor to be adverse to the noteholders were used in selecting the receivables.

         Each receivable provides for fixed payments on a monthly, quarterly, semiannual, annual or other basis. Most receivables relating to agricultural equipment pay on an annual basis and most other receivables pay on a monthly basis. The fixed payments provided for under each receivable are sufficient to amortize fully the amount financed and pay finance charges over the original term of the receivable.

         [The financed equipment securing a receivable of an obligor held by the trust may also secure, through cross-collateralization provisions, other receivables of the same obligor originated by Deere, John Deere Construction & Forestry Company or certain affiliates, which may consist of equipment retail installment contracts or other receivables such as revolving loans, and which receivables, if equipment retail installment contracts, may or may not be included in the trust. Under the purchase agreement, JDCC will represent, subject to certain limitations, that each of the trust's receivables is secured by a perfected purchase money security interest in the related financed equipment. A perfected purchase money security interest in financed equipment would be senior to any security interest in such financed equipment arising under any such cross-collateralization provision.]

         The composition of the receivables and the distribution of the receivables by APR, equipment type, payment frequency, current principal balance plus accrued interest, and the geographic distribution, all as of the cut-off date, are set forth in the following tables. For purposes of the data in the following tables only, aggregate balances of the receivables have been calculated as the sum of the principal balances of the receivables plus accrued interest thereon as of the cut-off date. Totals may not add to 100% due to rounding.

                         Composition of the Receivables

   Weighted
   Average
    APR of                                   Weighted Average      Weighted Average
 Receivables    Aggregate      Number of      Remaining Term        Original Term            Average Balance
   (Range)       Balance      Receivables         (Range)              (Range)                   (Range)
------------- ------------- -------------- --------------------- ---------------------- --------------------------
     o%             $o             o            o    months          o     months                  $o
   ( o% to                                 (  o  to o months)(1) (  o  to o months)(1)        ($    o   to
     o%)                                                                                       $    o    )

--------------------
(1) Based on scheduled payments and assuming no prepayments.


                                           Accrued       Credit
            Average Original Balance       Interest     Scores(1)
          ---------------------------- --------------- -----------
                  $    o                     $    o      o
                  ($   o to                           (  o to
                  $    o )                               o)
--------------------
(1) Credit scores relate to the FICO score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO score a person can receive is 850 and the lowest 300. [ ]% of the total amount of principal outstanding in the pool did not contain a FICO credit score and thus was excluded from the calculation.

                     Distribution of the Receivables by APR

                                                                                                     Percent of
                                                                    Number of       Aggregate        Aggregate
APR Range                                                          Receivables       Balance          Balance
---------------------------------------------------------------- --------------- --------------- --------------------
Less than 4.00%...............................................          o        $       o            o      %
  4.00 to  4.99...............................................          o                o            o
  5.00 to  5.99...............................................          o                o            o
  6.00 to  6.99...............................................          o                o            o
  7.00 to  7.99...............................................          o                o            o
  8.00 to  8.99...............................................          o                o            o
  9.00 to  9.99...............................................          o                o            o
 10.00 to 10.99................................................         o                o            o
 11.00 to 11.99................................................         o                o            o
 12.00 to 12.99................................................         o                o            o
 13.00 to 13.99................................................         o                o            o
 14.00 to 14.99................................................         o                o            o
 15.00 to 15.99................................................         o                o            o
 More than 15.99...............................................         o                o            o
                                                                 --------------- --------------- --------------------
                  Total.......................................                   $       o          100.00    %
                                                                 =============== =============== ====================

                Distribution of the Receivables by Equipment Type

                                                                                                    Percent of
                                                                  Number of        Aggregate         Aggregate
Type(1)                                                          Receivables        Balance           Balance
------------------------------------------------------------- ---------------- ----------------- --------------------
Agricultural
       New..................................................          o        $      o                 o      %
       Used.................................................          o               o                 o
Construction [and Forestry]
       New..................................................          o               o                 o
       Used.................................................          o               o                 o
[Commercial and Consumer]
       New..................................................          o               o                 o
       Used.................................................          o               o                 o
                                                              ---------------- ----------------- --------------------
              Total.........................................          o        $      o               100.00   %
                                                              ================ ================= ====================

__________________
(1) John Deere categorizes its receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract.

              Distribution of the Receivables by Payment Frequency


                                                                                                     Percent of
                                                                     Number of      Aggregate        Aggregate
                            Frequency                               Receivables      Balance          Balance
----------------------------------------------------------------- -------------- ---------------- ------------------
Annual......................................................              o      $      o                o%
Semiannual..................................................              o             o                o
Quarterly...................................................              o             o                o
Monthly.....................................................              o             o                o
Other.......................................................              o             o                o
                                                                  -------------- ---------------- ------------------
                  Total.....................................              o      $      o              100.00%
                                                                  ============== ================ ==================


               Distribution of the Receivables by Current Balance

                                                                                                     Percent of
                                                                     Number of       Aggregate       Aggregate
Current Balance Range                                               Receivables       Balance         Balance
----------------------------------------------------------------- --------------- --------------- -----------------
$   500 --  $  10,000..........................................           o        $      o              o%
10,001 --      20,000..........................................           o               o              o
20,001 --      30,000..........................................           o               o              o
30,001 --      40,000..........................................           o               o              o
40,001 --      50,000..........................................           o               o              o
50,001 --      60,000..........................................           o               o              o
60,001 --      70,000..........................................           o               o              o
70,001 --      80,000..........................................           o               o              o
80,001 --      90,000..........................................           o               o              o
90,001 --     100,000..........................................           o               o              o
100,001 --    200,000..........................................           o               o              o
200,001 and above..............................................           o               o              o
                                                                  --------------- --------------- -----------------
                  Total.......................................            o        $      o            100.00%
                                                                  =============== =============== =================

                                                                                                     Percent of
                                                                     Number of       Aggregate       Aggregate
Current Balance Range                                               Receivables       Balance         Balance
----------------------------------------------------------------- --------------- --------------- -----------------


              Distribution by Delinquency Status of the Receivables
                              as of the Cutoff Date

                                                                                                   2005
                                                                                           ---------------------
                                                                                            Number     Dollars
                                                                                           ----------  ---------
Number of Contracts and Loans/ Principal Amounts Outstanding
Delinquencies(1)
      30-59 days
      60 days or more
TOTAL
Delinquencies(2)
      30-59 days
      60 days or more
                                                                                           ----------  ---------
TOTAL
                                                                                           ==========  =========

_______________________

(1) The aggregate principal balance column represents the aggregate principal balance of all receivables which are 30 or more days past due, including receivables in repossession.

(2) As a percent of the number of receivables or principal amount outstanding, as applicable.

                   Geographic Distribution of the Receivables

                                                                                                   Percent of
                                                                  Number of       Aggregate         Aggregate
State(1)                                                         Receivables       Balance           Balance
-------------------------------------------------------------- --------------- ----------------- -----------------
Alabama..............................................                 o         $      o              o%
Alaska...............................................                 o                o              o
Arizona..............................................                 o                o              o
Arkansas.............................................                 o                o              o
California...........................................                 o                o              o
Colorado.............................................                 o                o              o
Connecticut..........................................                 o                o              o
Delaware.............................................                 o                o              o
District of Columbia.................................                 o                o              o
Florida..............................................                 o                o              o
Georgia..............................................                 o                o              o
Hawaii...............................................                 o                o              o
Idaho................................................                 o                o              o
Illinois.............................................                 o                o              o
Indiana..............................................                 o                o              o
Iowa.................................................                 o                o              o
Kansas...............................................                 o                o              o
Kentucky.............................................                 o                o              o
Louisiana............................................                 o                o              o
Maine................................................                 o                o              o
Maryland.............................................                 o                o              o
Massachusetts........................................                 o                o              o
Michigan.............................................                 o                o              o
Minnesota............................................                 o                o              o

                                                                                                   Percent of
                                                                  Number of       Aggregate         Aggregate
State(1)                                                         Receivables       Balance           Balance
-------------------------------------------------------------- --------------- ----------------- -----------------
Mississippi..........................................                 o                o              o
Missouri.............................................                 o                o              o
Montana..............................................                 o                o              o
Nebraska.............................................                 o                o              o
Nevada...............................................                 o                o              o
New Hampshire.................................................        o                o              o
New Jersey....................................................        o                o              o
New Mexico....................................................        o                o              o
New York......................................................        o                o              o
North Carolina................................................        o                o              o
North Dakota..................................................        o                o              o
Ohio..........................................................        o                o              o
Oklahoma......................................................        o                o              o
Oregon........................................................        o                o              o
Pennsylvania..................................................        o                o              o
Rhode Island..................................................        o                o              o
South Carolina................................................        o                o              o
South Dakota..................................................        o                o              o
Tennessee.....................................................        o                o              o
Texas.........................................................        o                o              o
Utah..........................................................        o                o              o
Vermont.......................................................        o                o              o
Virginia......................................................        o                o              o
Washington....................................................        o                o              o
West Virginia.................................................        o                o              o
Wisconsin.....................................................        o                o              o
Wyoming.......................................................        o                o              o
                                                               --------------- ----------------- -----------------

                  Total.......................................        o         $      o              100.00%
                                                               =============== ================= =================

-------------------
(1) Based on billing addresses of obligors.


         [If 10% or more of the pool assets are or will be located in any one state or other geographic region, any economic or other factors specified to such state or region that may materially impact the pool assets or pool asset cash flows will be described.]

JDCC's Historical Delinquencies; Repossessions and Net Losses

         Set forth below is certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on its entire portfolio of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables. The division of the receivables in the pool among [agricultural, construction, forestry and commercial and consumer] equipment differs from the division in JDCC's entire portfolio. For factors that have affected JDCC's delinquencies, repossessions and net losses in the past and are expected to do so in the future, see "Risk Factors--Losses on the Receivables May Cause Losses on the Notes" in this prospectus supplement.

                             Delinquency Experience

                                                     At October 31,                                 At o
                               -----------------------------------------------------------------------------------
                                 200[ ]      200[ ]      200[ ]      200[ ]      200[ ]       200[ ]      200[ ]
                               ---------
 Number of Contracts
----------------------------
 Gross portfolio..............      o           o           o           o           o            o           o
 Period of delinquency........
      31-59 Days..............      o           o           o           o           o            o           o
      60+ Days................      o           o           o           o           o            o           o
                               ---------- ----------- ----------- ------------ ------------- ---------- ----------
          Total delinquencies       o           o           o           o           o            o           o
                               ========== =========== =========== ============ ============= ========== ==========

 Total delinquencies as a
      percent of gross
      portfolio...............      o  %        o  %        o  %        o  %        o  %         o  %        o  %

 Face Amount of
 Contracts(1):                                                (Dollars in Millions)
----------------------------
 Gross portfolio..............$     o     $     o     $     o     $     o     $     o      $     o     $     o
 Period of delinquency........
      31-59 Days..............$     o     $     o     $     o     $     o     $     o      $     o     $     o
      60+ Days................      o           o           o           o           o            o           o
                               ---------- ----------- ----------- ------------ ------------- ---------- ----------

          Total delinquencies $     o     $     o     $     o     $     o     $     o      $     o     $     o
                               ========== =========== =========== ============ ============= ========== ==========

 Total delinquencies as a
      percent of gross
      portfolio...............      o  %        o  %        o  %        o  %        o  %         o  %        o  %

--------------------
(1) Face amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that continued to be serviced by Deere Credit Services.


                     Credit Loss/Repossession Experience(1)

                                                                                                   o Months Ended
                                                     Year Ended October 31,                              o  ,
                                   ---------------------------------------------------------- ----------------------
                                     200[ ]      200[ ]      200[ ]      200[ ]      200[ ]     200[  ]     200[  ]
                                                                                                (5)         (5)
                                                                  (Dollars in Millions)
Total [agricultural,
construction, forestry,
commercial and consumer]:
----------------------------
Average gross portfolio
    managed during the
    period(2)..............        $     o     $     o     $     o     $     o     $     o      $     o     $     o
Repossessions as a percentage of
    average gross portfolio
    managed(2).............              o  %        o  %        o  %        o  %        o  %         o  %        o  %
Net losses as a percentage of
    average gross portfolio
    managed(3).............              o  %        o  %        o  %        o  %        o  %         o  %        o  %
Net losses as a percentage of
    liquidations(3)(4).....              o  %        o  %        o  %        o  %        o  %         o  %        o  %

--------------------
(1) Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges.
(2) Average gross portfolio managed includes [agricultural, construction, forestry, commercial and consumer] equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All of these retail notes are serviced by Deere Credit Services.
(3) Net losses are equal to the aggregate net balances of all contracts that are determined to be uncollectible and liquidated, or uncollectible and written off, less any recoveries (before giving effect to any recoveries relating to dealer reserves). Dealer reserves in respect of the receivables are not available to the trust.
(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.
(5) Rates have been annualized. Annualized rates are not necessarily indicative of experience for a full year.

Static Pool Information

         [Set forth below is certain static pool information regarding delinquencies, cumulative losses and prepayment for JDCC's prior securitized pools of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables in the past five years.

                                          John Deere Capital Corporation
                                                 Cumulative Losses
                                                 As of [ ], 20[ ]

Month                 JDOT [    ]         JDOT [    ]         JDOT [    ]        JDOT [    ]         JDOT [    ]
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
1                     o    %              o    %              o    %             o    %              o    %
2                     o    %              o    %              o    %             o    %              o    %
3                     o    %              o    %              o    %             o    %              o    %
4                     o    %              o    %              o    %             o    %              o    %
5                     o    %              o    %              o    %             o    %              o    %
6                     o    %              o    %              o    %             o    %              o    %
[    ]                o    %              o    %              o    %             o    %              o    %

                                          John Deere Capital Corporation
                             60+ Day Delinquencies as a Percent of Ending Pool Balance
                                                 As of [ ], 20[ ]

Month                 JDOT [    ]         JDOT [    ]         JDOT [    ]        JDOT [    ]         JDOT [    ]
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
1                     o    %              o    %              o    %             o    %              o    %
2                     o    %              o    %              o    %             o    %              o    %
3                     o    %              o    %              o    %             o    %              o    %
4                     o    %              o    %              o    %             o    %              o    %
5                     o    %              o    %              o    %             o    %              o    %
6                     o    %              o    %              o    %             o    %              o    %
[    ]                o    %              o    %              o    %             o    %              o    %

                                          John Deere Capital Corporation
                                           Cumulative Prepayment History
                                                 As of [ ], 20[ ]

Month                 JDOT [    ]         JDOT [    ]         JDOT [    ]        JDOT [    ]         JDOT [    ]
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
1                     o    %              o    %              o    %             o    %              o    %
2                     o    %              o    %              o    %             o    %              o    %
3                     o    %              o    %              o    %             o    %              o    %
4                     o    %              o    %              o    %             o    %              o    %
5                     o    %              o    %              o    %             o    %              o    %
6                     o    %              o    %              o    %             o    %              o    %
[    ]                o    %              o    %              o    %             o    %              o    %

         The following table sets forth a summary of certain information relating to the original characteristics of JDCC's prior securitized pools of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables in the past five years.

                                    Characteristics of Prior Securitized Pools

                                              JDOT [ ]    JDOT [    ]   JDOT [    ]   JDOT [    ]   JDOT [    ]
                                            ------------- ------------- ------------- ------------- -------------
                                                                    (Dollars in Millions)

 Total [agricultural, construction,
 forestry, commercial and consumer]:

Total Number of Pool Assets...............     $    o         $    o        $    o        $    o        $    o
Total Original Pool Balance...............     $    o         $    o        $    o        $    o        $    o
Initial Pool Balance......................     $    o         $    o        $    o        $    o        $    o
Weighted Average Interest Rate............        o%             o%            o%            o%            o%
Weighted Average Original Term............         o             o             o             o              o
Weighted Average Remaining Term...........         o             o             o             o              o
Weighted Average Credit Score of                   o             o             o             o              o
Obligors(1)...............................
Range of Credit Scores of Obligors(1).....         o             o             o             o              o
[Agricultural]............................        o%             o%            o%            o%            o%
[Construction]............................        o%             o%            o%            o%            o%
[Forestry]................................        o%             o%            o%            o%            o%
[Commercial and Consumer].................        o%             o%            o%            o%            o%

--------------------
(1) Credit scores relate to the FICO score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO score a person can receive is 850 and the lowest 300. [ ]% of the total amount of principal outstanding in the pool did not contain a FICO credit score and thus was excluded from the calculation.


         [Certain static pool information regarding delinquencies, cumulative losses and prepayment for JDCC's prior securitized pools of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables in the past five years, as well as a summary of certain information relating to the original characteristics of JDCC's prior securitized pools of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables that are subject to an interest rate cap arrangement) in the past five years is available at [JDCC]'s Internet web site at http://www.[ ]. This static pool data is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by JDCC. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the trust's receivables. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the trust's receivables will perform in the same way that any of those pools has performed.]



                     MATURITY AND PREPAYMENT CONSIDERATIONS

General

         All the receivables in the pool will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the notes. Prepayment includes:

         o        voluntary prepayments;

         o        liquidations due to default; and

         o        receipts of proceeds from insurance policies.

         The "weighted average life" of a debt instrument means the average amount of time in which each dollar of principal is repaid. The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. The amount of prepayments on agricultural equipment installment sale and loan contracts similar to the receivables has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase specific receivables pursuant to the purchase agreement, the depositor is obligated to repurchase specific receivables pursuant to the sale and servicing agreement, and the servicer is obligated to purchase specific receivables pursuant to the sale and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the prospectus. [Additionally, the depositor has a separate optional purchase right to purchase receivables with an aggregate principal balance of no more than [ ]% of the initial pool balance as of the cut-off date. See "Description of the Transfer and Servicing Agreements--Optional Purchase."] Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables than is expected by a noteholder will be borne entirely by the noteholder. See also "Description of the Notes--Optional Redemption" regarding the servicer's option to purchase the receivables when the pool balance is [ ]% or less of the pool balance as of the cut-off date. This purchase would result in the redemption of the [class A] notes that are outstanding.

Weighted Average Lives

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on retail installment contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages S-o and S-o have been prepared on the basis of certain assumptions, including that:

         o        all of the receivables have an APR of o %;

         o        the initial note value is equal to $ o ;

         o the receivables prepay in full at the specified monthly CPR, with no repurchases or optional purchases, and no optional redemption unless specified;

         o each scheduled payment on the receivables is made on the last day of each collection period;

         o distributions are made on each payment date in accordance with the description set forth under "Description of the Transfer and Servicing Agreements--Distributions"; and

         o        the closing date is ______ , 200X.

         The tables indicate, on the basis of the foregoing assumptions, the weighted average life of each class of notes and the percentage of the initial principal balance of each class of notes that would be outstanding after each of the payment dates shown at various CPR percentages.

         The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-o and S-o. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Moreover, the diverse terms of receivables could produce slower or faster principal distributions than indicated in the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the receivables will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

          Percentage of Initial Principal Amount of the Class A Notes at Various CPR Percentages

                                                          Class A-1 Notes                       Class A-2 Notes
                                                 ------------------------------------ -------------------------------------
Payment Date                                      0%     13%    15%     17%    19%     0%     13%     15%    17%     19%
------------------------------------------------ ------ ------ ------- ------ ------- ------ ------- ------ ------- -------
Closing Date................................     100     100    100     100    100     100    100     100    100     100
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
                                                   o       o      o       o      o       o      o       o      o       o
Weighted average life without optional
  redemption (years)(1)................            o       o      o       o      o       o      o       o      o       o
Optional redemption date...............          n/a     n/a    n/a     n/a    n/a     n/a    n/a     n/a    n/a     n/a
Weighted average life with optional redemption
  (years)(2)...........................          n/a     n/a    n/a     n/a    n/a     n/a    n/a     n/a    n/a     n/a

------------------------
(1) The weighted average life of a class A-1 note or a class A-2 note is determined by: (a) multiplying the amount of each principal payment on the applicable class A note by the number of years from the date of issuance of the class A note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the class A note.
(2) To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than [ ]% of the initial note value under the assumptions (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement).


         This table has been prepared based on the assumptions described on page S-o (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     Percentage of Initial Principal Amount of the Class A Notes at Various
                                 CPR Percentages

                                                          Class A-3 Notes                       Class A-4 Notes
                                                 ------------------------------------ -------------------------------------
Payment Date                                      0%     13%    15%     17%    19%     0%     13%     15%    17%     19%
------------------------------------------------ ------ ------ ------- ------ ------- ------ ------- ------ ------- -------
Closing Date................................     100     100    100     100    100     100    100     100    100     100
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o

                                                          Class A-3 Notes                       Class A-4 Notes
                                                 ------------------------------------ -------------------------------------
Payment Date                                      0%     13%    15%     17%    19%     0%     13%     15%    17%     19%
------------------------------------------------ ------ ------ ------- ------ ------- ------ ------- ------ ------- -------
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
                                                  o       o      o       o      o       o      o       o      o       o
Weighted average life without optional
  redemption (years)(1)................           o       o      o       o      o       o      o       o      o       o
Optional redemption date...............         n/a     n/a    n/a     n/a    n/a       o      o       o      o       o
Weighted average life with optional
  redemption (years)(2)................         n/a     n/a    n/a     n/a    n/a       o      o       o      o       o

--------------------
(1) The weighted average life of a class A-3 note or a class A-4 note is determined by: (a) multiplying the amount of each principal payment on the applicable class A note by the number of years from the date of issuance of the class A note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the class A note.
(2) To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than [ ]% of the initial note value under the assumptions (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement). See "Description of the Notes--Optional Redemption" in this prospectus supplement.


         This table has been prepared based on the assumptions described on page S-o (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

   [Percentage of Initial Principal Amount of the Class B Notes at Various CPR
                                  Percentages]

                                                         B Notes
                                            ------------------------------------
Payment Date                                 0%     13%    15%     17%    19%
------------------------------------------- ------ ------ ------- ------ -------
Closing Date...........................     100     100    100     100    100
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o

                                                         B Notes
                                            ------------------------------------
Payment Date                                 0%     13%    15%     17%    19%
------------------------------------------- ------ ------ ------- ------ -------
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
                                              o       o      o       o      o
Weighted average life without optional
  redemption (years)(1)................       o       o      o       o      o
Optional redemption date...............     n/a     n/a    n/a     n/a    n/a
Weighted average life with optional
  redemption (years)(2)................     n/a     n/a    n/a     n/a    n/a
--------------------
(1) The weighted average life of a class B note is determined by: (a) multiplying the amount of each principal payment on the applicable B note by the number of years from the date of issuance of the class B note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the class B note.
(2) To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than [ ]% of the initial note value under the assumptions (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement). See "Description of the Notes--Optional Redemption" in this prospectus supplement.


         This table has been prepared based on the assumptions described on page S- o (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.



                     THE DEPOSITOR, THE SPONSOR AND SERVICER

         For a general discussion of the depositor, Deere & Company and JDCC, see "The Depositor, Deere and JDCC" in the accompanying prospectus.

John Deere Capital Corporation

         At o , 200X, JDCC and its subsidiaries had o full- and part-time employees. At that date, receivables and leases administered by JDCC, which include retail notes sold, were $ o billion. JDCC has completed [10] registered offerings of asset-backed notes backed by retail installment contracts since 1992. JDCC was the sole sponsor of each of these transactions. No securitizations sponsored or serviced by JDCC have defaulted or experienced an early amortization triggering event. The following table sets forth the initial note value of the retail installment contracts sold in the securitizations sponsored by JDCC:

              Series               Initial Note Value

              -------------------- ----------------------
              JDOT 1992-A          $500,000,000
              JDOT 1993-A          $600,000,000
              JDOT 1993-B          $600,000,000
              JDOT 1994-A          $500,000,000
              JDOT 1995-A          $750,000,000
              JDOT 1999-A          $806,000,000

              JDOT 2001            $932,000,000
              JDOT 2003            $750,000,000
              JDOT 2004            $753,000,000
              JDOT 2005            $752,000,000
                                  ======================
                                   $6,943,000,000

         The following table sets forth the growth of the portfolio of retail installment contracts serviced by JDCC since [o]:

                      199X           199X          200X             200X             200X             200X
                      -------------- ------------- ---------------- ---------------- ---------------- -------------------
Installment retail
contracts

                            DESCRIPTION OF THE NOTES

General

         The notes will be issued under the indenture. A copy of the indenture will be filed with the SEC following the issuance of the securities. Because this section is a summary, it does not describe every aspect of the notes and the indenture under which they will be issued. We urge you to read the indenture because it, and not this description, defines your rights as a holder of notes. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

         [The class [A-1] [A-2] [A-3] [A-4] [B] notes are fixed rate notes, and the class [A-1] [A-2] [A-3] [A-4] [B] notes are floating rate notes. The interest rate payable on the class [A-1] [A-2] [A-3] [A-4] [B] notes will equal One-Month LIBOR plus the [applicable] spread amount set forth under "Summary of Terms--Offered Securities."]

         [The [class A-1] [class A-2] [class A-3] [class A-4] [class B] interest rate swap counterpart[y][ies] will be the calculation agent[s] for the class [A-1] [A-2] [A-3] [A-4] [B] notes, [respectively,] and [each] will determine (using, for so long as such interest rate swap is outstanding, the rate provided by such interest rate swap counterparty) One-Month LIBOR for each interest period on the second London Banking Day prior to the beginning of that interest period.]

         ["One-Month LIBOR" means, for the class [A-1] [A-2] [A-3] [A-4] [B] notes and for each interest period, the rate for deposits in U.S. dollars for a period of one month corresponding to such interest period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that interest period will be determined as if "USD-LIBOR Reference Banks Rate" had been specified as the applicable rate.]

         ["USD-LIBOR Reference Banks Rate" means, for each interest period, the rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the four major banks in the London interbank market selected by the [relevant] interest rate swap counterparty at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount. [Each] [The] interest rate swap counterparty (in its capacity as calculation agent under the interest rate swap) will request the principal London office of each of four major banks in the London interbank market selected by such interest rate swap counterparty to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by such interest rate swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount.]

         ["LIBOR Determination Date" means the day that is two London Banking Days preceding the first day of an interest period and with respect to the first LIBOR Determination Date, the day that is two London Banking Days preceding the closing date.]

         ["London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.]

         ["Representative Amount" means, on any LIBOR Determination Date, an amount equal to the outstanding principal amount of the class [A-1] [A-2] [A-3] [A-4] [B] notes [, as applicable,] on the immediately preceding payment date or the closing date, as applicable.]

         [In the event [one of] the interest rate swap[s] terminate[s] and is not replaced or the [relevant] interest rate swap counterparty fails to provide a calculation of One-Month LIBOR for the class [A-1] [A-2] [A-3] [A-4] [B] notes, the indenture trustee will become the calculation agent for such class [A-1] [A-2] [A-3] [A-4] [B] [notes][, as applicable,] and will determine the applicable One-Month LIBOR itself, using the methods described above.]

         [The per annum interest rate (the "interest rate") for each class of notes is as follows:

Class A-1 notes............................................           o   %
Class A-2 notes............................................           o   %
Class A-3 notes............................................           o   %
Class A-4 notes............................................           o   %
[Class B notes.............................................           o  %]

         A "payment date" will be the 15th day of each month or, if any of those dates is not a business day, the next succeeding business day, commencing ________, 200X. Interest on the class A-1 notes will accrue from and including the closing date or from and including the most recent payment date to which interest has been paid to but excluding the current payment date. Interest on the class A-1 notes will be calculated on the basis of the actual number of days occurring in the period for which interest is payable divided by 360. Interest on the class A-2 notes, class A-3 notes [and][,] class A-4 notes [and class B notes] will accrue from and including the 15th day of each month (or the closing date in the case of the first payment date) to and including the 14th day of the next month and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date together with interest on the unpaid amount at the related interest rate. Interest payments on the notes will generally be derived from:

         o the total distribution amount remaining after the payment of the servicing fee and the administration fee; and

         o        amounts in the reserve account.

See "Description of the Transfer and Servicing Agreements--Distributions" and "Reserve Account and Certificates." If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the class A notes on any payment date, each class A noteholder will receive its ratable share (based upon the total amount of interest due on its class A note) of the amount available to be distributed in respect of interest on the class A notes.

         [Interest will not be paid on the class B notes on any payment date until all interest due on the class A notes on that payment date has been paid.]

         [If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the class A notes on any payment date, each class A noteholder will receive its ratable share (based upon the total amount of interest due on its class A note) of the amount available to be distributed in respect of interest on the class A notes. If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the class B notes on any payment date, each class B noteholder will receive its ratable share (based upon the total amount of interest due on its class B note) of the amount available to be distributed in respect of interest on the class B notes.]

Payments of Principal

         [Principal payments will be made to the class A-1 noteholders on each payment date, and if necessary the special payment date on "?," in an amount equal to the note monthly principal distributable amount until the balance of the class A-1 notes is reduced to zero. The note monthly principal distributable amount is described under "Description of the Transfer and Servicing Agreements--Distributions." No principal will be paid on the class A-2 notes, class A-3 notes, class A-4 notes and class B notes until the outstanding principal amount of the class A-1 notes has been reduced to zero.]

         [After the class A-1 notes have been paid in full, principal payments on each payment date generally will be allocated between the remaining class A notes and the class B notes to the extent described under "Description of the Transfer and Servicing Agreements--Distributions" until the outstanding principal amount of the class B notes has been reduced to (and so long as it remains at) a specified floor amount, at which time the principal that would otherwise be payable on the class B notes will be reallocated to pay principal on the class A notes. Principal payments on the remaining class A notes will be distributed sequentially, i.e., to the class A-2 noteholders until the principal balance of the class A-2 notes is reduced to zero; to the class A-3 noteholders until the principal balance of the A-3 notes is reduced to zero; and to the class A-4 noteholders until the principal balance of the A-4 notes is reduced to zero. No principal will be paid on the class B notes on any payment date until the principal payable on the class A notes on such payment date (other than any reallocated class B monthly principal distributable amount) has been paid. See "Description of the Transfer and Servicing Agreements--Distributions" for additional details on such distributions.]

         [The principal amount of each class of [class A] notes, to the extent not previously paid, will be payable in full on the payment date in the month specified below:

Class of Notes                                          Final Payment Date
-------------------------------------------------- ---------------------------
       A-1........................................             o
       A-2........................................             o
       A-3........................................             o
       A-4........................................             o
       [B.........................................             o]

         Following an event of default and acceleration of the notes, payments (including such amounts representing any unscheduled principal payments and proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading "Description of Notes--The Indenture--Events of Default; Rights upon Event of Default") will be made, after payment of fees, ratably to the class A noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the class A notes is reduced to zero[, and thereafter to the class B noteholders until the outstanding principal balance of the class B notes is reduced to zero].

Optional Redemption

         The servicer has the right to purchase the remaining receivables on a payment date when the pool balance becomes equal to or less than [ ]% of the pool balance as of the cut-off date. If the servicer exercises this right, the [class A] notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest. [If the servicer elects to exercise its right to purchase the receivables as described above, the servicer shall furnish notice of such election to the indenture trustee not later than [25] days prior to the redemption date and the servicer shall deposit with the indenture trustee in the note distribution account the redemption price of the notes to be redeemed whereupon all such notes shall be due and payable on the redemption date. Notice of redemption shall be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable redemption date to each noteholder, as of the close of business on the record date preceding the applicable redemption date, at such noteholder's address appearing in the note register. The notice will identify the payment date on which the redemption will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.]

Book Entry, Delivery and Form

         The notes will be issued as one or more fully registered global securities which will be deposited with, or on behalf of, DTC, New York, New York and registered in the name of Cede & Co., DTC's nominee. We will not issue notes in certificated form except under certain limited circumstances described in the accompanying prospectus. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (the "DTC participants"). Investors may elect to hold interests in the global securities through DTC (in the United States), Clearstream Banking, societe anonyme ("Clearstream Luxembourg"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

         Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg, and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (each, a "U.S. depositary"). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below or in the accompanying prospectus, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream participants") and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters in this offering or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

         Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

         Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear participants") and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of, or relationship with, persons holding through Euroclear participants.

         Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

         In the event certificated notes are issued in the limited circumstances described in the accompanying prospectus, the holders of certificated notes will be able to receive payments of principal and interest thereon by check mailed to the record holder thereof. Payment of the final installment of principal of a certificated note may be made only against surrender of the relevant note to one of the paying agents.

Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes at DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

         Because of time zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received at Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement at DTC.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

The Indenture Trustee

         o , a o banking corporation, will be the indenture trustee under the indenture. o has o years experience in serving as a trustee for asset-backed securities backed with similar assets as the notes. [The indenture trustee has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of equipment receivables. The indenture trustee is one of the largest corporate trust providers of trust services on securitization transactions.] [In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with the depositor, the servicer and their affiliates.]


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         In connection with the issuance by the trust of the notes, the parties indicated below will enter into the following agreements, which are collectively called the "transfer and servicing agreements":

         o the sale and servicing agreement under which the trust is purchasing receivables from the depositor and the servicer is undertaking to service or cause the sub-servicer to service the receivables;

         o the purchase agreement under which the depositor is purchasing those receivables from JDCC;

         o the administration agreement under which JDCC, as administrator, will undertake certain administrative duties with respect to the trust; and

         o the trust agreement under which the trust will be created and the related certificates will be issued.

         The following, as well as other information included elsewhere in this prospectus supplement and in the accompanying prospectus, summarizes the material terms of the transfer and servicing agreements, forms of which have been filed as exhibits to the registration statement. We will file copies of the transfer and servicing agreements with the Securities and Exchange Commission following the issuance of the notes. The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the transfer and servicing agreements. The following summary supplements, and to the extent inconsistent with replaces, the description of the general terms and provisions of the transfer and servicing agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus.

Sale and Assignment of Receivables

         Certain information with respect to the conveyance on the closing date of the receivables from JDCC to the depositor pursuant to the purchase agreement and from the depositor to the trust pursuant to the sale and servicing agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus.

Accounts

         In addition to the accounts referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts," the servicer will also establish and maintain at the office of the indenture trustee the reserve account in the name of the indenture trustee on behalf of the noteholders.

Servicing Compensation

         The servicer will be entitled to receive the servicing fee for each collection period in an amount equal to [ ]% per annum of the aggregate principal balance of the receivables as of the first day of the collection period.

The servicing fee will be paid [prior to any payment to the noteholders and prior to payment of the administration fee] [after payments are made to the noteholders and to the reserve account as set forth in this prospectus]. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the prospectus.

[Servicing of Defaulted Receivables

         The transfer and servicing agreements provide that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the transfer and servicing agreements, in servicing defaulted receivables so as to maximize the trust's collection of defaulted receivables. The transfer and servicing agreements provide the servicer with broad discretion to choose to sell, or not to sell, any of the trust's defaulted receivables.]

[Optional Purchase]

         [As of the last day of any collection period, the depositor has an option to repurchase any receivable for the purchase amount of the receivable; provided, however, the aggregate principal balance of the receivables repurchased by the depositor pursuant to this optional right may not exceed [ ]% of the initial pool balance as of the cut-off date.]

Distributions

         Deposits to Collection Account. By the third business day prior to a payment date (each, a "determination date"), the servicer will provide (or cause to be provided) to the indenture trustee certain information with respect to the related collection period, including the amount of aggregate collections on the receivables and the aggregate purchase amount of receivables to be repurchased by the depositor [(including through the optional purchase right)] or to be purchased by the servicer. A "collection period" for a payment date is a fiscal month, specified in the sale and servicing agreement, that will end prior to that payment date.

         On or before each payment date, the servicer will cause the total distribution amount to be deposited into the collection account. The "total distribution amount" for a payment date shall be the aggregate collections (including any liquidation proceeds and purchase amounts) in respect of the receivables during the related collection period plus net investment earnings on short-term investments of amounts on deposit in the trust's accounts since the preceding payment date. The total distribution amount on any payment date shall exclude all payments and proceeds (including liquidation proceeds) of:

         o any receivables for which a purchase amount has been included in the total distribution amount in a prior collection period, and

         o any liquidated receivable after the reassignment of such liquidated receivable by the trust to the depositor.

         A "liquidated receivable" means a defaulted receivable in respect of which the financed equipment has been sold or otherwise disposed of or which the servicer has determined to charge-off without realizing on the financed equipment and "liquidation proceeds" means all proceeds of a liquidated receivable, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

         Deposits to the Distribution Accounts. On the second business day prior to each payment date, the servicer will instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following payment date.

         Distributions of the total distribution amount shall be made in the following order of priority to the extent of the total distribution amount remaining after application pursuant to the prior clause or clauses:

         o [to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;]

         o to the administrator, the administration fee and all unpaid administration fees from prior collection periods;

         o [to pay any Net Swap Payments due to [the] [an] interest rate swap counterparty;]

         o to the note distribution account, accrued and unpaid interest on the notes;

         o to the note distribution account, the monthly note principal distributable amount;

         o to the reserve account, the amount, if any, required to be deposited into the reserve account;

         o [to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;]

         o after the outstanding principal amount of the notes has been reduced to zero, to the certificate distribution account, the certificate monthly principal distributable amount; and

         o any remaining amounts to the reserve account for distribution to the depositor.

         Payments on the Notes. On each payment date, all amounts on deposit in the note distribution account (other than investment earnings, if any, on amounts in the note distribution account) will be distributed to the noteholders in the following order of priority:

         (i) accrued and unpaid interest on the outstanding principal balance of each class of class A notes at the applicable interest rate [and any swap termination payments owed by the trust to the applicable interest swap counterparty pro rata based on the principal balances of the class A notes and the amount of any swap termination payments, provided that any amounts allocable to the class A notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments unpaid, if any];

         (ii) accrued and unpaid interest on the outstanding principal balance of the class B notes at the interest rate for the class B notes [and any swap termination payments owed by the trust to the applicable interest swap counterparty pro rata based on the principal balances of the class B notes and the amount of any swap termination payments, provided that any amounts allocable to the class A notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments unpaid, if any];

         (iii) the class A monthly principal distributable amount in the following order of priority:

                  (a) to the class A-1 noteholders until the principal balance of the class A-1 notes is reduced to zero;

                  (b) to the class A-2 noteholders until the principal balance of the class A-2 notes is reduced to zero;

                  (c) to the class A-3 noteholders until the principal balance of the class A-3 notes is reduced to zero; and

                  (d) to the class A-4 noteholders until the principal balance of the class A-4 notes is reduced to zero;

         [(iv) after the outstanding principal amount of the class A-1 notes has been reduced to zero, to the class B noteholders, the sum of (a) the class B monthly principal distributable amount and (b) on each payment date on and after the payment date on which the outstanding principal balance of the class A notes is reduced to zero, the excess, if any, of (x) the class A monthly principal distributable amount over (y) the amount actually applied on that payment date pursuant to clause (iii) to pay principal of the class A notes, until the principal balance of the class B notes is reduced to zero; and]

         [(v) the reallocated class B monthly principal distributable amount in the following order of priority:

                  (a) to the class A-2 noteholders until the principal balance of the class A-2 notes is reduced to zero;

                  (b) to the class A-3 noteholders until the principal balance of the class A-3 notes is reduced to zero; and

                  (c) to the class A-4 noteholders until the principal balance of the class A-4 notes is reduced to zero.]

         [The "note monthly principal distributable amount" for any payment date will be the sum of (i) the class A monthly principal distributable amount, (ii) the class B monthly principal distributable amount and (iii) the reallocated class B monthly principal distributable amount; provided that the note monthly principal distributable amount shall not exceed the aggregate outstanding principal balance of the class A notes and the class B notes.]

         [The "class A monthly principal distributable amount" for any payment date will be the principal distributable amount less (i) the class B monthly principal distributable amount and (ii) the reallocated class B monthly principal distributable amount; provided that on the final payment date for each class of class A notes, the class A monthly principal distributable amount will at least equal the outstanding principal balance of such class of class A notes.]

         [The "class A monthly principal distributable amount" for any payment date will be the principal distributable amount less the certificate monthly principal distributable amount; provided that the class A monthly principal distributable amount will not exceed the outstanding principal balance of the class A notes; provided further that on the final payment date for each class of class A notes, the class A monthly principal distributable amount will at least equal the outstanding principal balance of such class of class A notes.]

         The "principal distributable amount" for any payment date will be the sum of (i) the current principal distribution amount and (ii) the principal carryover shortfall. The "current principal distribution amount" for any payment date will be equal to the note value at the beginning of the related collection period less the note value at the end of that collection period.

         The "principal carryover shortfall" for any payment date will be the excess of (i) the principal distributable amount for the preceding payment date over (ii) the amount that was actually deposited into the note distribution account [and the certificate distribution account] on account of principal on such preceding payment date.

         The "note value" as of any calculation date will be the present value of the scheduled and unpaid payments on the receivables discounted at [ ]%. For purposes of calculating note value, in the case of a defaulted receivable:

         o prior to the time at which such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the scheduled payments on the receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred;

         o at the earlier of the time such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the amount added to the note value with respect to such receivable will be the estimated realizable value of such receivable, as determined by the servicer in accordance with its normal servicing procedures; and

         o for any liquidated receivable, there shall be deemed to be no scheduled payments due on the receivable.

         A "180-day receivable" with respect to any collection period will be any receivable as to which a scheduled payment is 180 days or more past due by the last day of the collection period and which has not become a liquidated receivable or a repossessed receivable; provided that a receivable shall cease to be a 180-day receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180-days or more past due.

         A "repossessed receivable" with respect to any collection period will be any receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of the collection period.

         The "effective yield" is o %, which is the weighted average APR of the receivables as of the cut-off date adjusted to reflect a monthly yield.

         [The "class B monthly principal distributable amount" for any payment date will be the sum of (a) the class B adjusted principal distributable amount and (b) the class B principal carryover shortfall; provided that on the final payment date of the class B notes, the class B monthly principal distributable amount shall equal the outstanding principal amount of the class B notes.]

         [The "class B adjusted principal distributable amount" for any payment date will be an amount equal to the excess, if any, of (i) the outstanding principal amount of the class B notes (before giving effect to payments on that payment date) less any class B principal carryover shortfall over (ii) the class B percentage of the outstanding note value as of the end of the related collection period; provided that on any payment date on which the outstanding principal amount of the class A-1 notes is greater than zero before giving effect to any payments on such payment date, the class B adjusted principal distributable amount will not be greater than the greater of (x) zero and (y) the principal distributable amount minus such outstanding principal amount of the class A-1 notes; provided further that until the aggregate principal balance of the class A notes has been reduced to zero, the class B adjusted principal distributable amount shall not exceed the amount necessary to reduce the outstanding principal balance of the class B notes to the class B floor.]

         [The "class B principal carryover shortfall" for any payment date will be the excess of (a) the class B monthly principal distributable amount for the preceding payment date over (b) the amount of principal actually paid to the class B noteholders on such preceding payment date.]

         [The "reallocated class B monthly principal distributable amount" for any payment date will be the sum of (a) the adjusted reallocated class B principal distributable amount and (b) the reallocated class B principal carryover shortfall.]

         [The "adjusted reallocated class B principal distributable amount" for any payment date will be the amount, if any, by which the class B adjusted principal distributable amount is reduced from the level that would have otherwise applied on such payment date as a result of the requirement that the outstanding principal balance of the class B notes not be reduced below the class B floor so long as any class A notes remain outstanding.]

         [The "reallocated class B principal carryover shortfall" for any payment date will be the excess of (a) the reallocated class B monthly principal distributable amount for the preceding payment date, over (b) the amount of principal actually paid to the class A noteholders in respect of the reallocated class B monthly principal distributable amount on such preceding payment date.

         [The "class B floor" for any payment date will be equal to the excess of (a) 3.50% of the initial note value over (b) the amount on deposit in the reserve account on that payment date before giving effect to any withdrawals or deposits to be made on that payment date. In no event will the class B floor be either (x) greater than the outstanding principal balance of the class B notes immediately prior to such payment date or (y) less than zero.]

         [The "class B percentage" with respect to any payment date will be the quotient (expressed as a percentage) of (i) the initial principal amount of the class B notes divided by (ii) the sum of the initial principal amount of the class A-2 notes, the class A-3 notes, the class A-4 notes, the class B notes and the certificates.]

         The "certificate monthly principal distributable amount" will be the sum of (a) the certificate adjusted principal distributable amount and (b) the certificate principal carryover shortfall; provided that the certificate monthly principal distributable amount shall not exceed the outstanding principal balance of the certificates;

provided further that if any class A note is outstanding, the certificate monthly principal distributable amount shall not exceed the amount of principal that, if distributed on the certificates, would reduce the outstanding principal amount of the certificates to an amount equal to o % of the initial note value.

         The "certificate adjusted principal distributable amount" for any payment date will be an amount equal to the excess, if any, of (a) the outstanding principal amount of the certificates (before giving effect to payments on that payment date) less any certificate principal carryover shortfall over (b) the certificate percentage of the outstanding note value as of the end of the related collection period; provided that if on such payment date any principal of the class A-1 notes remains outstanding, the certificate adjusted principal distributable amount will not exceed an amount equal to the aggregate unscheduled principal payments on the receivables received during that collection period.

         The "certificate principal carryover shortfall" for any payment date will be the excess of (a) the certificate monthly principal distributable amount for the preceding payment date over (b) the amount of principal actually paid to the certificateholders on such preceding payment date.

         The "initial note value" is $ o .

         The "certificate percentage" is o %.



Fee and Expense Table

                        Fees and Expenses Payable Out of
                                  Cash Flows(1)

                                                        Party
                                                      Receiving                         Source of
                                                        Fee or            General        Funds to
Fee or                          Amount of              Expense        Purpose of Fee    Pay Fee or    Distribution
Expense                     Fee or Expense(2)           Amount          or Expense      Expense(3)     Priority(4)
----------              -------------------------- ----------------- ---------------- --------------- --------------
Servicing fee             Accrues at a rate of     Servicer          Provide for a           --        Bullet point
                          [__]% per annum of                         servicer as                       1
                          the aggregate principal                    required
                          balance of the
                          receivables as of the
                          first day of the
                          collection period.

 Administration fee       $100 per month.          Administrator     Provide for trust       --        Bullet point
                                                                     administrator                     2


--------------------
(1) The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction agreements, as described in "Description of the Transfer and Servicing
         Agreements--Amendments" and "Description of the Notes--The Indenture" in the accompanying prospectus.

(2) Unless otherwise provided in this chart, payments will be made with respect to these fees and expenses as provided under "Description of the Transfer and Servicing Agreements--Distributions"; provided however, that the owner trustee fee and indenture trustee fees and expenses will be paid to the related owner trustee as that party agrees with the depositor, in the case of the owner trustee fee, or with the trust or the servicer, in the case of the indenture trustee fee.

(3) If different from other fees or expenses that are to be paid from the pre-event of default waterfall under "Description of the Transfer and Servicing Agreements--Distributions" or if such fees or expenses are to be paid from a specified portion of cash flows.

(4) The distribution priority in this table is for distributions prior to an event of default and the references are to bullet points in the waterfall of payments and deposits prior to each payment date as set forth under "Description of the Transfer and Servicing Agreements--Distributions--Deposits to the Distribution Accounts" in this prospectus supplement.

                                                       Party
                                                     Receiving                       Source of
                                                       Fee or          General        Funds to
Fee or                       Amount of                Expense      Purpose of Fee    Pay Fee or     Distribution
Expense                  Fee or Expense(2)             Amount        or Expense      Expense(3)      Priority(4)
----------           ---------------------------- --------------- ---------------- --------------- --------------

Servicer's             These expenses will         Servicer       To cover            From           Out of
   liquidation         fluctuate from time to                     expenses incurred   amounts        collections
   expenses            time depending on the                      by servicer in the  received with  prior to deposit
                       related expenses actually                  process of          respect to     into collection
                       incurred and noteholders                   converting          liquidated     account
                       will not be notified of (or                financed            receivable
                       asked to approve) the                      equipment into
                       increase or decrease in                    cash proceeds
                       each expense from time
                       to time, other than to the
                       the extent such information
                       is disclosed in the
                       monthly report.

Owner trustee fees     Owner trustee fee:          Owner          To cover            The               --
   and expenses        $[       ]. Owner           trustee        expenses of         depositor is
                       trustee expenses; these                    trustee             obligated to
                       expenses will fluctuate                                        pay these
                       from time to time                                              amounts
                       depending on the related
                       expenses actually
                       incurred, and noteholders
                       will not be notified of (or
                       asked to approve) the
                       increase or decrease in
                       each expense from time
                       to time, other than to the
                       extent such information
                       is disclosed in the
                       monthly report.

Indenture trustee      Indenture trustee fee:      Indenture      To cover            The trust         --
   fees and            $[        ]. Indenture      trustee        expenses of         will, or will
   expenses            trustee expenses: These                    indenture trustee   cause the
                       expenses will fluctuate                                        servicer to,
                       from time to time                                              pay these
                       depending on the related                                       amounts
                       expenses actually incurred,
                       and noteholders will not be
                       notified of (or asked to
                       approve) the increase or
                       decrease in each expense
                       from time to time, other
                       than to the extent such
                       information is disclosed in
                       the monthly report.

Credit and Cash Flow Enhancement

         [Reserve Account and Certificates

         While the class A-1 notes are outstanding, principal payments on the certificates on any payment date will not exceed the lesser of the amount of unscheduled principal payments on the receivables during the related collection period or the amount necessary to reduce the outstanding principal amount of the certificates to o % of the outstanding note value. After the class A-1 notes have been paid in full, the principal distributable amount will be allocated between the remaining notes and the certificates such that the resulting principal balance of the certificates does not exceed o % of the note value of the outstanding receivables; provided that if any note is outstanding, the principal distributed on the certificates will not exceed the amount that would reduce the outstanding principal amount of the certificates to an amount equal to o % of the initial note value. The certificateholder will not receive any distributions on any payment date until all amounts payable on the notes on that payment date have been paid and all amounts, if any, required to be deposited in the reserve account have been made. Amounts deposited into the certificate distribution account will be distributed to the certificateholder[, which will be the depositor,] and will not be available to make payments on the notes.

         The protection against losses on the receivables afforded to the noteholders will be effected both by the subordination of the certificates and by the establishment of the reserve account. [The class A noteholders also have the benefit of the subordination of the class B notes as described in this prospectus supplement.]

         [The reserve account will be created with the initial deposit by the depositor on the closing date of $ o (equal to o % of the initial note value), and will be augmented on each payment date, by deposit therein of the amount specified in the o bullet under "--Distributions--Deposits to the Distribution Accounts" above. Amounts on deposit in the reserve account will be released to the depositor to the extent that the amount on deposit in the reserve account exceeds the specified reserve account balance.]

         [The "specified reserve account balance" for the reserve account on any payment date means the lesser of (a) o% of the initial note value (or $o) and
(b) the outstanding principal amount of the notes immediately preceding such payment date less the note monthly principal distributable amount to be deposited in the note distribution account on such payment date. However, if the specified reserve reduction trigger is met on the payment date in o, o or o, the percentage in clause (a) will be reduced to o% on such payment date and shall remain at such percentage for each payment date thereafter. Upon payment of all of the interest and principal due on the notes, the specified reserve account balance shall be zero. On each payment date, amounts on deposit in the reserve account will be released to the depositor to the extent that the amount on deposit in the reserve account exceeds the specified reserve account balance.

         The "specified reserve reduction trigger" for the payment date in o, o or o will be met if the average delinquency ratio test and the cumulative net loss ratio test for such payment date are met.

         The "average delinquency ratio test" for the payment date occurring in a month specified below will be met if the average delinquency ratio for such payment date is less than the percentage specified opposite such payment date:


          Payment Date                                         Percentage
          -------------------------------------------------- ---------------
              o                                                       o%
              o                                                       o%
              o                                                       o%

         The "average delinquency ratio" on any payment date will be the average of the delinquency ratios for the preceding three collection periods. The "delinquency ratio" for any collection period means the ratio, expressed as a percentage, of (a) the amount of all scheduled payments in respect of receivables 60 days or more past due (other than purchased receivables and liquidated receivables) as of the end of such collection period, determined in accordance with the servicer's normal practices, to (b) the pool balance as of the last day of such collection period.

         The "cumulative net loss test" for the payment date occurring in a month specified below will be met if the cumulative net loss ratio for such payment date is less than the percentage specified opposite such payment date:


          Payment Date                                         Percentage
          -------------------------------------------------- ---------------
              o                                                       o%
              o                                                       o%
              o                                                       o%

         The "cumulative net loss ratio" on any payment date will be the ratio, expressed as a percentage, of (a) the aggregate realized losses on the receivables since the cut-off date through the last day of the related collection period, to (b) the initial pool balance as of the cut-off date.

         The "realized losses" for any collection period will be the sum of (a) for each receivable that became a liquidated receivable during such collection period, the difference between (i) and (ii) where (i) is the principal balance plus accrued and unpaid interest on such receivable less the write down amount for such receivable (if such receivable was a 180-day receivable or repossessed receivable at the time of liquidation), if any, and (ii) is the liquidation proceeds received with respect to such receivable during such collection period,
(b) with respect to any receivable that became a 180-day receivable or a repossessed receivable during such collection period, the write down amount, if any, for that receivable and (c) with respect to each other 180-day receivable or repossessed receivable, the amount of the adjustment, if any, to the write down amount for such receivable for the related collection period.

         The "write down amount" for any collection period for any 180-day receivable or repossessed receivable will be the excess of (a) the principal balance plus accrued and unpaid interest of such receivable as of the last day of the collection period during which the receivable became a 180-day receivable or repossessed receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its normal servicing procedures for the related collection period, which amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-day receivable as provided in the definition of "180-day receivable."

         The "pool balance" as of the close of business on the last day of a collection period will be the aggregate principal balance of the receivables (excluding purchased receivables and liquidated receivables) less the aggregate write down amount as of the last day of such collection period.

         A "purchased receivable" means a receivable purchased by the depositor or the servicer from the trust as required or permitted by the sale and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus.]

         [The "specified reserve account balance" with respect to any payment date means o % of the initial note value provided that the specified reserve account balance shall not exceed the outstanding principal amount of the class A notes immediately preceding such payment date less the principal distribution amount to be deposited in the note distribution account on such payment date, and upon payment of all of the interest and principal due on the notes, the specified reserve account balance shall be zero.]

         Amounts held from time to time in the reserve account will continue to be held for the benefit of noteholders [and the interest rate swap counterpart[y][ies]]. Funds will be withdrawn from cash in the reserve account to the extent that the total distribution amount (after the payment of the servicing fee and the administration fee) with respect to any collection period is less than the amount of principal and interest payable on the notes [and Net Swap Payments] on the related payment date and will be [paid to the interest rate swap counterpart[y][ies] and] deposited in the note distribution account.

         The specified reserve account balance may be reduced, or the definition otherwise modified, without the consent of the noteholders, provided that the rating agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the notes and the owner trustee receives an opinion of counsel that confirms in writing that the reduction or modification will not change the federal income tax classification of the notes as indebtedness.

         The subordination of the certificates and the availability of funds in the reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in certain circumstances, the reserve account could be depleted and losses on the receivables could exceed the aggregate principal balance of the certificates.]

         [The Enhancement Provider

         [Provide the information required by Item 1114(b) of Regulation AB with respect to any significant enhancement provider]]

                       [THE INTEREST RATE SWAP AGREEMENT]

The Interest Rate Swap Agreement

         [On the closing date, the trust will enter into [an] interest rate swap agreement[s] with [one or more] interest rate swap counterpart[y][ies] to hedge its floating rate interest obligations on the class [A-1] [A-2] [A-3] [A-4] [B] notes. The interest rate swap agreements will have notional amounts for each interest period equal to the aggregate principal balance of the class [A-1] [A-2] [A-3] [A-4] [B] notes [, as applicable,] on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the [related] interest rate swap counterparty will pay any Net Swap Receipts to the trust, and/or the trust will pay any Net Swap Payments to the [related] interest rate swap counterparty. The obligation of [the] [each] interest rate swap counterparty is limited to the specific obligations of [the] [that] counterparty's interest rate swap agreement with the trust. [There is no obligation on the part of an interest rate swap counterparty with respect to the obligations of any other interest rate swap counterparty.]

         [The amount payable under the interest rate swap agreements will be calculated as follows:]

         [For any payment date after the first payment date:]

         [(a) the product of: (1) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, divided by 360, (2) One-Month LIBOR determined as of the related LIBOR Determination Date, and (3) the applicable notional amount; minus]

         [(b) the product of: (1) 1/2, (2) the [class] [A-1] [A-2] [A-3] [A-4]
[B] notes stated fixed interest rate[, as applicable,] and (3) the applicable notional amount.]

         [For the first payment date:]

         [(a) the product of: (x) the actual number of days from and including the closing date to but excluding such payment date, divided by 360, (y) One-Month LIBOR determined as of the related LIBOR Determination Date, and (z) the applicable notional amount; minus]

         [(b) the product of: (x) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months), divided by 360, (y) the [class] [A-1] [A-2] [A-3] [A-4] [B] [notes] [certificate] stated fixed interest rate[, as applicable,] and (z) the applicable notional amount].

         [The [class] [A-1] [A-2] [A-3] [A-4] [B] notes stated fixed interest rate[s] [is] [are] % [and %, respectively].]

         [If the result of either of the above calculations is positive, it will be referred to in this prospectus supplement as a "Net Swap Receipt." If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a "Net Swap Payment."]

         Any payment received by the trust in respect of Net Swap Receipts will be deposited into the note distribution account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the trust is required to make to [an] [the] interest rate swap counterpart[y][ies] in respect of Net Swap Payments will be made from the [note distribution account] [certificate distribution account] (including amounts from the reserve account).

         [An] [The] interest rate swap counterpart[y][ies] will have the right to assign its rights and obligations under the [applicable] interest rate swap agreement to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the [related] notes.

         Upon the occurrence of any event of default specified in [an] [the] interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under [an] [the] interest rate swap agreement and the occurrence of certain bankruptcy and insolvency events.

         [An] [the] interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the Notes resulting from an event of default under the indenture, (3) the liquidation of the trust's assets by the indenture trustee, (4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the interest rate swap counterparty, which consent will not be unreasonably withheld, and (5) certain tax consequences arising from (a) administrative or judicial procedures,
(b) changes in tax law or (c) certain mergers and asset transfers.

         [In the event [an] [the] interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due (1) to the interest rate swap counterparty by the trust out of funds pro rata with payments of interest on the Class A Notes as described above in "Description of the Transfer and Servicing Agreements--Distributions" or (2) to the trust by the interest rate swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into [a] similar swap transaction[s] or such other method as may be required under [an] [the] interest rate swap, in each case in accordance with the procedures set forth in [the] [such] interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.]

         [Within 30 days of the date [an] [the] interest rate swap counterparty's long-term and short-term ratings cease to be at the levels required by [the applicable rating agency or rating agencies], [the] [such] interest rate swap counterparty must (a) post collateral, or (b) assign its rights and obligations under [the] [such] interest rate swap agreement to an eligible substitute interest rate swap counterparty, in each case, to maintain the ratings of the [notes] [securities]; provided, however, that if [the] [such] interest rate swap counterparty has not assigned its rights and obligations under such swap agreement as set forth in clause (b) above, [the] [such] interest rate swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute interest rate swap counterparty indefinitely, until an appropriate substitute interest rate swap counterparty is found.]

         [If any amendment or supplement to the indenture, sale and servicing agreement or other transaction document would either: (a) adversely affect any of [the] interest rate swap counterpart[y's][ies'] rights or obligations under [an] [the] interest rate swap agreement[s]; or (b) adversely modify the obligations of, or adversely impact the ability of, the trust to fully perform any of the trust's obligations under [an] [the] interest rate swap agreement[s], the trust and the indenture trustee shall be required to first obtain the written consent of [such] [the] interest rate swap counterparties before entering into any such amendment or supplement.]

[The Initial Interest Rate Swap Counterpart[y][ies]]

         [The initial interest rate swap counterpart[y][ies] to the interest rate swap agreement[s] will be [an] entit[y][ies] with [a] long-term rating[s] of at least "o" by Moody's and "o" by Standard & Poor's, or such initial interest rate swap counterpart[y][ies] will have [its] [their] obligations under the [applicable] interest rate swap agreement[s] guaranteed by an entity with such ratings. [Each of the] [The] initial interest rate swap counterpart[y][ies] will be identified in the final prospectus supplement.] [o, a o, is the initial interest rate swap counterparty. o is a [describe general character of business and any affiliation with any underwriter and other transaction parties]. [Based on a reasonable good faith estimate of maximum probable exposure, the "significance percentage" in respect of the initial interest rate swap counterparty within the meaning of Item 1115 of Regulation AB of the Securities and Exchange Commission will be less than 10%]. [Provide the information required by Item 1115(b) of Regulation AB if significance percentage exceeds 10%.]]


                              RELATED TRANSACTIONS

         [There are no business relationships, agreements, arrangements, transactions, or understanding between related transaction parties entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, other than those related to the transactions described in this prospectus supplement and the prospectus.]


                                LEGAL PROCEEDINGS

         [There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against JDCC, the depositor, the sub-servicer, the indenture trustee, the owner trustee or the trust, or any property thereof, that is material to the holders of notes.]


                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of material United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers in securities, tax-exempt organizations, partnerships or other pass-through or hybrid entities, persons holding the notes as part of a hedging, straddle or conversion transaction or who have a functional currency other than the United States dollar and, except as discussed below, foreign persons). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the notes. The information below is directed to investors that will hold the notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The trust will be provided with an opinion of Shearman & Sterling LLP, special federal tax counsel for the trust ("federal tax counsel"), regarding certain federal income tax matters discussed below. The trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS and thus the IRS may disagree with all or a part of the discussion below.

         Unless otherwise specified, the following summary deals only with the material federal income tax considerations relevant to a noteholder that is a United States person. For these purposes, a United States person is a beneficial owner of the notes that is: (i) an individual citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the

United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury regulations).

         If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of one or more of the notes, the treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and the partners in such partnership should consult their tax advisors.

Tax Classification of the Trust

         Federal tax counsel will advise the trust that, based upon the terms of the trust agreement and related documents and transactions as described in the prospectus and this prospectus supplement (and assuming ongoing compliance with such agreement and documents), the trust will not be classified as a separate entity that is an association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice will be based upon the assumption that the terms of the trust agreement and related documents will be complied with and upon the conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         Further, under current Treasury regulations, a business entity such as the trust with a single owner will be disregarded as an entity separate from its owner for United States federal income tax purposes unless the entity elects to be classified as an association. Thus, since the depositor retains the certificates and so long as the notes are respected as indebtedness, the trust will be disregarded as an entity separate from the depositor for those purposes because the depositor is the sole owner of the trust and the trust will not elect to be an association. The trust agreement also provides that if the trust has more than one owner, the trust will elect to be treated as a partnership.

         Prospective investors should be aware that opinions of counsel are not binding on the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and certificate interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. If the trust were taxable as a separate corporation for federal income tax purposes, the trust would be subject to corporate income tax on its income from the receivables, possibly reduced by its interest expense on the notes unless recharacterized as equity. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes.

Tax Considerations for Noteholders

         Treatment of Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for United States federal income tax purposes. Federal tax counsel will advise the trust that, based upon the terms of the notes and the documents and transactions relating thereto as described in the prospectus and this prospectus supplement, the notes will be classified as debt for federal income tax purposes. Except as otherwise noted below under "Possible Alternative Treatments of Notes," the remainder of this discussion assumes, in accordance with the opinion of federal tax counsel, the notes would be treated as debt for federal income tax purposes.

         Interest Income on the Notes. Subject to the discussion below and except with respect to short-term notes (as defined below), stated interest on the notes will be taxable to a noteholder as ordinary income when received or accrued in accordance with such noteholder's method of tax accounting. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the "OID regulations"), a note will be treated as issued with original issue discount ("OID") if the excess of the stated redemption price at maturity of the note over the issue price of the note exceeds a de minimis amount, that is, an amount that is less than 1/4 of one percent of the stated redemption price at maturity of the note multiplied by its weighted average maturity. Generally, the issue price of a note is the first price at which a substantial amount of the notes comprising the issue of which that note is included is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Under the OID regulations, the stated redemption price at maturity of a note is the sum of all payments provided by the note other than qualified stated interest, which is stated interest that is unconditionally payable in cash at least annually at a single fixed rate. For this purpose, interest is unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. The trust and the depositor will take the position that, except with respect to short-term notes, stated interest on the notes represents qualified stated interest and is not included in the stated redemption price at maturity of the notes or taxed to holders as OID. This position is based on the view that the likelihood of late payment or nonpayment of interest on the notes because of limitations on the monthly payment of interest as a result of insufficient funds is remote.

         It is expected that, except as described below, the notes will not be issued with OID if, as anticipated, the notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from their principal amount. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such discount in income as gain, on a pro rata basis, as principal payments are made on the note.

         If one or more of the classes of notes are issued with OID in excess of a de minimis amount, a holder of such a note (including a cash basis holder) generally would be required to include the OID on the note in income under the accrual method. Further in the case of a debt instrument, the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument.

         Short-Term Notes. A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "short-term note") may be subject to special rules. Under the OID regulations, all stated interest on a short-term note will be treated as OID and in determining whether a debt instrument is a short-term note, its maturity date is the last possible date that the instrument could be outstanding under its terms. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case, the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Market Discount and Premium. A holder who purchases a note with a fixed maturity date of more than one year from its issue date at a market discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount not previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount unless a holder elects to include market discount in its income currently. A holder who purchases a note at a premium (generally, at a cost in excess of its remaining principal or remaining stated redemption price at maturity) may elect to amortize such premium as an offset to interest income under the premium amortization rules of the Code.

         Sale or Other Disposition. If a noteholder sells a note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount or original issue discount previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Further, in the case of notes that are short-term notes, a portion of the gain recognized on the sale may also be treated as ordinary income if the noteholder acquired the note at a discount. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. If interest paid (or accrued) to a noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business in the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax so long as the foreign person (i) is not actually or constructively a "10% shareholder" of the trust or the depositor or a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address, tax identification number and other required information. The statement may be made on IRS Form W-8BEN or substantially similar substitute form by the person who owns the note and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change.

         The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a note is held on behalf of a foreign person through a securities clearing organization or certain other financial institutions, the organization or institution must submit a statement signed by an authorized representative to the withholding agent certifying that an IRS Form W-8BEN or substitute form has been received from the foreign person who is the beneficial owner of the note and such statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. Additional IRS certification provisions apply in the case of partnerships and certain other intermediaries. If interest on a note paid to a foreign person is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, except where the foreign person can claim the benefits of an applicable tax treaty to reduce or eliminate such tax and complies with IRS certification requirements.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

         If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (and, if a tax treaty applies, is attributable to a United States permanent establishment), then the foreign person (although exempt from the withholding tax previously discussed if the holder complies with IRS certification requirements by submitting a properly completed IRS Form W-8ECI) will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates in the same manner as if it were a United States person. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

         Information Reporting and Backup Withholding. The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a note and to certain payments of proceeds of the sale or retirement of a note. The trust, its agent or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at the applicable rate (generally 28%) of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

         Backup withholding and information reporting generally will not apply to payments made by the trust or its agent (in its capacity as such) to a holder of a note who has provided the required certification under penalties of perjury on IRS Form W-8BEN that it is a foreign person or has otherwise established an exemption (provided that neither the trust nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, the trust and other payors are required to report payments of interest on the notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

         If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a foreign person, the payments may be subject to information reporting and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability provided that the required information is furnished to the IRS.

         Possible Alternative Treatments of Notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more series of the notes did not represent debt for federal income tax purposes, these notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with its income subject to corporate tax and other potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, in the more likely view of federal tax counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because the trust would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The trust agreement and related documents provide that, in the event one or more of the notes are not treated as debt, then the noteholders, depositor and the servicer agree to treat the trust as a partnership.


                         CERTAIN IOWA TAX CONSIDERATIONS

         The following is a discussion of certain Iowa state tax considerations. Lane & Waterman LLP of Davenport, Iowa has acted as special Iowa tax counsel for the trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue and Finance ("IDOR"). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

Notes

         Assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Iowa income tax purposes. Accordingly, noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder's ownership of notes. However, a noteholder already subject to Iowa's individual or corporate income tax could be required to pay additional Iowa tax as a result of the noteholder's ownership or disposition of notes.

The Trust

         The activities to be undertaken by the sub-servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

         If the arrangement created by the trust is disregarded or treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Lane & Waterman LLP, the same treatment should also apply for Iowa tax purposes. In either case, the trust should not be subject to income taxation in Iowa.

         If the certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders are urged to consult their own advisors with respect to state income and franchise taxes.

         THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             [ERISA CONSIDERATIONS]

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain duties on persons who are fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA (each, an "ERISA Plan"), including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Any person that exercises any authority or control respecting the management or disposition of the assets of a benefit plan is considered to be a fiduciary of such benefit plan. In addition, ERISA and the Code prohibit an ERISA Plan that is subject to Title I of ERISA or a "plan," as defined in and subject to Section 4975 of the Code, including an individual retirement account (each, a "Plan"), from engaging in certain transactions with persons that are "parties in interest," as defined in ERISA, or "disqualified persons," as defined in the Code, with respect to the Plan, subject to certain exemptions that may be applicable. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code.

         Certain employee benefit plans, such as governmental plans and certain church plans, are not subject to the restrictions of ERISA, and the assets of such employee benefit plans may be invested in the notes without regard to the ERISA considerations described herein. An investment in the notes by such employee benefit plans may, however, be subject to other applicable federal, state and local laws that impose restrictions similar to those of Title I of ERISA or Section 4975 of the Code ("Similar Law"), which should be carefully considered by the fiduciary of any such employee benefit plan before investing in the notes.

         Plan fiduciaries must determine whether the acquisition and holding of the notes would result in a prohibited transaction under ERISA or the Code for which no statutory, regulatory or administrative prohibited transaction exemption is available. In making this determination, Plan fiduciaries of prospective purchasers of the notes should determine whether the depositor, the underwriters, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates is a party in interest or a disqualified person with respect to such Plan. In particular, an investment by any Plan for which any of these persons (i) has investment or administrative discretion with respect to the Plan's assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan's assets for a fee, or (iii) is an employer maintaining or contributing to the Plan may constitute a prohibited transaction under ERISA or the Code for which no prohibited transaction exemption is available.

         The fiduciary of any Plan considering an investment in the notes should discuss with counsel whether such an investment by the Plan may give rise to a violation of the prohibited transaction provisions of ERISA and the Code.

         EVERY PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING THE ACQUISITION OF THE NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE

POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW RELEVANT TO SUCH INVESTMENT.]


                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an underwriting agreement dated ________, 200X, the depositor has agreed to cause the trust to sell to the underwriters named below, for whom o is acting as representative, the following respective principal amounts of the notes:


                    Principal Amount     Principal Amount     Principal Amount     Principal Amount    [Principal Amount
Underwriters       of Class A-1 Notes   of Class A-2 Notes   of Class A-3 Notes   of Class A-4 Notes   of Class B Notes]
----------------- -------------------- -------------------- -------------------- -------------------- --------------------
                  $    o                $      o             $      o              $      o            $      o
                       o                       o                    o                     o                   o
                       o                       o                    o                     o                   o
                       o                       o                    o                     o                   o
                       o                       o                    o                     o                   o
                  -------------------- -------------------- -------------------- -------------------- --------------------
                  $                     $                    $                     $                   $
                  ==================== ==================== ==================== ==================== ====================

         The underwriting agreement provides that the underwriters, severally and not jointly, are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated. The underwriters propose initially to offer the class A-1 notes, the class A-2 notes, the class A-3 notes [and][,] the class A-4 notes [and the class B notes] to the public at the respective prices on the cover page of this prospectus supplement and to selling group members at that price less a concession not in excess of o % per class A-1 note, o % per class A-2 note, o % per class A-3 note [and][,] o % per class A-4 note [and o % per class B note]. The underwriters and selling group members may allow a discount not in excess of o % per class A-1 note, o % per class A-2 note, o % per class A-3 note [and][,] o % per class A-4 note and [ o % per class B note] on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

         The depositor estimates that its out of pocket expenses for this offering will be approximately $ o . The underwriters have agreed with the depositor to pay certain expenses incurred in connection with the issuance and distribution of the notes.

         The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

         The depositor and JDCC have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

         In the ordinary course of their respective business, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with JDCC and its affiliates.

         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

         The underwriters may create a short position in the notes by selling more notes than are set forth on the cover page of this prospectus supplement. The underwriters may reduce that short position by purchasing the notes in the open market.

         In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases.

         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the servicer and its affiliates. They have received customary fees and commissions for these transactions. [Disclose affiliations]


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and the certificates will be passed upon for the trust, the depositor and the servicer by Shearman & Sterling LLP, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for the underwriters by Sidley Austin LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the trust by Shearman & Sterling LLP, and certain Iowa state income tax and other matters will be passed upon for the trust by Lane & Waterman LLP, Davenport, Iowa.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found herein.


adjusted reallocated class B principal distributable amount.................S-44
APR.........................................................................S-22
certificate adjusted principal distributable amount.........................S-45 certificate monthly principal distributable amount..........................S-45 certificate percentage......................................................S-45
certificate principal carryover shortfall...................................S-45 class A monthly principal distributable amount..............................S-43 class B adjusted principal distributable amount.............................S-44 class B floor...............................................................S-45
class B monthly principal distributable amount..............................S-44 class B percentage..........................................................S-45
class B principal carryover shortfall.......................................S-44 collection period............................................................S-8
CPR.........................................................................S-30
Deere.......................................................................S-15
depositor....................................................................S-6
determination date..........................................................S-41
effective yield.............................................................S-44
financed equipment..........................................................S-16
indenture trustee............................................................S-6
initial note value..........................................................S-45
interest rate...............................................................S-36
JDCC.........................................................................S-6
LIBOR Determination Date....................................................S-36
liquidated receivable.......................................................S-41
liquidation proceeds........................................................S-41
London Banking Day..........................................................S-36
Net Swap Payment............................................................S-51
Net Swap Receipt............................................................S-51
note value..................................................................S-43
One-Month LIBOR.............................................................S-35
owner trustee................................................................S-6
payment date................................................................S-36
principal carryover shortfall...............................................S-43 principal distributable amount..............................................S-43 reallocated class B monthly principal distributable amount..................S-44 reallocated class B principal carryover shortfall...........................S-44
Representative Amount.......................................................S-36
servicer.....................................................................S-6
specified reserve account balance...........................................S-49 total distribution amount...................................................S-41
transfer and servicing agreements...........................................S-40
trust........................................................................S-6
USD-LIBOR Reference Banks Rate..............................................S-35
weighted average life.......................................................S-29

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                                    [ ], 2006

                             PRELIMINARY PROSPECTUS

                             John Deere Owner Trusts

               John Deere Receivables, Inc., Depositor and Seller

              John Deere Capital Corporation, Sponsor and Servicer

                       By this prospectus, we offer up to
                               $[ ] of __________

                               Asset Backed Notes

         The trusts:

         o may periodically issue asset backed notes in one or more classes; and

         o        will own:
                  - a portfolio of receivables consisting of agricultural, construction, forestry, commercial and/or consumer equipment retail installment sale and loan contracts secured by new and used agricultural, construction, forestry, commercial and/or consumer equipment;
                  -        collections on those receivables;
                  - security interests in the machinery securing those receivables;
                  -        funds in the accounts of the trust; and
                  -        any credit enhancement obtained for the trust.

         The notes:

         o will evidence either nonrecourse debt obligations of a trust and will be paid only from the assets of that trust;

         o        will be issued in one or more series with one or more classes;

         o        may have one or more forms of credit enhancement; and

         o will be obligations of the issuing entity only and will not represent obligations of or interests in John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company or any of their affiliates.

         You should pay special attention to the "Risk Factors" section starting on page [ ] of this prospectus and in the related prospectus supplement.

         This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the related prospectus supplement. Any representation to the contrary is a criminal offense.


            The date of this prospectus is                   , 2006
                                           ------------------

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                       WHERE YOU CAN FIND MORE INFORMATION

         Deere & Company ("Deere" and, with its wholly owned subsidiaries, "John Deere") and John Deere Capital Corporation ("JDCC") are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act file reports and other information with the SEC. For further information regarding Deere and JDCC, reference is made to these reports and other information, which are available as described below.

         JDCC, as servicer, will file with the SEC those periodic reports that are required under the Exchange Act and the rules and regulations of the SEC thereunder or that are otherwise agreed to by the SEC.

         We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

         You may read and copy materials that the issuing entity, JDRI, Deere and JDCC file with the SEC at the following SEC public reference room:

                                 100 F Street NE
                             Washington, D.C. 20549

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings are also available to the public on the SEC's Internet website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or incorporated by reference in documents subsequently filed with the SEC.

         All documents subsequently filed by JDCC, on behalf of an issuing entity, under section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of any offering of securities issued by that issuing entity will be considered incorporated by reference and a part of this prospectus from the date the documents are filed.

         Upon your written or oral request, JDCC will provide you, without charge, with all documents incorporated by reference in this prospectus. These requests should be directed to: John Deere Capital Corporation, 1 East First Street, Suite 600, Reno, Nevada 89501, Attention: Manager (775) 786-5527.

                                    --------

         In this prospectus, "we" refers to the various trusts issuing the securities offered by this prospectus, which in a particular case will be the trust identified in the related prospectus supplement.

         Until 90 days after the date of any prospectus supplement, all dealers that effect transactions in the notes or the certificates offered by that prospectus supplement, whether or not participating in the related distribution, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to a dealer's unsold allotments or subscriptions.

         If you have received an electronic prospectus supplement and prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the underwriter will promptly deliver, or cause to be delivered, without charge, to you a paper copy of the prospectus supplement and prospectus upon receipt of a request by you or your representative.

                                TABLE OF CONTENTS

                                                                            Page


Where You Can Find More Information............................................4

Summary of Terms...............................................................6

Risk Factors..................................................................13

The Trusts....................................................................17

The Trust Property............................................................18

The Receivables Pool..........................................................20

Pool Factors and Trading Information..........................................26

Use of Proceeds...............................................................26

The Depositor, Deere, JDCC and Deere Credit Services..........................26

Description of the Notes......................................................29

Certain Information Regarding the Securities..................................36

Description of the Transfer and Servicing Agreements..........................40

Certain Legal Aspects of the Receivables......................................51

Certain Tax Considerations....................................................54

ERISA Considerations..........................................................54

Plan of Distribution..........................................................54

Legal Opinions................................................................55

Index of Terms................................................................56

                                SUMMARY OF TERMS

         The following summary does not contain all of the information that may be important to you. This summary highlights selected information from this prospectus to help you understand the securities. To fully understand the offering of the securities, you will need to read both this prospectus and the related prospectus supplement in their entirety. Some of the terms used in this summary are defined in other parts of this prospectus; see "Index of Terms". See "Certain Tax Considerations".

Overview of the Transaction

                               [GRAPHIC OMITTED]



Issuing Entity                              The trust to be formed for each
                                            series of securities under a trust
                                            agreement between the depositor and
                                            the owner trustee for the trust.

Seller and Depositor                        John Deere Receivables, Inc., also
                                            referred to as JDRI.

Sponsor and Servicer                        John Deere Capital Corporation, also
                                            referred to as JDCC.

Sub-servicer                                The servicer will designate Deere
                                            Credit Services, Inc., a Delaware
                                            indirect wholly-owned subsidiary of
                                            Deere & Company, as its agent to
                                            service the receivables.

Indenture Trustee                           The Bank of New York or another
                                            indenture trustee specified in the
                                            related prospectus supplement for
                                            each series of securities.

Owner Trustee                               The owner trustee specified in the
                                            related prospectus supplement for
                                            each series of securities.

The Notes                                   Each series of notes will include
                                            one or more classes of notes. The
                                            notes will be issued under an
                                            indenture between the related trust
                                            and the indenture trustee. The notes
                                            in each series will represent
                                            indebtedness of the trust.

                                            o   The notes will be available for
                                                purchase in book-entry form
                                                only, in denominations of $1,000
                                                and integral multiples of
                                                $1,000, unless otherwise
                                                specified in the related
                                                prospectus supplement.

                                            o   The price, amounts and specific
                                                terms of the notes will be
                                                determined at the time of sale.

                                            o   Noteholders will receive
                                                definitive notes only if
                                                definitive notes are issued in
                                                the limited circumstances
                                                described in this prospectus or
                                                in the related prospectus
                                                supplement. See "Certain
                                                Information Regarding the
                                                Securities--Definitive Notes".

                                            Principal and Interest on the Notes

                                            Each class of notes will have:

                                            o   a stated principal amount; and

                                            o   a specified interest rate or
                                                rates or method for determining
                                                the interest rate or rates.

                                            A Series May Include Multiple
                                            Classes of Notes with Different
                                            Characteristics

                                            Each series may include more than
                                            one class of notes. In these cases,
                                            the characteristics of the notes may
                                            differ from one class to another.
                                            Some of these characteristics are:

                                            o   the rate at which interest
                                                accrues;

                                            o   whether the interest rate is
                                                fixed, variable or adjustable,
                                                or any combination of the
                                                foregoing;

                                            o   timing and priority of interest
                                                payments;

                                            o   amount of payments of interest
                                                and principal;

                                            o   priority of interest and
                                                principal relative to other
                                                classes;

                                            o   whether or not distributions of
                                                principal and interest will be
                                                delayed or not made at all upon
                                                the occurrence of specified
                                                events; and

                                            o   whether payments of principal
                                                and interest may or may not be
                                                made on the basis of collections
                                                from designated portions of the
                                                pool of receivables.

                                            Strip Notes May Be Issued

                                            A series may include one or more
                                            classes of notes entitled to:

                                            o   principal payments with
                                                disproportionate, nominal or no
                                                interest payments; or

                                            o   interest payments with
                                                disproportionate, nominal or no
                                                principal payments.

                                            Optional Prepayment

                                            If the servicer exercises its option
                                            to purchase the receivables of a
                                            trust, or, if it does not, and if
                                            satisfactory bids for the purchase
                                            of those receivables are received,
                                            in the manner described under
                                            "Description of the Transfer and
                                            Servicing Agreements--Termination",
                                            the outstanding notes will be
                                            redeemed as set forth in the related
                                            prospectus supplement.

Certificates                                Each trust will also issue
                                            certificates representing fractional
                                            undivided beneficial equity
                                            interests in that trust, which
                                            certificates will not be offered
                                            pursuant to this prospectus or the
                                            related prospectus supplement.

Trust Property                              The trust property of each
                                            trust will consist of the property
                                            described below:

                                            o   a pool of receivables
                                                transferred to the trust;

                                            o   all monies, including accrued
                                                interest, due under the
                                                receivables on or after the
                                                applicable cut-off date;

                                            o   amounts that from time to time
                                                may be held in one or more
                                                accounts established and
                                                maintained by the servicer
                                                pursuant to the related sale and
                                                servicing agreement, as
                                                described in this prospectus and
                                                in the related prospectus
                                                supplement;

                                            o   security interests in the
                                                equipment financed under the
                                                receivables in the pool;

                                            o   the right to proceeds from
                                                insurance policies covering
                                                equipment financed under the
                                                receivables or the obligors on
                                                the receivables;

                                            o   proceeds of any repossessed
                                                equipment;

                                            o   rights of the depositor under
                                                the related purchase agreement
                                                with JDCC;

                                            o   interest earned on short-term
                                                investments made by the trust;
                                                and

                                            o   any proceeds of the foregoing.

         A.    Receivables                  Each trust will purchase from the
                                            depositor a pool of receivables. The
                                            receivables will consist of
                                            agricultural, construction,
                                            forestry, commercial and/or consumer
                                            equipment retail installment sale
                                            and loan contracts secured by new
                                            and used agricultural, construction,
                                            forestry, commercial and/or consumer
                                            equipment, including:

                                            o   rights to receive certain
                                                payments made with respect to
                                                the receivables; and

                                            o   security interests in the
                                                equipment financed, the proceeds
                                                thereof and the proceeds of any
                                                repossessed financed equipment
                                                related to the pool of
                                                receivables.

                                            On or prior to the closing date
                                            specified in the related prospectus
                                            supplement with respect to a trust,
                                            the depositor will purchase
                                            receivables having an aggregate
                                            principal balance specified in the
                                            related prospectus supplement as of
                                            a specified cut-off date, from JDCC
                                            under a purchase agreement (each, a
                                            "purchase agreement"), between JDCC
                                            and the depositor.

                                            The depositor will sell the
                                            receivables to the trust under a
                                            sale and servicing agreement among
                                            the depositor, the servicer and the
                                            trust.

                                            The receivables in each pool will
                                            arise from financing offered by
                                            JDCC in connection with retail sales
                                            by John Deere dealers of new and
                                            used agricultural, construction,
                                            forestry, commercial and consumer
                                            equipment to retail purchasers (the
                                            "obligors"). The receivables are
                                            acquired by JDCC from Deere &
                                            Company and John Deere Construction
                                            and Forestry Company (collectively,
                                            the "sales companies"). In turn, the
                                            sales companies either originate the
                                            receivables in the ordinary course
                                            of business in connection with
                                            retail sales by the depositors or
                                            acquire the receivables from the
                                            dealers in the ordinary course of
                                            business.

                                            The receivables are purchased by
                                            JDCC under agreements with certain
                                            John Deere companies.

                                            The receivables sold to a trust will
                                            be selected from the contracts owned
                                            by JDCC based on the criteria
                                            specified in the applicable purchase
                                            agreement and described in this
                                            prospectus or in the related
                                            prospectus supplement.

         B.       Credit and Cash Flow      The related prospectus supplement
                      Enhancement           will specify the credit enhancement,
                                            if any, for the trust or any class
                                            or classes of securities. Credit and
                                            cash flow enhancement may consist of
                                            one or more of the following:

                                            o   subordination of one or more
                                                securities or classes of
                                                securities;

                                            o   cash accounts, including reserve
                                                accounts, cash collateral
                                                accounts, spread accounts and
                                                yield supplement accounts;

                                            o   overcollateralization;

                                            o   letters of credit;

                                            o   credit or liquidity facilities;

                                            o   surety bonds or insurance
                                                policies;

                                            o   guaranteed investment contracts;

                                            o   swaps or other interest rate
                                                protection agreements;

                                            o   repurchase obligations;

                                            o   demand notes;

                                            o   cash collateral guarantees;

                                            o   "excess spread" or interest
                                                earned on the receivables in
                                                excess of the amount required to
                                                be paid on the securities; and

                                            o   any combination of two or more
                                                of the foregoing.

                                            Limitations or exclusions from
                                            coverage could apply to any form of
                                            credit enhancement. Any form of
                                            credit enhancement may be replaced
                                            with another form of credit
                                            enhancement, provided that the
                                            rating agencies confirm in writing
                                            that such substitution will not
                                            result in a reduction or withdrawal
                                            of the rating of any class of notes.
                                            The related prospectus supplement
                                            will describe the credit enhancement
                                            and related limitations and
                                            exclusions for notes issued by the
                                            trust.

                                            Reserve Account

                                            If specified in the related
                                            prospectus supplement, a reserve
                                            account will be created for each
                                            trust, with the depositor making a
                                            reserve account initial deposit of
                                            cash or eligible investments having
                                            a value equal to the amount
                                            specified in the related prospectus
                                            supplement.

                                            The reserve account will be
                                            available to cover shortfalls in the
                                            payments due to the holders of those
                                            classes of securities specified in
                                            the related prospectus supplement.
                                            The related prospectus supplement
                                            may also specify:

                                            o   the extent to which the reserve
                                                account initial deposit may be
                                                augmented on each payment date
                                                by deposits of amounts remaining
                                                after making all required
                                                distributions on that payment
                                                date; and

                                            o   when and to whom any amount will
                                                be distributed if the balance
                                                exceeds the specified reserve
                                                account balance.

                                            (See "Description of the Transfer
                                            and Servicing Agreements--Reserve
                                            Account".)


         C.       Collection Account        For each trust, unless the related
                                            prospectus supplement otherwise
                                            provides:

                                            o   the sub-servicer will be
                                                required to remit collections
                                                received on the receivables
                                                during the collection period
                                                specified in the related
                                                prospectus supplement to a
                                                collection account, in the name
                                                of the applicable indenture
                                                trustee, within two business
                                                days of receipt, except under
                                                certain conditions described in
                                                this prospectus and in the
                                                related prospectus supplement;

                                            o   the servicer will have the
                                                revocable power, under the
                                                applicable sale and servicing
                                                agreement, to instruct the
                                                applicable indenture trustee to
                                                withdraw funds on deposit in the
                                                collection account and apply the
                                                funds on each payment date as
                                                specified in the related
                                                prospectus supplement.

Transfer and Servicing Agreements           With respect to each trust, the
                                            depositor will purchase the related
                                            receivables from JDCC under a
                                            purchase agreement and the depositor
                                            will sell these receivables to the
                                            trust under a sale and servicing
                                            agreement. The purchase agreement
                                            and the sale and servicing agreement
                                            for each series are collectively
                                            referred to as the "transfer and
                                            servicing agreements". In addition,
                                            the servicer will agree with the
                                            trust to be responsible for
                                            servicing, managing, maintaining
                                            custody of and making collections on
                                            the receivables. The rights and
                                            benefits of the depositor under the
                                            purchase agreement and of the trust
                                            under the
                                            sale and servicing agreement will be
                                            assigned to the trust which in turn
                                            will pledge the rights and benefits
                                            to the indenture trustee as
                                            collateral for the securities of the
                                            related series. The obligations of
                                            the depositor and the servicer under
                                            the transfer and servicing
                                            agreements include those specified
                                            below and in the related prospectus
                                            supplement.

                                            The depositor will be obligated to
                                            repurchase any receivable from the
                                            trust if:

                                            o   the interest of the applicable
                                                trust is materially adversely
                                                affected by a breach of any
                                                representation or warranty made
                                                by the depositor or JDCC with
                                                respect to the receivable; and

                                            o   the breach has not been cured
                                                following the discovery by or
                                                notice to the depositor of the
                                                breach.

                                            JDCC will be obligated to repurchase
                                            the receivable from the depositor
                                            under the related purchase agreement
                                            contemporaneously with the
                                            depositor's repurchase from the
                                            applicable trust. The obligation of
                                            the depositor to repurchase any
                                            receivable with respect to which
                                            JDCC has breached a representation
                                            or warranty is subject to JDCC's
                                            repurchase of the receivable.

                                            Consistent with its normal
                                            procedures, the sub-servicer may, in
                                            its discretion, arrange with the
                                            obligor on a receivable to extend or
                                            modify the payment schedule. Some of
                                            such arrangements may result in the
                                            servicer purchasing the receivable
                                            for the purchase amount.

                                            The servicer will be entitled to
                                            receive a fee for servicing the
                                            receivables of each trust equal to a
                                            specified percentage of the
                                            aggregate principal balance of the
                                            receivables, as set forth in the
                                            related prospectus supplement. See
                                            "Description of the Transfer and
                                            Servicing Agreements--Servicing
                                            Compensation" in this prospectus and
                                            in the related prospectus
                                            supplement.

Certain Legal Aspects of the                In connection with the sale of the
Receivables; Repurchase                     receivables to a trust, security
Obligations                                 interests in the financed equipment
                                            securing the related receivables
                                            will be assigned by JDCC to the
                                            depositor and by the depositor to
                                            the trust. Unless otherwise
                                            specified in the related prospectus
                                            supplement, the depositor will be
                                            obligated to repurchase any
                                            receivable sold to a trust (subject
                                            to JDCC's repurchase thereof) as to
                                            which a first priority perfected
                                            security interest in the name of
                                            JDCC in the financed equipment
                                            securing the receivable does not
                                            exist as of the date the receivable
                                            is purchased by the trust if:

                                            o   this breach materially adversely
                                                affects the interest of the
                                                trust in the receivable; and

                                            o   this failure or breach is not
                                                cured by the last day of the
                                                second (or, if the depositor
                                                elects, the first) month
                                                following the discovery by or
                                                notice to the depositor of this
                                                breach, and JDCC will be
                                                obligated to purchase the
                                                receivable from the depositor
                                                contemporaneously with the
                                                depositor's purchase from the
                                                trust.

                                            To the extent the security interest
                                            is perfected, the trust will have a
                                            prior claim over subsequent
                                            purchasers of the financed equipment
                                            and
                                            holders of subsequently perfected
                                            security interests. However, as
                                            against mechanics' liens on a piece
                                            of financed equipment or for taxes
                                            unpaid by an obligor under a
                                            receivable, or through fraud or
                                            negligence, a trust could lose the
                                            priority of its security interest or
                                            its security interest in the
                                            relevant financed equipment.

                                            Neither the depositor nor the
                                            servicer will have any obligation to
                                            repurchase a receivable as to which
                                            any of the aforementioned
                                            occurrences result in a trust's
                                            losing the priority of its
                                            security interest or its security
                                            interest in the financed equipment
                                            after the date the relevant
                                            receivable was purchased by the
                                            trust.

Tax Considerations                          We expect that the prospectus
                                            supplement for each series of notes
                                            and for each series of certificates
                                            will summarize the federal income
                                            tax considerations relevant to the
                                            purchase, ownership and disposition
                                            of the notes and certificates. We
                                            also expect that the prospectus
                                            supplement will contain information
                                            with respect to the tax laws of the
                                            State of Iowa.

ERISA Considerations                        We expect that the prospectus
                                            supplement will summarize:

                                            o   considerations under the
                                                Employee Retirement Income
                                                Security Act of 1974, as
                                                amended, or ERISA, relevant to
                                                the purchase of the notes by
                                                employee benefit plans; and

                                            o   considerations under ERISA
                                                relevant to the purchase of the
                                                certificates by employee benefit
                                                plans and individual retirement
                                                accounts.

                                            See "ERISA Considerations" in this
                                            prospectus and in the related
                                            prospectus supplement.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.

     The securities may suffer losses because the trust's only sources of funds are the receivables, the reserve accounts and any related credit enhancement.

         For each trust, the only sources of funds will be the related receivables and, to the extent provided in the related prospectus supplement, the related reserve account and any credit enhancement. The notes of any series will represent obligations solely of the related trust and the certificates of any series will represent interests solely in the related trust, and neither the notes nor the certificates of any series will be insured or guaranteed by Deere, JDCC, the depositor, the servicer, the sub-servicer, the applicable owner trustee, if any, or any other person or entity. Consequently, securityholders of any series must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve account and any other credit enhancement, all as specified in the related prospectus supplement.

     The securities may suffer losses if the interests of other persons in the receivables are superior to the trust's interests.

         In connection with the sale of the receivables to a trust, security interests in financed equipment securing the receivables will be assigned by JDCC to the depositor and by the depositor to the applicable trust. Unless otherwise provided in the related prospectus supplement, the depositor will be obligated to repurchase any receivable (and JDCC will be obligated to purchase the receivable from the depositor contemporaneously with the depositor's repurchase from the trust) sold to the related trust as to which a perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the applicable trust purchased that receivable if:

         o the failure to have a perfected security interest materially adversely affects the interest of the trust in the receivable; and

         o the failure has not been cured by the last day of the second, or, if the depositor elects, the first, month following the discovery by or notice to the depositor of the breach.

         If the security interest in the financed equipment is not perfected, the rights of the depositor, the trust and the indenture trustee to enforce that security interest to obtain payment on the related receivable may be impaired. To the extent the security interest in the financed equipment is perfected, the trust will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics' liens or liens for taxes unpaid by an obligor under a receivable, or through fraud or negligence, the trust could lose the priority of its security interest or its security interest in the financed equipment. Neither the depositor nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust's losing the priority of its security interest or its security interest in the financed equipment after the date the trust purchased the receivable.

     In some states the trust may not have a perfected security interest in the financed equipment securing the receivables.

         To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the related receivables by each owner trustee, but will not stamp the receivables to reflect the sale and assignment of receivables to the trust, nor amend the financing statements filed to perfect the security interest in the financed equipment or the related certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, in some states a trust may not have perfected security interests in the financed equipment securing receivables originated. See "Certain Legal Aspects of the Receivables".

         If the protection provided to the investment of the noteholders of a given series by the subordination of the certificates of that series and by the availability of the funds in the reserve account, if any, or any other credit enhancement for that series or the protection provided to certificateholders of that series by the reserve account or other credit enhancement is insufficient, the related trust must rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust's not having first perfected security interests in some of the financed equipment, may affect the trust's ability to realize on the collateral securing the receivables, and may reduce the proceeds to be distributed to the holders of the securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" and "Certain Legal Aspects of the Receivables".

     Bankruptcy of JDCC could result in delays or reductions in payments on the securities.

         The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

         o the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the depositor's business; and

         o a restriction on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all the depositor's directors.

         However, there can be no assurance that the activities of the depositor would not result in a court's concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law.

         JDCC will warrant to the depositor in each purchase agreement that the sale of the related receivables by it to the depositor is a valid sale of those receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor's ownership interest in the receivables.

         Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that a sale of receivables to the depositor should be recharacterized as a pledge of those receivables to secure a borrowing of the debtor, then delays in payments of collections of receivables to the depositor could occur, or should the court rule in favor of the creditor, trustee or debtor, reductions in the amount of the payments could result.

         If any transfer of receivables to the depositor is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a receivable to the depositor may have priority over the depositor's interest in the receivable. If the transactions contemplated in this prospectus are treated as a sale, for legal purposes the receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.

         In addition, while JDCC is the servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each payment date and, in the event of the bankruptcy of JDCC, a trust may not have a perfected interest in these collections.

     Delays in processing payments or distributions on the securities could occur if JDCC ceases to act as servicer or Deere Credit Services ceases to act as sub-servicer.

         None of the depositor, JDCC or Deere is generally obligated to make any payments in respect of the notes, the certificates or the receivables of a specific trust, as the case may be. If JDCC were to cease acting as servicer or if Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the securityholders.

     JDCC or the depositor may have to repurchase receivables.

         JDCC will make representations and warranties with respect to the characteristics of the relevant receivables. In certain circumstances, JDCC and the depositor may be obligated to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, certificateholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach.

         Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of a contract liable to the obligor of the contract for any violation by the lender. Unless otherwise provided in the related prospectus supplement, the depositor will be obligated to repurchase any receivable, subject to JDCC's repurchase thereof, that fails to comply with these requirements, and JDCC will be obligated to repurchase that receivable from the depositor contemporaneously with the depositor's repurchase from the related trust or other trust.

         Consistent with its normal procedures, the servicer or sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements as described in the related prospectus supplement will result in the servicer purchasing the receivable for the purchase amount. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

     Subordination may cause the certificates and some classes of notes to bear additional credit risk.

         The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Similarly, the rights of the holders of any class of certificates to receive payments of interest and principal may be subordinated to one or more other classes of certificates. Holders of subordinated classes of notes or certificates will bear more credit risk than the more senior classes. In addition, to the extent specified in the related prospectus supplement, the rights of the holders of any class of certificates to receive payments of interest and principal will be subordinated in priority of payment to payments of principal and interest on the notes of the particular series.

         Subordination may take the following forms:

         o interest payments on any date on which interest is due will first be allocated to the more senior classes;

         o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

         o        subordinated classes bear the first risk of losses; and

         o if the indenture trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

         The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes and certificates of any trust will be described in the related prospectus supplement.

     Potential early payment of notes due to prepayment of receivables.

         All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average lives of the related securities. Prepayment includes:

         o        voluntary prepayments;

         o        liquidations due to default; and

         o        receipts of proceeds from insurance policies.

         The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment receivables has historically tended to increase during periods in which farmers have strong cash flows.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of the related series of securities. Also, see "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures" regarding JDCC's obligation to repurchase the receivables under certain circumstances, "Description of the Transfer and Servicing Agreements--Termination" regarding the servicer's option to purchase the receivables and "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the receivables if an insolvency event with respect to the depositor occurs.

     Yield on the securities could be lower than you anticipate.

         Noteholders and certificateholders should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and, in the case of any securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

     JDCC may commingle collections on the receivables with its own funds and invest the collections for its own benefit.

         The servicer will deposit all payments on receivables and all proceeds of receivables collected during each collection period into the collection account within two business days of receipt thereof. However, if JDCC satisfies certain requirements for monthly or less frequent remittances as described in this prospectus and in the related prospectus supplement, then so long as JDCC is the servicer and provided that:

         o        there exists no servicer default; and

         o each other condition to making monthly or less frequent deposits that may be specified by the rating agencies is satisfied,

the servicer will not be required to deposit such amounts into the collection account until on or before the business day preceding the payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit these funds, securityholders might incur a loss.

                                   THE TRUSTS

         With respect to each series of securities, the depositor will establish a separate trust pursuant to a trust agreement for the transactions described in this prospectus and in the related prospectus supplement. After its formation, each trust will not engage in any activity other than:

         o acquiring, holding and managing the receivables purchased pursuant to the related sale and servicing agreement and the other assets of the trust and proceeds from those assets;

         o        issuing notes;

         o        making payments on the notes;

         o issuing and making payments on the certificates representing beneficial equity interests in that trust; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected with those activities.

         Upon the issuance of the notes and the certificates of a given series, the trust will use the proceeds to purchase receivables from the depositor pursuant to the related sale and servicing agreement. The servicer will initially service the receivables and will be compensated for acting as the servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation". Upon the issuance of the securities, following the transfer of the receivables and other related trust assets to the trust, the depositor will have no continuing duties with respect to the securities or the pool assets other than certain reporting obligations described elsewhere in this prospectus and the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, each trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders or the certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that such action shall not adversely affect in any material respect the interests of any noteholder or the certificateholder, provided further that prior written notice of any such amendment be given to each rating agency and, if a rating agency notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes, such amendment shall become effective with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes of the relevant series (or other amount set forth in the related prospectus supplement); provided further that any solicitation of such consent shall disclose the downgrading or withdrawal that would result from such amendment.

         In addition, unless otherwise provided in the prospectus supplement, the trust agreement may also be amended by the depositor and the owner trustee, with prior written notice to the rating agencies, with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes of the relevant series (or other amount set forth in the related prospectus supplement) and the consent of the certificateholder (which consents will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables relating to the relevant series or distributions that shall be required to be made for the benefit of the noteholders or the certificateholder or (b) reduce the percentage of the outstanding amount of the notes of the relevant series required to consent to any such amendment or eliminate the consent of the certificateholder to any such amendment, without the consent of the holders of all the outstanding notes and the certificate.

         For each trust, the owner trustee, each certificateholder, the indenture trustee and each noteholder will agree that they will not at any time institute against the depositor or the trust, or join in any institution against the depositor or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the trust certificates, the notes or any of the transaction documents. However, the depositor, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

         Unless otherwise provided in the prospectus supplement, the trust agreement will provide that the relevant trust will be dissolved upon certain bankruptcy events with respect to the depositor, including the filing of a decree or order by a court in an involuntary bankruptcy proceeding which order remains unstayed and in effect for 90 consecutive days, and the commencement by the depositor of a voluntary bankruptcy proceeding.

         The principal offices of each trust and the related owner trustee will be specified in the related prospectus supplement.

The Owner Trustee

         The owner trustee for each trust will be specified in the related prospectus supplement. To be eligible to be an owner trustee a financial institution must have trust powers, have a combined capital and surplus of at least $50,000,000, and be subject to supervision by state or federal authorities. An owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement. Under the administration agreement, JDCC, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

         An owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In either of these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

         The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the owner trustee's willful misconduct or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator or any securityholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

         The owner trustee of a trust will be a financial institution or trust company with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the owner trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types.

         The prospectus supplement will describe any legal proceedings pending against the relevant owner trustee or of which any property of the owner trustee is a party that is material to holders of the related series of notes.


                               THE TRUST PROPERTY

         The property of each trust will include:

         o        a pool of receivables transferred to the trust;

         o all monies, including accrued interest, due under the receivables on or after the applicable cut-off date;

         o amounts that from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described in this prospectus and in the related prospectus supplement;

         o security interests in the equipment financed under the receivables in the pool;

         o the right to proceeds from insurance policies covering equipment financed under the receivables or the obligors on the receivables;

         o        proceeds of any repossessed equipment;

         o rights of the depositor under the related purchase agreement with JDCC;

         o        interest earned on short-term investments made by the trust;
                  and

         o        any proceeds of the foregoing.

         The receivables in each pool will arise from financing proposed by JDCC in connection with retail sales by John Deere dealers of new and used agricultural, construction, forestry, commercial and consumer equipment to retail purchasers (the "obligors"). The receivables are acquired by JDCC from Deere and John Deere Construction and Forestry Company (the "sales companies"). In turn, the sales companies either originate the receivables in the ordinary course of business in connection with retail sales by the sellers or acquire the receivables from the dealers in the ordinary course of business.

         Each pool of receivables will continue to be serviced by the servicer and evidence direct or indirect financing made available by JDCC to the obligors. On or before the applicable closing date in respect of a trust, JDCC will sell the receivables to the depositor for sale to that trust. Unless otherwise specified in the related prospectus supplement, the related reserve account, if any, will be maintained with the applicable indenture trustee for the benefit of the noteholders and the certificateholders of the related series.

                              THE RECEIVABLES POOL

Underwriting Criteria for Receivables

         Each pool of receivables will consist of receivables purchased by JDCC from the sales companies as described above. JDCC purchases and enters into contracts in accordance with its credit standards, which are based upon:

         o        the obligor's ability to repay the obligation;

         o        the obligor's credit history; and

         o        the obligor's down payment on the financed equipment.

Origination

         General

         JDCC provides and administers financing for retail purchases of new equipment manufactured by John Deere's agricultural, construction and forestry and commercial and consumer equipment divisions and used equipment taken in trade for this equipment. JDCC purchases retail installment sales and loan contracts (retail notes) from John Deere. These retail notes are acquired by John Deere through John Deere equipment retail dealers. JDCC also purchases and finances a limited amount of retail notes unrelated to equipment manufactured by John Deere.

         The terms and the conditions on which JDCC acquires retail note receivables from John Deere are governed by agreements with John Deere, which may be terminated by either John Deere or JDCC on 30 days' notice. As provided in these agreements, JDCC agrees to the terms and conditions for purchasing the retail notes from John Deere. Under these agreements, John Deere is not obligated to sell notes to JDCC, and JDCC is obligated to purchase notes from John Deere only if the notes comply with the terms and conditions set by JDCC.

         The basis on which John Deere acquires retail notes from the dealers is governed by agreements with the John Deere dealers, which may be terminated at will by either the dealers or John Deere. In acquiring these notes from dealers, the terms and conditions, as set forth in agreements with the dealers, conform with the terms and conditions adopted by JDCC in determining the acceptability of retail notes to be purchased from John Deere. The dealers are not obligated to sell these notes to John Deere and John Deere is not obligated to accept these notes from the dealers. In practice, retail and wholesale notes are acquired from dealers generally if the terms of these notes and the creditworthiness of the customers are acceptable to JDCC for purchase of these notes from John Deere. JDCC acts on behalf of both itself and John Deere in determining the acceptability of the notes and in acquiring acceptable notes from dealers.

         Receivables are eligible for acceptance if they conform to prescribed finance plan terms.

         JDCC guidelines relating to down payment requirements and contract terms on retail notes are generally as follows:

                                         Down Payment           Contract Term
                                         ------------           -------------
Agricultural equipment (new and used):
     Seasonal payments                   30%                    3-7 crop years
     Monthly payments                    20%                    36-87 months
Construction and forestry equipment:
     New                                 10%                    48-60 months
     Used                                15%                    36-48 months

         In limited circumstances, retail notes may be accepted and acquired even though they do not conform in all respects to the established guidelines. JDCC determines whether retail notes should be accepted and how they should be serviced. Acceptance of these retail notes is dependent on having one or more of the following risk mitigation enhancements: pledging additional collateral as security, assignment of specific earnings to JDCC or accelerated payment schedules. Officers of JDCC are responsible for establishing policies and reviewing the performance of JDCC in accepting and collecting retail notes. JDCC normally makes all of its own routine collections, settlements and repossessions on retail notes.

         Credit Review and Acceptance

         JDCC has an Internet-based application system which provides quotes, credit approvals and documentation. Within JDCC this same system interfaces with JDCC's decision engine module and loan accounting system. Retail notes and financial information are entered into the system by dealers. An internal credit score is then automatically calculated from the data entered plus credit bureau information. A review of the information is performed to ensure that the retail note is complete and in compliance with John Deere Finance Plans (JDFP) terms. Dealers print the required documentation and obtain the customer's signatures. The contract is mailed to John Deere Credit, where it is audited.

         A deposit equal to one percent of the face amount of certain John Deere agricultural and commercial and consumer equipment retail notes originating from each dealer is withheld by JDCC from that dealer. Any subsequent retail note losses are charged against the withheld deposits. At the end of each calendar quarter, the balance of each dealer's withholding account in excess of a specified percentage (ranging from one to three percent based on dealer qualifications) of the total balance outstanding on retail notes originating with that dealer is remitted to the dealer. To the extent that these deposits withheld from the dealer from whom the retail note was acquired cannot absorb a loss on a retail note, it is charged against JDCC's allowance for credit losses. No such deposits withheld from a dealer will be pledged for the benefit of, or otherwise transferred to, the issuing entity for a series of notes. There is no withholding of dealer deposits on John Deere construction and forestry equipment retail notes.

         JDCC requires that theft and physical damage insurance be carried on all goods securing retail notes. The customer may, at his own expense, have JDCC or the seller of the goods purchase this insurance or obtain it from other sources.

         Agricultural Equipment

         The agricultural credit scoring system used by JDCC is statistically derived from several years of historical data. All agricultural retail notes have been evaluated using this scoring system since December 1986. The scorecards are updated and changes are implemented periodically. JDCC uses the credit scoring system to automate some acceptance decisions.

         JDCC requires a down payment sufficient to result in the amount financed normally equaling no more than 90 percent of the dealer invoice price.

         Construction & Forestry

         Construction equipment dealers must obtain prior approval on each application before submitting a retail note. JDCC requires this advance review because JDCC bears all of the credit risk on construction equipment retail notes--there are no dealer reserves. Credit analysts review the customer's employment/job experience in addition to the financial statements, payment history and credit score.

         All construction retail notes accepted since July 1987 have been scored using a distinct construction scoring system that was statistically derived from historical data. Construction scorecards are reviewed and updated periodically. During 1997, an auto-approval process, which utilizes credit score and other criteria, was implemented. Based on the credit score, an application for a loan will currently be priced in one of five categories.

         Billing, Collection and Non-Performance Procedures

         Billing and Collections

         All payments received are first applied to interest and then to principal. Each retail note has a ten-day grace period. If the payment is not received by the end of this period, past due interest may accrue from the payment due date on the past due payment amount, depending on the obligor's state of residence.

         Agricultural accounts enter an automated collection system at 10 days past due. It features automated work assignments and scheduling and provides collection activity statistics for reporting and evaluation purposes.

         Collection strategies are employed according to the designation within which the account falls--1-59 days delinquent, 60-119 days delinquent, and over 120 days delinquent. Within these ranges, there are various work states through which an account may pass.

         The telephone collection process (calls and letters) will continue until all means to collect the account have been exhausted. Generally, a decision is made whether to continue collections efforts or to repossess when the account reaches 120 days past due. At any time, if the account is deemed uncollectible, the equipment may be pursued for repossession regardless of the past due status. The dealer usually becomes involved in the resolution of the past due account in order to protect his reserve account and preserve the customer relationship.

         Most construction equipment retail notes have monthly payment schedules, in contrast to the annual payment schedules of most agricultural notes. Behavior scoring is used in a fashion similar to the process for agricultural notes. An account enters the automated collections system at 10 days past due. Generally, a decision is made when an account reaches 90 days past due whether to continue collection efforts or to repossess. Problems are identified in a very timely fashion with this policy, which helps protect JDCC's equity position in the equipment.

         Deferrals

         JDCC makes every effort to collect retail note accounts promptly. However, occasionally it becomes necessary to grant a deferral on part or all of a scheduled installment. Factors for determining whether a deferral should be granted include:

         o        equity in the equipment;

         o        payment potential of customer;

         o        payment history of customer; and

         o individual circumstance (e.g., loss of crops, funding delay relating to approved operating loans or government payments, illness, etc.).

         Deferrals are only granted after the customer has demonstrated a true need and the ability for repayment. Before granting a deferral, every effort is made to obtain a partial payment. The dealer that originated the retail note being considered for a deferral is usually contacted for consultation, since the dealer's reserve is at risk for agricultural notes.

         Deferrals are utilized to match customer cash flows to payment dates. Customers in both agricultural and construction markets occasionally experience payment delays because of timing of governmental payments or other delays in receivables. Most agricultural payments are due annually and many monthly construction customers have irregular payment schedules in which there are months during the year when payments are not required. Deferrals are utilized to move payments into those months when payments are not otherwise due, or to months where payments better match customer's future cash flow. We believe that providing customers with this flexibility in payment dates has been successful for both customers and John Deere and creates goodwill with customers, which translates to loyalty to John Deere.

         Repossession Procedures

         If it becomes impossible to collect on a past due account, the only option may be to repossess the equipment. The decision to approve a repossession is made in consultation with the selling dealer.

         The customer is given the option, in writing, to redeem the repossessed equipment for up to three weeks (depending on the relevant state regulation) from the date of repossession. The amount due plus any repossession costs and legal fees must be paid in cash or certified funds before the equipment is released. If the customer does not redeem the equipment, JDCC disposes of it in a commercially responsible manner.

         Recovery Process

         Once the equipment is physically on the dealer's lot, the selling dealer is given the option to purchase the rights to the retail note. If the selling dealer purchases the retail note, the equipment is reassigned to the dealer. If, however, the selling dealer declines to purchase the retail note and the customer does not redeem, the equipment is placed on a bid list for both John Deere and non-John Deere dealers. Bidding occurs as follows:

         o Bid lists are published monthly, with closing dates within the month. John Deere dealers receive bid lists electronically.

         o        Bids are received in writing prior to the closing date.

         o        The high bid is reviewed and awarded if acceptable.

         Under this scenario, eighty days normally elapse from the time the decision to repossess the equipment is made until the equipment is sold and settled for. If the high bid is unacceptable, the equipment is usually placed back on a bid list the following month. This process is followed until the equipment is disposed of at the best possible price.

         JDCC charges the reserve account of the dealer that originated a defaulted note for losses and any appropriate unrecovered expenses of repossession, disposition and collection of deficiency balances. JDCC does pursue the customer for deficiency balances and, when payments are received, the selling dealer's reserve is credited.

         Recovery of construction and forestry equipment is requested of the dealer, and if the dealer does not assist, an outside repossession agency is contracted. The dealer provides storage space. Equipment reassignment is offered to the dealer. If reassignment is refused, then JDCC disposes of the equipment through a reseller. A deficiency recovery process is in place to pursue the customer for any deficiency.

Selection Criteria for Receivables

         The receivables to be transferred to each trust will be selected from JDCC's portfolio in accordance with several criteria. As of the applicable cut-off date and except as described under "Certain Legal Aspects of the Receivables", each receivable must meet the following criteria. It:

         o        will have been originated in the United States;

         o        has an obligor that has a mailing address in the United
                  States;

         o is secured by a perfected first priority security interest in the related financed equipment;

         o provides for scheduled payments that fully amortize the amount financed, assuming, in the case of variable rate receivables, that the variable rate calculated at the time of origination remains in effect without change throughout the term of the receivable;

         o        has an outstanding principal balance of at least $500;

         o will not be more than 89 days past due as of the applicable cut-off date; and

         o will satisfy any other criteria set forth in the related prospectus supplement.

         As of the applicable cut-off date, no obligor on any receivable will be noted in the related records of JDCC or the sub-servicer as having filed for bankruptcy. No selection procedures believed by JDCC or the depositor to be adverse to the securityholders of any series will be used in selecting the receivables.

Composition of the Receivables Pools

         Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:

         o        the composition of the receivables; and

         o the distribution of the receivables by geographic location, equipment type, payment frequency, industry application, and current principal balance as of the applicable cut-off date.

         See "The Receivables Pool" in the related prospectus supplement.

Delinquencies, Repossessions and Net Losses

         Certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural, construction, forestry, commercial and consumer equipment receivables will be set forth in each prospectus supplement. Delinquencies, repossessions and net losses on agricultural, construction, forestry, commercial and consumer equipment receivables are affected by economic conditions generally. Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

         o        commodity market prices;

         o        weather conditions such as flood, drought and early frost; and

         o        the level of farmers' income.

         Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

         o        the level of housing starts; and

         o        the level of nonresidential construction.

         Delinquencies, repossessions and net losses on forestry equipment receivables may be affected by:

         o        changes in demand for forestry products; and

         o        prices for pulp and lumber.

         Delinquencies, repossessions and net losses on commercial and consumer equipment receivables may be affected by:

         o        the level of consumers' income; and

         o        the severity and timing of weather patterns.

         Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to prior experience or that new factors will not materially affect this experience in the future.

Static Pool Information

         Certain static pool information regarding delinquencies, cumulative losses and prepayment for JDCC's prior securitized pools of retail agricultural, construction, forestry, commercial and consumer equipment receivables will be set forth in each prospectus supplement, or, if the issuer so chooses, the issuer may post such information on an Internet website, which will be specified in the relevant prospectus supplement. Except as stated below, the static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

         Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

         o with respect to information regarding prior securitized pools that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

         o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

         Delinquencies, repossessions and net losses on agricultural, construction, forestry, commercial and consumer equipment receivables are affected by economic conditions generally. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by JDCC. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the trust in the related prospectus supplement. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools have performed.

Maturity and Prepayment Considerations

         All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average lives of the related securities. Prepayments include:

         o        voluntary prepayments;

         o        liquidations due to default; and

         o        receipts of proceeds from insurance policies.

         The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, JDCC will be obligated to repurchase receivables pursuant to the applicable purchase agreement, and the depositor will be obligated to repurchase receivables pursuant to the applicable sale and servicing agreement, as a result of breaches of representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the related securityholders. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the servicer's option to purchase the receivables from a particular trust.

         The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.


                      POOL FACTORS AND TRADING INFORMATION

         The "note pool factor" for each class of notes will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of notes, indicating the remaining outstanding principal balance of that class of notes as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class.

         The "certificate pool factor" for each class of certificates will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of certificates, indicating the remaining certificate balance of that class of certificates as of the applicable payment date, as a fraction of the initial certificate balance of the class.

         Each note pool factor and certificate pool factor will be initially 1.0000000, and after that will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of a class of notes is the product of:

         o        the original denomination of such noteholder's note; and

         o        the applicable note pool factor.

         A certificateholder's portion of the aggregate outstanding certificate balance for a class of certificates is the product of:

         o the original denomination of the certificateholder's certificate; and

         o        the applicable certificate pool factor.

         If so provided in the related prospectus supplement with respect to a trust, pursuant to the applicable indenture, the noteholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the pool balance, each note pool factor and various other items of information.

         If so provided in the related prospectus supplement with respect to a trust, the certificateholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the related pool balance, each certificate pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".


                                 USE OF PROCEEDS

         The proceeds from the sale of the securities of a given series will be applied by the related trust to the purchase of the receivables.


              THE DEPOSITOR, DEERE, JDCC AND DEERE CREDIT SERVICES

John Deere Receivables, Inc.

         The depositor is a wholly owned subsidiary of JDCC. JDRI was incorporated in the State of Nevada on July 15, 1992 and is organized for the limited purpose of purchasing retail receivables, transferring those receivables to third parties and performing any activities incidental to, and necessary or convenient for, the accomplishment of those purposes. The principal executive offices of JDRI are located at 1 East First Street, Suite 600, Reno, Nevada 89501, and its telephone number is (775) 786-5914.

         The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any insolvency law will not result in consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

         o the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the depositor's business; and

         o a restriction on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of the depositor's directors.

         However, there can be no assurance that the activities of the depositor would not result in a court's concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law. See "Risk Factors--Bankruptcy of JDCC could result in delays or reductions in payments on the securities".

         In addition, with respect to each trust, the owner trustee, the indenture trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         JDCC will warrant to the depositor in each purchase agreement that the sale of the receivables by it to the depositor is a valid sale of the receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus and in the related prospectus supplement as a sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor's ownership interest in the receivables. See "Risk Factors--Bankruptcy of JDCC could result in delays or reductions in payments on the securities".

Deere & Company

John Deere's operations are categorized into four major business segments:

         o the agricultural equipment segment manufactures and distributes a full line of farm equipment and service parts--including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated agricultural management systems technology.

         o the commercial and consumer equipment segment manufactures and distributes equipment and service parts for commercial and residential uses, including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; utility vehicles; landscape and irrigation equipment; and other outdoor power products.

         o the construction and forestry segment manufactures and distributes a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting, including backhoe loaders; crawler dozers and loaders; four-wheel drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid steer loaders; and log skidders, feller bunchers, loaders, forwarders, harvesters and related attachments.

         o the credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans and finances retail revolving charge accounts.

         The products produced by the equipment segments are marketed primarily through retail dealer networks and major retail outlets.

         Deere is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. For further information regarding Deere & Company, reference is made to those reports and other information which are available as described under "Where You Can Find More Information" in this prospectus. Certain current information regarding Deere & Company will be set forth in the related prospectus supplement.

John Deere Capital Corporation

         JDCC is the sponsor, servicer and originator. JDCC is a corporation organized under the laws of Delaware, which commenced operations in 1958. The principal business of JDCC and its subsidiaries is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural equipment, commercial and consumer equipment, and construction and forestry divisions. JDCC and its subsidiaries purchase retail installment sales and loan contracts from John Deere. John Deere acquires these retail notes through John Deere retail dealers. JDCC and its subsidiaries also purchase and finance certain agricultural, construction, forestry, commercial and consumer retail notes unrelated to John Deere.

         JDCC and its subsidiaries also lease equipment to retail customers, finance and service revolving charge accounts and operating loans acquired from and offered through merchants or farm input providers in the agricultural, construction and forestry, commercial and consumer markets, as well as insured international export financing products, and provide wholesale financing for inventories of John Deere engines and John Deere agricultural, John Deere commercial and consumer, and John Deere construction and forestry equipment owned by dealers of those products. In addition, JDCC and its subsidiaries purchase certain wholesale receivables from John Deere and administers those receivables.

         JDCC is the sponsor that initiates and organizes the issuance by each trust and is the servicer of the receivables to each trust. JDCC's role as sponsor includes directing the issuance of the notes by the relevant issuing trust, establishing the terms of the notes, and working with rating agencies, the trustee, legal counsel, accountants and the underwriters in connection with each offering of notes. JDCC and its predecessors, directly or through one of its affiliated companies, including Deere Credit Services, have been sponsoring and servicing retail installment contracts receivables since 1958. As of October 31, 2005, JDCC was servicing a total portfolio of approximately $12.3 billion in retail notes. JDCC has serviced all of the retail notes that have been securitized by JDCC, which as of October 31, 2005 totaled over $3.0 billion in retail notes. Except as provided in the prospectus supplement, there have been no defaults or performance trigger events in any of its public retail agricultural, construction, forestry, commercial and consumer equipment receivables securitizations. JDCC has not taken any actions outside of its ordinary performance to prevent such events. Unless otherwise stated in the prospectus supplement for any series, there have been no material changes in the JDCC's policies or procedures for its servicing of retail agricultural, construction, forestry, commercial and consumer equipment receivables during the three years preceding the date of that prospectus supplement and JDCC has not had material disclosures nor has been terminated as a servicer due to servicing activities.

         John Deere Credit Company, a wholly owned finance holding subsidiary of Deere, is the parent of JDCC. JDCC's executive offices are located at 1 East First Street, Suite 600, Reno, Nevada 89501. Its telephone number is (775) 786-5527.

Deere Credit Services, Inc.

         Unless otherwise stated in the relevant prospectus supplement, the servicer will designate Deere Credit Services, Inc., an indirect wholly owned subsidiary of Deere & Company and of the servicer, as its agent to service the receivables as sub-servicer at the servicer's expense. Deere Credit Services was incorporated in 1986 in the State of Delaware and has acted as sub-servicer with respect to all of the retail installment contracts receivables serviced by JDCC in connection with the depositor's registered securitizations of retail installment receivables contracts. The servicing procedures and practices adopted by Deere Credit Services, as sub-servicer, are the same as those adopted by JDCC. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

Affiliations Among Transaction Parties

         The diagram below illustrates the ownership structure among the affiliated transaction parties.


                            _________________________
                           |                         |
                           |     Deere & Company     |
                           |_________________________|
                                        |
                                        |
                                        |
                            _________________________
                           |                         |
                           |    John Deere Credit    |
                           |         Company         |
                           |_________________________|
                                        |
                                        |
                                        |
                            _________________________
                           |                         |
                           |    John Deere Capital   |
                           |       Corporation       |
                           |  (sponsor and servicer) |
                           |_________________________|
                                        |
                                       / \
                                    /       \
                                 /             \
                              /                   \
                           /                         \
                        /                               \
         ________________________              _________________________
        |                        |            |                         |
        |   Deere Credit, Inc.   |            | John Deere Receivables, |
        |________________________|            |           Inc.          |
                     |                        |       (depositor)       |
                     |                        }_________________________|
                     |
                     |
         ________________________
        |                        |
        | Deere Credit Services, |
        |          Inc.          |
        |    (sub-servicer)      |
        |________________________|


                            DESCRIPTION OF THE NOTES

General

         One or more classes of notes of a given series may be issued under an indenture by each trust, as set forth in the applicable prospectus supplement. The indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. This section summarizes certain terms of the notes that are common to all classes and series of notes. Most of the financial terms and other specific terms of any class or series of notes that we offer will be described in a prospectus supplement to be attached to the front of this prospectus.

         As required by federal law for all bonds and notes of companies that are publicly offered, the notes are governed by a document called an "indenture". We will enter into a separate indenture for the notes of each separate series. An indenture is a contract between the issuing entity and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below. Second, the trustee performs certain administrative duties for us.

         Because this section is a summary, it does not describe every aspect of the notes of a given class or series and the indentures under which they will be issued. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the indenture.

         Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of The Depository Trust Company, New York, New York, known as DTC ("DTC", and together with any successor depository selected by the trust, the "depository"), except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof, in book-entry form only. Accordingly, DTC's nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note.

         All references in this prospectus and in the related prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "participants"), and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Notes" below.

Principal and Interest on the Notes

         The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The rights of noteholders of any class to receive payments of principal and interest may be senior or subordinate to the rights of noteholders of any other class or classes of the series. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal on the notes. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

         o principal payments with disproportionate, nominal or no interest payments; or

         o interest payments with disproportionate, nominal or no principal payments.

         Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate and which may be zero for certain classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities".

         One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer's exercising its option to purchase the related receivables.

         To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Holders of those notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to those notes in the manner and to the extent set forth in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement (each, a "payment date"), in which case each class of noteholders will receive its ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes of that series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the same class.

The Indenture

         Modification of Indenture

         With the consent of the holders of a majority of the outstanding notes of all classes of the series issued by a particular trust, the applicable indenture trustee and the trust may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the related indenture with respect to the notes or to modify, except as provided below, in any manner the rights of the noteholders.

         Notwithstanding the foregoing, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture may:

         o change the due date of any installment of principal of, or interest on, any note or reduce the principal amount of the note, the interest rate of the note or the redemption price with respect to the note or change any place of payment where or the coin or currency in which any note or any interest on the note is payable;

         o impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding notes of the series the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, the depositor, an affiliate of either of them or any obligor on the notes;

         o reduce the percentage of the aggregate outstanding amount of those notes the consent of the holders of which is required to direct the trust to sell or liquidate the receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

         o decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of that series necessary to amend the indenture or certain other related agreements; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         Unless otherwise provided in the related prospectus supplement, a trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided, however, that such action will not materially and adversely affect the interest of any noteholder; provided further that 10 days' prior written notice of any such amendment be given to each rating agency and, if a rating agency notifies the indenture trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes of the related series or the certificates of the related series, such amendment shall become effective with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the notes of the related series and the consent of the related certificateholders.

         Events of Default; Rights upon Event of Default

         With respect to the notes of a given series, an "event of default" with respect to the notes is defined in the related indenture as being:

         o a default for five days or more in the payment of any interest due on any note;

         o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

         o a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of that default for a period of 30 days after notice of a default is given to the trust by the indenture trustee or to the trust and indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement);

         o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of those notes of the series then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement); or

         o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to the noteholders of a series under an indenture is generally limited to amounts available therefor in the applicable note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

         If an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of those notes then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may declare the principal of the notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of those notes then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

         If the notes of any series have been declared to be due and payable following an event of default with respect thereto, the related indenture trustee may, in its discretion, either sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply distributions on the receivables as if there had been no declaration of acceleration. In addition, that indenture trustee is prohibited from selling the receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note of the series, unless:

         o        the holders of all outstanding notes consent to the sale,

         o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

         o the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

         Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, in case an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.

         Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given series (or of one or more particular classes of such notes, if specified in the related prospectus supplement) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of those notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

         No holder of a note of any series will have the right to institute any proceeding with respect to the indenture, unless:

         o the holder previously has given to the indenture trustee written notice of a continuing event of default;

         o the holders of not less than 25% in principal amount of all the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

         o the holder or holders have offered the indenture trustee reasonable indemnity;

         o the indenture trustee has for 60 days failed to institute the proceeding; and

         o no direction inconsistent with the written request has been given to the indenture trustee during this 60-day period by the holders of a majority in principal amount of the outstanding notes.

         In addition, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

         With respect to any trust, none of the indenture trustee, the related owner trustee in its individual capacity, any holder of a certificate representing an ownership interest in the trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         Certain Covenants by the Trusts

         Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

         o the surviving entity expressly assumes the trust's obligation to make due and punctual payments upon the related notes and the performance or observance of every agreement and covenant of the trust under the related indenture;

         o no event of default has occurred and is continuing immediately after the merger or consolidation;

         o the trust has been advised that the rating of the related notes then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

         o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

         Each trust will not, among other things:

         o except as expressly permitted by the applicable indenture, the related transfer and servicing agreements or certain related documents with respect to the trust (collectively, the "related documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

         o        dissolve or liquidate in whole or in part;

         o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on, extend to, otherwise arise upon or burden the assets of the trust, any part of the trust, any interest therein or the proceeds thereof except as may be created by the terms of the indenture.

         No trust may engage in any activity other than as specified in this prospectus or in the related prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

         List of Noteholders

         With respect to a trust, three or more holders of the notes of any class each of whom has owned a note of the series for at least six months may, by written request to the applicable indenture trustee, obtain access to the list of all noteholders of the series maintained by the indenture trustee for the purpose of communicating with other noteholders of that series with respect to their rights under the indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series of record.

         Annual Compliance Statement

         Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

         Indenture Trustee's Annual Report

         If required by law, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture

         An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the applicable indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

         The Indenture Trustee

         The indenture trustee for a series of notes will be The Bank of New York or another indenture trustee specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for the series. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In these circumstances, the trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for the series.

         The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture. If an event of default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

         We describe many of the duties of the indenture trustee under the indenture and the limitations on those duties above in this section "--The Indenture". Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of a trust to pay specified expenses of the trust and to make payments of the securities of that trust.

         Each trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the indenture, except for any loss, liability or expense incurred through the indenture trustee's own willful misconduct, negligence or bad faith. Any indemnification payments made by a trust would reduce the amount available to make payments on its securities.

         The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances, the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such, and such fees will be payable by the servicer or the trust.

         The prospectus supplement will describe any legal proceedings pending against the indenture trustee or of which any property of the indenture trustee is a party that is material to holders of the related series of notes.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

         Each class of securities, other than certain classes of strip notes or strip certificates, may bear interest at a fixed rate per annum ("fixed rate securities") or at a variable or adjustable rate per annum ("floating rate securities") as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

Floating Rate Securities

         Each class of floating rate securities will initially bear interest for each applicable payment date at a rate per annum determined by reference to an interest rate basis or the base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The spread is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that class, and the spread multiplier is the percentage that may be specified in the applicable prospectus supplement as being applicable to that class.

         The applicable prospectus supplement will designate a base rate for a given class of floating rate securities based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

         As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following in each case expressed as a rate per annum:

         o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

         o a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

         In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, as that law may be modified by U.S. law of general application.

Book-Entry Registration

         Book-Entry Holders. We will issue notes of a given series in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means the notes will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

         Under each indenture, only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

         As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are represented by one or more global securities, investors will be indirect holders, and not holders, of the notes.

         Special Considerations for Book-Entry Holders. If you hold notes through a bank, broker or other financial institution, we urge you to check with that institution to find out:

         o        how it handles securities payments and notices,

         o        whether it imposes fees or charges,

         o how it would handle a request for the holders' consent if ever required,

         o whether and how you can instruct it to send you notes registered in your own name so you can be a holder if that is permitted in the future for a particular series of notes,

         o how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests, and

         o how the depositary's rules and procedures will affect these matters.

         What Is a Global Security? As noted above, we usually will issue notes as registered securities in book-entry form only. A global security represents one or any other number of individual notes. Generally, all notes represented by the same global securities will have the same terms.

         Each note issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all notes issued in book-entry form.

         A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Definitive Notes". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the notes, but only an indirect holder of a beneficial interest in the global security.

         Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the notes represented by the global security.

         If notes are issued only in the form of a global security, an investor should be aware of the following:

         o An investor cannot cause the notes to be registered in his or her name, and cannot obtain certificates for his or her interest in the notes except in the special situations we describe below.

         o An investor will be an indirect holder and must look to his or her own broker, bank or other financial institution for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above.

         o An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

         o An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

         o The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the indenture trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the indenture trustee also do not supervise the depositary in any way.

         o DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker, bank or other financial institution may also require you to use immediately available funds when purchasing or selling interests in a global security.

         o Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

         Definitive Notes. Unless otherwise specified in the related prospectus supplement, the notes will be issued in fully registered, certificated form ("definitive notes") to the noteholders of a given series or their nominees, rather than to DTC or its nominee, only if:

         o the administrator in respect of the related trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the administrator is unable to locate a qualified successor, or

         o the administrator, at its option, elects to terminate the book-entry system through DTC or, after the occurrence of an event of default under the related indenture or a servicer default under the related sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the noteholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all the noteholders, through participants, of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes to the noteholders.

         Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders.

         Definitive notes in respect of a given series of notes will be transferable and exchangeable at the offices of the applicable indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         With respect to each series of securities, on or prior to each payment date for that series, either JDCC or the sub-servicer will prepare and provide to the related indenture trustee a statement, which the indenture trustee will be required to forward to the noteholders of record, and will provide to the related owner trustee a statement which the owner trustee will be required to forward to the certificateholders, in each case setting forth the following information as to the notes and certificates with respect to the payment date or the related collection period:

         (i) the amount of the distribution allocable to principal of each class of notes and to the certificate balance of each class of certificates;

         (ii) the amount of the distribution allocable to interest and the interest rate or pass-through rate on or with respect to each class of securities of the series, in each case applicable to distributions made on the payment date;

         (iii) the pool balance and the note value, if applicable, as of the close of business on the last day of the related collection period;

         (iv) the aggregate outstanding principal balance and the note pool factor for each class of notes and the certificate balance and the certificate pool factor for each class of certificates, each after giving effect to all payments reported under (i) above on that date;

         (v) the amount of the servicing fee paid to the servicer with respect to the related collection period;

         (vi) the amount of the administration fee paid with respect to the related collection period;

         (vii) the amount of the aggregate purchase amounts for receivables that have been repurchased, if any, for the collection period;

         (viii) the amount of the aggregate realized losses, if any, for the collection period; and

         (ix) the balance of the reserve account, if any, on the payment date, after giving effect to changes in the reserve account on that payment date, and the specified reserve account balance for the payment date.

         Each amount set forth under subclauses (i), (ii), (v) and (vii) with respect to the notes or the certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable indenture trustee will provide to the noteholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate and the pass-through rate, for that calendar year and any other information required by applicable tax laws for the purpose of the noteholders' preparation of federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each trust tax year, the owner trustee will provide to the certificateholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate and the pass-through rate, subclauses (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the certificateholders' preparation of federal income tax returns.

Reports to be Filed with the SEC

         The depositor will file for each trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

         o Reports on Form 8-K, following the issuance of the series of securities of the trust, including as exhibits to the Form 8-K the agreements or other documents specified in the related prospectus supplement, if applicable;

         o Reports on Form 8-K, following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

         o Reports on Form 10-D, containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under "--Reports to Securityholders" above; and

         o Report on Form 10-K, containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer's report on its assessment of compliance with servicing criteria and the accountant's attestation report on such assessment described under "Description of the Transfer and Servicing Agreements--Evidence as to Compliance."

         The reports filed by the depositor will be available on the SEC's website at http://www.sec.gov. See "Where You Can Find More Information".

         The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on, except to the extent of the accountant's attestation report filed as an exhibit to Form 10-K as specified above, by an independent public accountant. Each trust will have a separate file number assigned by the SEC, which, unless otherwise specified in the related prospectus supplement, is not available until filing of the final prospectus supplement for the trust. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under the trust's specific number, which will be a series number assigned to the file number of the depositor.



              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

         In connection with each issuance by a trust of one or more classes of notes and certificates of a given series, the parties indicated below will enter into the following agreements, which are collectively called the "transfer and servicing agreements":

         o a sale and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will undertake to service or cause the sub-servicer to service those receivables;

         o a purchase agreement under which the depositor will purchase those receivables from JDCC;

         o an administration agreement under which JDCC will undertake certain administrative duties with respect to that trust; and

         o a trust agreement under which that trust will be created and the related certificates will be issued.

         This section summarizes certain terms of the transfer and servicing agreements that are common to all classes and series of securities. Most of the financial terms and other specific terms of any class or series of securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus.

         Because this section is a summary, it does not describe every aspect of the transfer and servicing agreements. We urge you to read the transfer and servicing agreements that are applicable to you because they, and not this description, define your rights as a holder of securities. We have filed the forms of the transfer and servicing agreements as exhibits to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 4 for information on how to obtain copies of the transfer and servicing agreements.

Sale and Assignment of Receivables

         On the closing date specified in the related prospectus supplement (the "closing date"), JDCC will sell and assign to the depositor, without recourse, its entire interest in the related receivables, including its security interests in the related financed equipment, pursuant to a purchase agreement. On the closing date, the depositor will sell and assign to the applicable trust, without recourse, its entire interest in those receivables, including its security interests in the related financed equipment, pursuant to a sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

         The applicable owner trustee, on behalf of the trust, will, concurrently with this sale and assignment, execute, authenticate and deliver the related notes and the certificates. The proceeds received from the sale of the notes and the certificates of a given series will be applied to the purchase of the receivables from the depositor.

         In each purchase agreement, JDCC will represent and warrant to the depositor, among other things, that:

         o the information provided with respect to the related receivables is correct in all material respects;

         o the obligor on each related receivable is required to maintain physical damage insurance covering the financed equipment in accordance with JDCC's normal requirements;

         o at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, the related receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

         o at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, each of the related receivables is secured by a first priority perfected security interest in the financed equipment in favor of JDCC; and

         o each receivable, at the time it was originated, complied and, at the applicable closing date or purchase date, complies in all material respects with applicable federal and state laws.

         To the extent specified in the related prospectus supplement, as of the last day of the second or, if the depositor elects, the first month following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of a trust in a receivable, unless the breach is cured, the depositor will repurchase the receivable from the trust, and JDCC will repurchase the receivable from the depositor, at a price equal to the unpaid principal balance owed by the obligor plus interest thereon at the respective receivable rate to the last day of the month of repurchase (the "purchase amount").

         The obligation of the depositor to repurchase any receivable with respect to which any representation or warranty has been breached is subject to JDCC's repurchase of that receivable. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee in respect of that trust for any such uncured breach.

         To assure uniform quality in servicing the receivables and to reduce administrative costs, the depositor will, pursuant to each sale and servicing agreement, appoint the servicer as custodian of the receivables. JDCC's accounting records and computer systems will reflect the sale and assignment of the related receivables to the depositor and the sale and assignment or pledge by the depositor to the applicable trust, and UCC financing statements reflecting those sales and assignments or pledge will be filed.

Accounts

         With respect to each trust, the servicer will establish and maintain with the applicable indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the related noteholders and the certificateholders, into which all payments made on or with respect to the related receivables will be deposited (the "collection account"). The servicer will also establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and the reserve account or other credit enhancement, if any, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "note distribution account").

         Any other accounts to be established with respect to a trust, including any reserve account, will be described in the related prospectus supplement.

         For any series of securities, funds in the collection account, the note distribution account, any reserve account and other accounts identified as such in the related prospectus supplement (collectively, the "trust accounts") will be invested by the indenture trustee pursuant to the servicer's written instruction as provided in the related sale and servicing agreement in eligible investments. The "eligible investments" are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the depositor or its affiliates or trusts originated by the depositor or its affiliates.

         Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account.

         If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average lives of the notes or the certificates. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses (collectively, "investment earnings"), will be deposited in the applicable collection account on each payment date and will be treated as collections of interest on the related receivables.

         The trust accounts and the certificate distribution account will be maintained as eligible deposit accounts. An "eligible deposit account" means either:

         o        a segregated account with an eligible institution; or

         o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

         An "eligible institution" means, with respect to a trust:

         o the corporate trust department of the related indenture trustee or the related owner trustee; or

         o a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, so long as this depository institution or domestic branch meets both of the following conditions:

                  o it, or its parent corporation, has either a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies; and

                  o    its deposits are insured by the FDIC.

         With respect to each trust, the servicer will also establish and maintain with the applicable owner trustee an account, in the name of the owner trustee, on behalf of the related certificateholders, in which amounts released from the related collection account and the related reserve account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "certificate distribution account").

No Advances

         Unless otherwise specified in the prospectus supplement for any series, the servicer will not make any advances of delinquent payments on the receivables.

Servicing Procedures

         The servicer will make, or cause the sub-servicer to make, reasonable efforts to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the related sale and servicing agreement, will continue, or cause the sub-servicer to continue, the same collection procedures as the sub-servicer follows with respect to the particular type of receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements, including any extension of the payment schedule beyond the final scheduled maturity date for a receivable, as described in the related prospectus supplement, will result in the servicer's purchasing that receivable for the purchase amount. The servicer may sell the financed equipment securing the respective receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

Payments on Receivables

         With respect to each trust, the sub-servicer will deposit all payments on the related receivables and all proceeds of the receivables collected during each collection period specified in the related prospectus supplement (each, a "collection period") into the related collection account; provided, however, that, when a receivable becomes a liquidated receivable, that receivable will be reassigned to the depositor, and any proceeds after that date (deficiency proceeds) would not be proceeds of receivables in the trust. "Liquidated receivables" means defaulted receivables in respect of which the financed equipment has been sold or otherwise disposed of.

         Except under certain conditions described in the related prospectus supplement, the sub-servicer will be required to deposit all of these amounts into the related collection account within two business days of receipt. If certain rating agency conditions are satisfied, the deposit of collections for a fiscal month will be made within two business days prior to the 15th day of the calendar month following that fiscal month (or, if that fiscal month ends in the early part of a calendar month, the 15th day of the calendar month). Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.

Servicing Compensation

         To the extent specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive its servicing fee for each collection period in an amount equal to a specified percentage per annum (as set forth in the related prospectus supplement, the "servicing fee rate") of the pool balance or the aggregate principal balance, as specified in the prospectus supplement, as of the first day of the related collection period. The servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid solely to the extent of the interest distribution amount, as defined in the related prospectus supplement, and, unless otherwise disclosed in the related prospectus supplement, will be paid prior to the distribution of any portion of the interest distribution amount to the related noteholders or the certificateholders and prior to payment of the administration fee.

         The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the receivables, and will be entitled to reimbursement from each trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the sub-servicer's normal practices and procedures.

         The servicing fee will compensate the servicer for performing, or causing the sub-servicer to perform, the functions of a third-party servicer of similar types of receivables as an agent for their beneficial owner, including:

         o        collecting and posting all payments,

         o        responding to inquiries of obligors on the receivables,

         o        investigating delinquencies,

         o        sending payment coupons to obligors,

         o        reporting tax information to obligors,

         o        paying costs of collection and disposition of defaults, and

         o        policing the collateral.

         The servicing fee also will compensate the servicer for:

         o administering, or causing the sub-servicer to administer, the receivables, and

         o accounting, or causing the sub-servicer to account, for collections and furnishing, or causing the sub-servicer to furnish, statements to the applicable owner trustee and indenture trustee with respect to distributions.

         The servicing fee will also reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

         With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of notes and all distributions to each class of certificates of the given series will be set forth in the related prospectus supplement.

         With respect to each trust, on each payment date collections on the related receivables will be transferred from the collection account to the note distribution account and the certificate distribution account for distribution to noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the certificates of such series may be subordinate to payments in respect of the notes of such series.

Credit and Cash Flow Enhancement

         The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

         o subordination of one or more classes of securities--such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

         o cash accounts maintained by the trustee in connection with the issuance of the securities, including reserve accounts, cash collateral accounts, spread accounts and yield supplement accounts--funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction, as specified in the prospectus supplement;

         o overcollateralization--overcollateralization is the amount by which the principal balance of the pool of receivables for a trust exceeds the aggregate principal balance of the specified securities issued by that trust;

         o letters of credit--the indenture trustee or the owner trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

         o credit or liquidity facilities--the facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related trust. This enhancement may be a revolving liquidity note, which would represent a contract between the revolving liquidity note provider and the issuing entity. The issuing entity would be allowed to draw on the revolving liquidity note under certain circumstances specified in the prospectus supplement up to the full amount of the notes of the relevant series specified in the prospectus supplement. The revolving liquidity note provider would turn to JDCC for reimbursement of the amounts drawn on the revolving liquidity note but would be required to cover the entire amount if JDCC were not able to pay;

         o surety bonds or insurance policies--a surety bond, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related trust;

         o guaranteed investment contracts--specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

         o swaps or other interest rate protection agreements--a trust may enter into an interest rate swap to enable it to pay a fixed or floating rate of interest on one or more classes of its securities. A trust may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

         o repurchase obligations--the depositor may have an obligation to buy back receivables in violation of certain representations and warranties to protect investors against losses incurred on those receivables;

         o demand notes--the parent or another affiliate company may issue a demand note for the benefit of the trust. The trust will draw on the demand note at the request of the indenture trustee in respect to certain shortfalls in collections available to pay interest and principal;

         o cash collateral guarantees--specified amounts may be deposited in a cash collateral account to secure a guaranteed obligation, typically provided outside of the trust;

         o "excess spread"--interest earned on the receivables in excess of the amount required to be paid on the securities; or

         o        any combination of two or more of the foregoing.

         If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. To the extent specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses on a class or series occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders of that class or series will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of one of these series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

         If so provided in the related prospectus supplement, the depositor may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of the noteholders, provided the applicable rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of that class of notes or any other class of notes of the related series.

Reserve Account

         If so provided in the related prospectus supplement, pursuant to the related sale and servicing agreement, the depositor will establish for a series or class of securities one or more accounts (the "reserve account"), which will be maintained with the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the depositor on the related closing date in the amount set forth in the related prospectus supplement.

         As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date thereafter up to the specified reserve account balance specified in the related prospectus supplement by the deposit into the reserve account of the amount of collections on the related receivables remaining on each payment date after the payment of all other required payments and distributions on that date. The prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the depositor.

Net Deposits

         As an administrative convenience, unless the applicable prospectus supplement provides otherwise, the servicer is required to remit collections within two business days of their receipt, and the sub-servicer will make the deposit of collections and purchase amounts for any trust for or with respect to the related collection period net of distributions to be made to the servicer or the sub-servicer with respect to the collection period. The sub-servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Statements to Indenture Trustee and Trust

         Prior to each payment date with respect to each series of securities, the servicer will, or will cause the sub-servicer to, provide to the applicable indenture trustee and the applicable owner trustee as of the close of business on the last day of the related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

         Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and the applicable indenture trustee annually a statement as to compliance by the servicer and the sub-servicer during the preceding 12 months ended October 31 (or, in the case of the first certificate, the period from the applicable closing date) with certain standards relating to the servicing of the receivables, the servicer's accounting records with respect thereto and certain other matters.

         JDCC, in its capacity as servicer, will provide, as an exhibit to each report on Form 10-K for each trust, a report on an assessment of compliance with applicable servicing criteria. Such report shall contain:

         o a statement of JDCC's responsibility for assessing compliance with the servicing criteria applicable to it;

         o a statement that JDCC used the required criteria to assess compliance with the applicable servicing criteria;

         o JDCC's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K report; and

         o a statement that a registered public accounting firm has issued an attestation report on JDCC's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K. JDCC, in its capacity as servicer, will also cause such attestation report to be filed as an exhibit to each report on Form 10-K for each trust.

         JDCC, in its capacity as servicer, will also provide, as an exhibit to each report on Form 10-K for each trust, a statement of compliance, signed by an officer of JDCC, to the effect that:

         o a review of JDCC's (and, if applicable, the sub-servicer's) activities during the reporting period and of its performance under the sale and servicing agreement has been made under such officer's supervision; and

         o to the best of such officer's knowledge, based on such review, JDCC (and, if applicable, the sub-servicer) has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

         The servicer will also agree to give each indenture trustee and each owner trustee notice of certain servicer defaults under the related sale and servicing agreement.

         Copies of these statements and certificates may also be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or the applicable owner trustee.

Certain Matters Regarding the Servicer

         Each sale and servicing agreement will provide that JDCC may not resign from its obligations and duties as servicer thereunder, except upon determination that JDCC's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed JDCC's servicing obligations and duties under the applicable sale and servicing agreement.

         Each sale and servicing agreement will further provide that none of the servicer, the sub-servicer, or any of their respective directors, officers, employees or agents will be under any liability to the related trust, the related noteholders or the related certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement, or for errors in judgment; provided, however, that none of the servicer, the sub-servicer or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the sale and servicing agreement will provide that neither the servicer nor the sub-servicer is under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each sale and servicing agreement, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:

         o any entity into which the servicer may be merged or consolidated;

         o any entity resulting from any merger or consolidation to which the servicer is a party;

         o        any entity succeeding to the business of the servicer; or

         o any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere.

Servicer Default

         Except as otherwise provided in the related prospectus supplement, "servicer default" under each sale and servicing agreement will consist of any of the following:

         o any failure by the servicer to deliver, or to cause the sub-servicer to deliver, to the applicable indenture trustee for deposit in any of the related trust accounts or the related certificate distribution account any required payment, or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the indenture trustee or the applicable owner trustee is received by the servicer or after discovery by the servicer;

         o any failure by the servicer, the sub-servicer or the depositor, as the case may be, to duly observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of the related noteholders or certificateholders and which continues unremedied for sixty days after the giving of written notice of such failure to the servicer or the depositor, as the case may be, by the applicable indenture trustee or the applicable owner trustee or to the servicer or the depositor, as the case may be, and to the indenture trustee and the owner trustee by holders of the related notes evidencing not less than 25% in principal amount of the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement); and

         o certain events (referred to as "insolvency events") of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights upon Servicer Default

         Unless otherwise provided in the related prospectus supplement, as long as a servicer default under a sale and servicing agreement remains unremedied, the applicable indenture trustee or noteholders of the related series evidencing not less than 25% in principal amount of the then outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than this appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable indenture trustee or those noteholders from effecting a transfer of servicing.

         In the event that the indenture trustee is unwilling or unable to so act under one or more indentures, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related sale and servicing agreement.

Waiver of Past Defaults

         With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series (or of one or more particular classes of such notes, if specified in the related prospectus supplement) (or the holders of certificates evidencing not less than a majority of the outstanding certificate balance of the series, in the case of any default that does not adversely affect the applicable indenture trustee or such noteholders) may, on behalf of all of the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making, or causing the sub-servicer to make, any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement. No waiver will impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of the transfer and servicing agreements may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purposes of:

         o adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement; and

         o modifying in any manner the rights of the related noteholders or certificateholders;

provided that this action will not materially and adversely affect the interests of any related noteholder or certificateholder; provided that 10 days' prior written notice of any such amendment be given to each rating agency and, if a rating agency notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the related notes, such amendment shall become effective with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the related notes and the consent of the related certificateholders.

         Unless otherwise specified in the related prospectus supplement, the transfer and servicing agreements may also be amended by the depositor, the servicer, the applicable owner trustee and the applicable indenture trustee with the consent of at least a majority in principal amount of then outstanding notes of the related series and of at least a majority of the related certificate balance for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the noteholders or certificateholders; provided, however, that no amendment may:

         o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders; or

         o reduce the aforesaid percentage of the notes and certificates of the series that are required to consent to the amendment,

without the consent of the holders of all the outstanding notes and certificates of the series.

         Each trust agreement will provide that its owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders, including the depositor if applicable, of the trust and the delivery to the owner trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided therein.

Termination

         With respect to each trust, the obligations of the servicer, the sub-servicer, the depositor, the owner trustee and the indenture trustee under the related transfer and servicing agreements will terminate upon the earlier to occur of:

         o the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of the remaining receivables; and

         o the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them under the transfer and servicing agreements.

         If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from a trust, as of the end of any collection period immediately preceding a payment date, if the aggregate principal amount of the related receivables is less than a specified percentage of the initial pool balance in respect of the trust, all of the remaining receivables at a price equal to the aggregate of the purchase amounts thereof as of the end of that collection period. The related notes and the certificates will be redeemed following this purchase.

         If and to the extent provided in the prospectus supplement with respect to a trust, the applicable indenture trustee will, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust, in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the indenture trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the applicable trust will be sold to the highest bidder. As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with this sale.

         The subsequent distribution to the related certificateholders of all amounts required to be distributed to them under their trust agreement may effect the prepayment of the certificates of such series.

Administration Agreement

         JDCC, in its capacity as administrator, will enter into an agreement (the "administration agreement") with each trust and the applicable indenture trustee under which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount equal to $100 per month.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Equipment

         The retail installment contracts and the loan contracts that compose the receivables constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code ("UCC"). Perfection of security interests in the equipment is generally governed by the laws of the state in which the debtor is located. The UCC generally defines the location of the debtor as being the state of residence for individual debtors, the location of the business for an organization, unless the organization conducts business in multiple locations, in which case the organization is located at the place of its chief executive office or the place of its organization for a registered organization. The UCC generally governs the perfection of these security interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural, construction or forestry equipment is generally governed by certificate of title registration laws of the state in which that equipment is located.

         All of the contracts acquired by JDCC name the applicable Deere sales company as obligee or assignee and as the secured party. With respect to agricultural, construction and forestry equipment receivables, the sales companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on the equipment's certificate of title.

         Obligors are required to declare whether financed commercial and consumer equipment will be used primarily for commercial purposes. Financing statements are filed and, where applicable, notations of liens are recorded on certificates of title, to perfect the security interests in financed equipment indicated as primarily for commercial use. With respect to consumer equipment receivables, the sales companies have a purchase money security interest in the financed equipment. The purchase money security interests in consumer equipment are automatically perfected and have a first priority against other lenders and creditors of the obligor. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles by the sales companies for consumer equipment receivables. In the absence of financing statements being filed with respect to consumer equipment receivables, a purchaser of the consumer equipment from the obligor may take the equipment free of the trust's security interest if the purchaser, without knowledge of the trust's security interest, buys the equipment for value and primarily for the buyer's personal, family or household purposes.

         Obligors are not notified of the sale from the sales companies to JDCC. Furthermore, because either the servicer or the sub-servicer continues to service the contracts, the obligors are not notified of the sale from JDCC to the depositor and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the depositor by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. No amendment is required to be filed under the UCC to maintain perfection of JDCC's interest in the financed equipment. To perfect its interests in the contracts, JDCC takes possession of the contracts.

         With respect to each trust, under the related purchase agreement, JDCC will sell and assign its interests in the equipment securing the related receivables to the depositor, and under the related sale and servicing agreement, the depositor will assign its interests in the equipment securing the receivables to this trust. However, because of the administrative burden and expense, none of the depositor, the servicer, the sub-servicer or the applicable owner trustee will amend any financing statement or, if applicable, any certificate of title to identify the trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for the related trust under the related sale and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables held by a trust could have an interest in those receivables with priority over the related trust's interest. A purchaser of these receivables who gives new value and takes possession of the instruments that evidence the receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of the trust in the receivables. In addition, while JDCC is the servicer, cash collections on the receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the trust may not have a perfected interest in these collections.

         In most states, an assignment such as that under each purchase agreement and each sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien perfected by a UCC financing statement relating to the equipment or, if applicable, noted on an equipment's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of that trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the servicer or the sub-servicer, or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the agricultural, construction, forestry and commercial equipment or, if applicable, the notation of the relevant sales company's lien on the certificates will be sufficient to protect a trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a receivable. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles for consumer equipment receivables.

         If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, the security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of the servicer under the related purchase agreement and would create an obligation of the servicer to repurchase the related receivables unless the breach is cured. The depositor will assign its rights under the related purchase agreement to the trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         Under the laws of most states, the perfected security interest in personal property would continue for four months after the location of the debtor changes to a state other than the state in which a financing statement was filed initially to perfect the security interest in the property or, if applicable, in which the property is initially registered (or 12 months after the transfer of the property to a new debtor who is located in another state). In the ordinary course of servicing agricultural, construction, forestry and commercial equipment receivables, the sub-servicer takes steps to effect re-perfection upon receipt of information from an obligor as to the relocation of a debtor or any movable property.

         In states where equipment is subject to certificate of title and registration laws to re-register the equipment, the secured party that has its lien noted on the equipment's certificate of title must either surrender the certificate of title or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

         Under each sale and servicing agreement, the servicer will be obligated to take, or to cause the sub-servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the agricultural, construction, forestry and commercial equipment securing receivables and is obligated to repurchase the related receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in the goods. Under each sale and servicing agreement, the servicer will represent to the related trust that, as of the date the related receivables are sold to the trust, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, noteholders or certificateholders in respect of a given trust in the event a lien for repairs or taxes arises.

Repossession

         In the event of default by an obligor, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the sub-servicer in most cases and is accomplished simply by retaking possession of the financed equipment.

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment or, if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         JDCC will warrant under each purchase agreement that each receivable complies with all requirements of applicable law in all material respects. Accordingly, if an obligor has a claim against the related trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of JDCC under the related purchase agreement and would create an obligation of JDCC to repurchase the receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Bankruptcy Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

         The holder-in-due-course rule of the Federal Trade Commission relates to a seller of goods who takes back a consumer credit contract and to assignees and would be applicable to all consumer equipment receivables included in the receivables owned by the trust. The rule is intended to defeat the ability of the seller and the related lenders and assignees from transferring the contract free of notice of claims by the obligor. The effect of the rule is to subject the assignee of the contract, such as the trust, to all claims and defenses that the obligor could assert against the seller of the financed consumer equipment. Liability under the rule is limited to amounts paid under a contract; however, the obligor may also be able to assert the rule to set off remaining amounts due as a defense against a claim brought by or on behalf of the trust against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under consumer credit contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Grahm-Leach-Bliley privacy law and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.


                           CERTAIN TAX CONSIDERATIONS

         We expect that the prospectus supplement for each series of notes will summarize, subject to the limitations stated in the prospectus supplement, the federal income tax considerations relevant to the purchase, ownership and disposition of the notes. Information will also be provided with respect to the tax laws of the State of Iowa in the related prospectus supplement because the servicing and collecting of the receivables will take place in Iowa.


                              ERISA CONSIDERATIONS

         Each prospectus supplement will summarize, subject to the limitations discussed in the prospectus supplement, considerations under ERISA relevant to the purchase of the notes by employee benefit plans.


                              PLAN OF DISTRIBUTION

         On the terms and conditions described in an underwriting agreement with respect to the notes of a given series issued by a trust, the depositor will agree to cause the related trust to sell to the underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and, if applicable, certificates set forth in the underwriting agreement and in the prospectus supplement.

         In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates described therein that are offered by this prospectus and the related prospectus supplement if any of the notes and certificates are purchased.

         Each prospectus supplement will either

         o set forth the price at which each class of notes and certificates being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering; or

         o specify that the notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes and certificates, these public offering prices and concessions may be changed.

         Each underwriting agreement will provide that the depositor and JDCC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments which the several underwriters may be required to make in respect thereof.

         Each indenture trustee may, from time to time, invest the funds in the related trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes. Each prospectus supplement will describe the expected place and time of delivery of the securities.


                                 LEGAL OPINIONS

         Certain legal matters relating to the securities of each series will be passed upon for the related trust, the depositor, the issuing entity and the servicer by Shearman & Sterling LLP, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for any underwriters by Sidley Austin LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the related trust by Shearman & Sterling LLP, and certain Iowa state income tax and other matters will be passed upon for the related trust by Lane & Waterman LLP, Davenport, Iowa.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

administration agreement......................................................51
certificate distribution account..............................................43 certificate pool factor.......................................................26
closing date..................................................................41
collection account............................................................42
collection period.............................................................43
Deere..........................................................................4
definitive notes..............................................................38
depository....................................................................30
DTC...........................................................................30
eligible deposit account......................................................42
eligible institution..........................................................43
eligible investments..........................................................42
event of default..............................................................32
fixed rate securities.........................................................36
floating rate securities......................................................36
indenture.....................................................................29
insolvency events.............................................................49
investment earnings...........................................................42
JDCC...........................................................................4
John Deere.....................................................................4
liquidated receivables........................................................43
note distribution account.....................................................42
note pool factor..............................................................26
obligors......................................................................19
participants..................................................................30
payment date..................................................................31
purchase agreement.............................................................8
purchase amount...............................................................41
related documents.............................................................34
reserve account...............................................................46
sales companies................................................................9
servicer default..............................................................48
servicing fee rate............................................................44
transfer and servicing agreements.............................................40 trust accounts................................................................42
UCC...........................................................................51

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


SEC registration fee...................................           $       107.00
Legal fees and expenses................................                        *
Accounting fees and expenses...........................                        *
Blue Sky fees and expenses.............................                        *
Rating agency fees.....................................                        *
Owner Trustee fees and expenses........................                        *
Indenture Trustee fees and expenses....................                        *
Printing and engraving.................................                        *
Miscellaneous..........................................                        *


      Total............................................           $            *

--------------------
 * To be completed by amendment.


Item 15. Indemnification of Directors and Officers

         Section 78.7502 of the General Corporation Law of Nevada authorizes the registrant to indemnify its directors and officers under specified circumstances. Article Fourteenth of the certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification of its directors and officers.

         Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of the registrant at the request of Deere & Company under specified circumstances. Article Seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

         The directors and officers of the registrant are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

         The forms of underwriting agreements filed as a part of Exhibit 1 to this registration statement provide for indemnification of directors and officers of John Deere Receivables, Inc. who sign this registration statement and controlling persons of John Deere Receivables, Inc. by the underwriters, and for indemnification of each underwriter and its controlling persons by John Deere Receivables, Inc., against certain liabilities. Similar provisions are contained in agreements entered into between John Deere Receivables, Inc. and groups of underwriters on past occasions.

Items 16. Exhibits

      +1.1-     Form of Underwriting Agreement for the Notes (incorporated by reference to Exhibit 1.1 to registration statement on Form S-3
                no. 33-66922)
      +3.1-     Certificate of Incorporation of John Deere Receivables, Inc.
                (incorporated by reference to Exhibit 3.1 to registration
                statement on Form S-3 no. 33-66922)
      *3.2-     By-Laws of John Deere Receivables, Inc.
      +4.1-     Form of Indenture between the Trust and the Indenture Trustee
                (incorporated by reference to Exhibit 4.1 to registration
                statement on Form S-3 no. 33-99294)
      +4.2-     Form of Floating Rate Asset Backed Note issued by a Trust
                (included in Exhibit 4.1 hereto)
      +4.3-     Form of Trust Agreement between John Deere Receivables, Inc. and the Owner Trustee (incorporated by reference to Exhibit 4.3 to registration statement on Form S-3 no. 33-66922)
      +4.4-     Form of Certificate of Trust of John Deere Owner Trust (included in Exhibit 4.3 hereto)
       5.1-     Opinion of Shearman & Sterling LLP with respect to legality

       8.1-     Opinion of Shearman & Sterling LLP with respect to tax matters
       8.2-     Opinion of Lane & Waterman LLP with respect to Iowa tax matters
      23.1-     Consent of Shearman & Sterling LLP (included in Exhibits 5.1 and
                8.1 hereto)
      23.2-     Consent of Richards, Layton & Finger, P.A.
      23.3-     Consent of Lane & Waterman LLP (included in Exhibit 8.2 hereto)
        24-     Powers of Attorney (included on signature pages)
     +25.1-     Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee for John Deere Owner Trust (Form T-1)
                (incorporated by reference to Exhibit 25.1 to registration statement on Form S-3 no. 33-66922)
      99.1-     Form of Sale and Servicing Agreement among John Deere
                Receivables, Inc., John Deere Capital Corporation and the Owner
                Trustee
     +99.2-     Form of Purchase Agreement between John Deere Capital
                Corporation and John Deere Receivables, Inc. (incorporated by reference to Exhibit 99.2 to registration statement on Form S-3
                no. 33-66922)

------------------------------
  +   Incorporated by reference
  *   Previously filed

Item 17. Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (subject to the last sentence of Item 512(a)(1)(ii) of Regulation S-K);

         provided, however, that the foregoing paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if either (A) the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or (B) the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) of the Trust Indenture Act.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

                  (1) for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                  (3) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                      (i) each prospectus filed by the registrant pursuant to Rule 430B shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                      (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                  (4) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                      (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                      (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used by or referred to by the undersigned registrant;

                      (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                      (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on March 21, 2006.

                                                JOHN DEERE RECEIVABLES, INC.
                                                as originator of the Trust
                                                (Registrant)

                                                By: /s/ Michael J. Mack, Jr.
                                                    --------------------------
                                                    Name: Michael J. Mack, Jr.
                                                    Title: President


                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael J. Mack, Jr. and Steven E. Warren his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   Signature                                      Title                             Date
                   ---------                                      -----                             ----

          /s/ Michael J. Mack, Jr.
------------------------------------------------Director, President, Treasurer, Principal     March 21, 2006
              Michael J. Mack, Jr.                 Executive Officer, Principal
                                                   Accounting Officer and Principal
                                                   Financial Officer

             /s/ Marc A. Howze
------------------------------------------------Director and Secretary                        March 21, 2006
                 Marc A. Howze

                       *
------------------------------------------------Director and Vice President                   March 21, 2006
                 David L. Evans

                       *
------------------------------------------------Director and Vice President                   March 21, 2006
                 John K. Lawson

                       *
------------------------------------------------Director and Vice President                   March 21, 2006
                Steven E. Warren

            /s/ James A. Israel
------------------------------------------------Director and Senior Vice President            March 21, 2006
                James A. Israel


* The undersigned, by signing his name hereto, does hereby sign the Amendment No. 1 to the Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.



     By:  /s/   Michael J. Mack, Jr.
         ------------------------------------
         Name:  Michael J. Mack, Jr.
         Title:  President